UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
International Paper Company
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

International Paper

'25

Notice of 2025 Annual Meeting and Proxy Statement

Notice of Annual

Meeting of Shareowners

Date and Time Monday, May 12, 2025, at 11:00 a.m. CDT Location Online via the webcast at www.virtualshareholdermeeting. com/IP2025

Your vote is important!

Vote on the Internet

Go to the website address shown in the Notice of Internet Availability or proxy card provided to you. You will need the 16-digit control number printed on the Notice of Internet Availability or proxy card.

Vote by telephone

Dial the toll-free number shown in the Notice of Internet Availability or proxy card provided to you. You will need the 16-digit control number printed on the Notice of Internet Availability or proxy card.

Vote by mail

Mark, sign and date your proxy card and return it in the postage-paid envelope that was included with the proxy card.

At the meeting

You also may vote online during the annual meeting by following the instructions provided on the meeting website during the annual meeting. To vote at the meeting, visit www.virtualshareholdermeeting.
com/IP2025.

Items of Business	Board Recommendation

ITEM 1	Election of 11 Directors	FOR

ITEM 2	Ratification of Deloitte & Touche LLP as our independent auditor for 2025	FOR

ITEM 3	Non-binding resolution to approve the compensation of our Named Executive Officers	FOR

ITEM 4	Shareowner proposal concerning a report on the Company’s LGBTQIA+ equity and inclusion efforts	AGAINST

Consider any other business properly brought before the meeting

Record Date

Holders of record of International Paper common stock at the close of business on March 14, 2025, are entitled to vote at the meeting.

By order of the Board of Directors,

Joseph R. Saab

Senior Vice President, General Counsel and Corporate Secretary

April 1, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to Be Held on May 12, 2025.

The following materials are available for viewing and printing at materials.proxyvote.com/460146:

•	The Notice of Annual Meeting of Shareowners to be held on May 12, 2025;

•	International Paper’s 2025 Proxy Statement; and

•	International Paper’s 2024 Annual Report.

A Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or the proxy statement, proxy card and annual report are first being sent to shareowners on or about April 1, 2025. Information contained in this Proxy Statement does not take into account changes effective after the mail date unless otherwise noted.

www.internationalpaper.com	/ 1

April 1, 2025

Dear Shareowner:

We invite you to join us for our 2025 Annual Meeting of Shareowners. This year’s meeting will be held virtually via live webcast on May 12, 2025, at 11:00 a.m., Central Time at www.virtualshareholdermeeting.
com/IP2025. Please review the enclosed materials and vote your shares. Your vote is important, and I urge you to promptly cast your vote in accordance with the Board’s recommendations.

This Proxy Statement includes a summary that highlights important milestones from 2024 and provides an overview of key highlights.

2024 was a transformative year for International Paper, and my first as the Company’s CEO and Chairman of the Board of Directors. I want to thank Mark Sutton for his service to the Company of nearly 40 years and for his support through my transition. I also want to acknowledge the strong engagement with our shareowners throughout the last 12 months. Your feedback, perspective and support have been invaluable.

In terms of our 2024 achievements, there were many.

Together, we embarked on a journey to reshape our Company by embracing safety above all else, and a customer-centric strategy aimed at driving profitable growth and enhancing our position as the leader in sustainable packaging solutions. By adopting a disciplined 80/20 performance system, we focused on what matters most: safety, reducing complexity, lowering costs, and aligning resources to delight our customers.

Grounded in our values of safety, ethics, and excellence, we restructured our corporate organization, optimized operations, and executed our box go-to-market strategy. We made targeted investments to enhance reliability and better serve our customers. Through our successful and transformative business combination with DS Smith, we expanded our capabilities and increased our presence with customers in North America and EMEA. At the same time we made these changes, we maintained a solid balance sheet and remained committed to our dividend policy, returning $643 million to our shareholders.

In addition to my transition, several other key leadership changes occurred in 2024.
We named three new non-employee directors to our Board. We also elevated Company leaders to new roles and recruited new leaders to join IP. These leadership changes will strengthen our strategy execution and support our deliberate and thorough succession planning.

Looking ahead, we will continue our transformational journey in 2025, both in North America and Europe. Earlier this year, we welcomed DS Smith to the International Paper family. We expect that the IP/DS Smith combination will create significant opportunities for driving innovation, enhancing service, and achieving efficiencies for an advantaged cost position.

Our 80/20 performance system will continue to drive our improvement. We have an ambitious pipeline of capital projects aimed at optimizing our box system, improving mill reliability, and driving market share growth. These initiatives will be complemented by accelerating synergies from the DS Smith acquisition. Additionally, we continue to explore strategic options for our Global Cellulose Fibers business.

2 \	International Paper 2025 Proxy Statement

I am proud of our team’s progress. I believe that we have the right strategy to navigate the inevitable fluctuations in the economic landscape. With our talented people, robust assets, and strong market position, we are poised to succeed in a market that thrives on innovation and service. Through our sustainable packaging solutions, we help make the world safer and more productive. The underlying stability of our industry and the global demand for sustainable packaging will continue to drive ongoing growth.

International Paper has an exceptional team dedicated to winning. As we execute with excellence, I am confident that our actions in 2025 will drive significant value for our employees, customers, and shareowners.

On behalf of the Board of Directors, thank you for your continued investment in International Paper.

Sincerely,

Andy Silvernail

Chairman of the Board and

Chief Executive Officer

Together with our
customers, we make the
world safer and more
productive one sustainable
packaging solution a time.

•  Safety

•  Ethics

•  Excellence

Through great teams
working safely with an
80/20 mindset, we deliver
profitable market share
growth as the low-cost
producer by providing
North American and EMEA
customers the most reliable
and innovative sustainable
packaging solutions.

2024 Incentive Plan Design Overview With Metrics and Weightings	57

How and Why We Choose Our Performance Metrics	69

NEO Compensation	77

Pay Versus Performance	103

How do I attend the annual meeting?	115

4 \	International Paper 2025 Proxy Statement

Forward-Looking Statements. Certain statements in this Proxy Statement that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “believes”, “estimates” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Moreover, any targets or goals with respect to climate change or other sustainability matters discussed herein or in our sustainability reports as noted below are forward-looking statements and may be aspirational. These targets or goals are not guarantees of future results, and involve assumptions and known and unknown risks and uncertainties, some of which are beyond our control. Such risks and other factors that may impact forward-looking statements are discussed in our filings with the SEC, including in Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 21, 2025, and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time. The information contained herein speaks as of the date hereof, and we do not have or undertake any obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

No Incorporation by Reference. Information that is in our 2023 Sustainability Report, any information that will be in our 2024 Sustainability Report to be published later in 2025, and any other information on our website that we may refer to in this Proxy Statement is not incorporated by reference into, and does not form any part of, this Proxy Statement.

www.internationalpaper.com	/ 5

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations

Items	Board Recommendation

ITEM 1 Election of 11 Directors	FOR
See pages 18-28

ITEM 2 Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2025	FOR
See pages 47-50

ITEM 3 Non-Binding Resolution to Approve the Compensation of Our Named Executive Officers	FOR
See page 51

ITEM 4 Shareowner proposal concerning a report on the Company’s LGBTQIA+ equity and inclusion efforts	AGAINST
See pages 112-114

Consider any other business properly brought before the meeting.

6 \	International Paper 2025 Proxy Statement

Proxy Summary / 2024 Performance Highlights

   2024

   Performance

   Highlights

We successfully laid the foundation to complete the acquisition of DS Smith Limited (formerly DS Smith Plc).

We began implementing an 80/20 performance system designed to deliver profitable market share growth.

We executed on strategic actions to align our workforce, optimize organizational structure and reduce operating costs to deliver sustainable packaging solutions to our customers.

www.internationalpaper.com	/ 7

Proxy Summary / Strategic Acquisition, New Leadership and Refreshed Board Propel Company Forward

A Transformational Year

Strategic Acquisition, New Leadership and Refreshed Board Propel Company Forward

2024 was a transformational year for International Paper (the “Company”), a global leader in sustainable packaging solutions, reflecting a commitment to becoming a global leader in the sustainable packaging industry. We increased our presence and scale in the attractive Europe, Middle East and Africa (“EMEA”) region and implemented leadership transitions and strategic organizational development and change.

Acquisition of DS Smith

On January 31, 2025, our Company, through its subsidiary International Paper UK Holdings Limited, completed the acquisition of DS Smith Plc (“DS Smith”). DS Smith, originally a public company in England and Wales, has now been re-registered as a private company called DS Smith Limited. This acquisition was finalized through a court-approved arrangement with DS Smith’s shareowners under UK law.

For each DS Smith share, shareowners received 0.1285 of a new share of our International Paper common stock, resulting in the issuance of 178,126,631 new shares. International Paper and DS Smith shareowners approved the acquisition in special meetings in October 2024.

On February 4, 2025, DS Smith shares were removed from the London Stock Exchange (the “LSE”). At the same time, our new Company shares started trading on the New York Stock Exchange under the symbol “IP.” Additionally, our Company’s common stock, including the new shares, began trading on the LSE under the secondary listing symbol “IPC.”

Dynamic Executive Leadership and Vision

As we laid the foundation for completion of our DS Smith acquisition, the Company also underwent significant leadership changes under the direction of Andrew K. Silvernail, our new chief executive officer (“CEO”) and chairman of the Board. Since assuming the role of CEO on May 1, 2024, Mr. Silvernail has strategically created an Executive Leadership Team (the “ELT”), consisting of leaders who report directly to him, to support and accelerate a customer-centric strategy to drive the Company toward its future goals and enhance operational efficiency.

Changes within the ELT include:

September 1, 2024	January 31, 2025	February 3, 2025	February 25, 2025
The Company promoted
W. Thomas Hamic to the newly created role of executive vice president and president—North American Packaging Solutions. Mr. Hamic leads our North American Packaging business in this newly created role.	Upon closing of the DS Smith acquisition, we named Timothy S. Nicholls as interim leader of our EMEA business. Mr. Nicholls was promoted to executive vice president and president, DS Smith effective April 1, 2025. After serving as the Company’s chief financial officer for seven years, Mr. Nicholls now oversees our operations in the EMEA region, driving growth and strengthening our market presence.	We welcomed Joy N. Roman as our new senior vice president, chief people and strategy officer. Ms. Roman brings a wealth of experience in human resources and strategic planning, and is poised to foster a culture of innovation and talent development.	We appointed Lance T. Loeffler as the Company’s new chief financial officer effective April 1, 2025. Mr. Loeffler brings a strong background in financial management and corporate finance, ensuring robust financial health and strategic investments.

These appointments reflect our commitment to building a dynamic and forward-thinking leadership team dedicated to achieving our strategic objectives and delivering long-term value to our shareowners. For more information on Mr. Nicholls’s promotion and Mr. Loeffler’s appointment, please see our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 28, 2025.

8 \	International Paper 2025 Proxy Statement

Proxy Summary / Strategic Acquisition, New Leadership and Refreshed Board Propel Company Forward

Refreshed Board

Our Board of Directors (the “Board”) experienced major changes, adding three new members. These appointments are part of our ongoing commitment to strengthening our governance and enhancing the expertise within our Board. Our newest directors—Jamie A. Beggs, David A. Robbie and Scott A. Tozier—are audit committee financial experts with extensive experience as chief financial officers of large public companies. Mr. Robbie joined our Board in February 2025 from DS Smith and brings extensive knowledge and background of EMEA and has served on boards of companies listed on the London Stock Exchange. Ms. Beggs and Mr. Tozier joined the Board in May 2024 and were recommended to the Board by a third-party search firm.

These new directors reflect our dedication to maintaining a highly qualified board, capable of guiding International Paper toward sustained growth and success.

80/20 Performance System

Under the leadership of Mr. Silvernail, we adopted International Paper’s 80/20 performance system in 2024 based on the principle that 80% of results come from 20% of efforts. The Company is implementing comprehensive training programs focused on 80/20 principles. These sessions equip our leaders with tools to drive improvement by simplifying, segmenting, resourcing and targeting growth. Additionally, the 80/20 performance system has been socialized with our Board through regular briefings that update them on Company progress and ensure alignment with our broader strategic objectives. The Board supports the adoption of the 80/20 mindset and is committed to championing its implementation throughout the Company.

Our 80/20 performance system helps guide investments and align resources to win with our most strategic customers, while reducing complexity and cost across the Company. Through 80/20, we intend to deliver profitable market share growth by striving to achieve an advantaged cost position and providing the most reliable and innovative sustainable packaging solutions to our customers across North America and EMEA.

Business Optimization

In 2024, as part of our 80/20 performance system, we took several key actions. We launched a corporate overhead restructuring plan to better align our workforce with business and customer needs, streamline our organizational structure and cut operational costs. Additionally, we announced the closure of certain facilities to focus on strengthening our most competitive and strategic assets and made targeted investments to improve reliability and better serve our customers. In October 2024, we also revealed our plans to explore strategic options for our Global Cellulose Fibers business.

Values

While we are focused on driving change and executing on our business transformation, we continue to be guided by the same values and fundamental principles that have shaped our Company for more than 125 years.

Safety Above all else, we care about people. We look out for each other to ensure everyone returns home safely each day.	Ethics We act honestly and operate with integrity and respect. We promote a culture of openness and accountability.	Excellence We set high expectations and aim to deliver outstanding results for each other, our customers and our shareholders.

www.internationalpaper.com	/ 9

Proxy Summary / Our Commitment to Sustainability

Our Commitment to Sustainability

For more than 125 years, International Paper has championed the sustainable management of natural resources. As part of our commitment to build a better future, we are working to deliver sustainable outcomes through our businesses. We believe that by using resources responsibly and efficiently, creating renewable fiber-based solutions, taking action to reduce our emissions and water consumption and investing in our people and our communities, we will ensure our business is safe, successful and sustainable for generations to come.

As we integrate DS Smith into our business, we will analyze and consolidate our sustainability data and roadmaps and develop a new framework that reflects our current and future identity. Sustainability is a core strength of the newly combined company, and we are dedicated to addressing the sustainability challenges we all face today, as well as those that will impact future generations.

2024 Sustainability Highlights
48M tons of new and recycled fiber purchased and used	7M tons of recovered fiber collected, consumed and marketed each year	69% of our mill energy derived from renewable biomass residuals

1.2M acres of significant forestland conserved and restored since 2020	49% of manufacturing waste diverted was beneficially used	$17M contributed to charitable organizations

Our approach to sustainability considers our entire value chain, from sourcing raw materials responsibly and working safely, to making renewable, recyclable products and providing a market for recovered products. To help focus our sustainability strategy and determine what areas to prioritize, we developed Vision 2030 in 2020, a set of four enterprise- wide goals designed to ensure we remain the supplier of choice for customers, the company of choice for employees, and the investment of choice for shareowners.

In 2024, we continued our focus on our Vision 2030 goals:

Healthy and Abundant Forests Lead forest stewardship efforts globally	Renewable Solutions Accelerate the transition to a low- carbon economy through innovative fiber-based products	Sustainable Operations Improve our climate impact and advance water stewardship	Thriving People and Communities Promote employee well-being by providing safe, caring and inclusive workplaces and strengthening the resilience of our communities

10 \	International Paper 2025 Proxy Statement

Proxy Summary / Our Commitment to Sustainability

We aim to approach these goals with the IP Way in mind. We are proud to have been included in FORTUNE Magazine’s World’s Most Admired Companies for 22 years and Ethisphere Institute’s World’s Most Ethical Companies for 19 consecutive years.

Our Approach to Climate

We recognize the impacts of climate change on people and our planet. To manage climate-related risks and opportunities, we are taking actions throughout our value chain to help advance a low-carbon circular economy.

We transform renewable resources into recyclable products that people depend on every day. This cycle begins with sourcing renewable fiber from responsibly managed forests and recovered materials. At the end of use, our eco-friendly packaging is recycled into new products at a higher rate than any other base material.

We also use carbon-neutral biomass and manufacturing residuals to generate much of the manufacturing energy at our mills. We believe our efforts to advance sustainable forest management and restore forest landscapes are an important lever for mitigating climate change through carbon storage in forests. Our Vision 2030 goals include a target to reduce our Scope 1, 2, and 3 GHG emissions by 35% in comparison to 2019 levels. The Science Based Targets initiative approved this target as aligned with the goals of the 2015 Paris Agreement. We will continue to evaluate our progress and implement improvements as we pursue our Vision 2030 climate goal.

One way we are demonstrating our commitment to climate sustainability is by increasing transparency. We report in accordance with the standards of the Global Reporting Initiative and the Sustainability Accounting Standards Board (SASB). Since the 2023 reporting cycle, we have aligned our annual climate reporting with the International Sustainability Standards Board IFRS Sustainability Standards 2 (formerly the Task Force on Climate-related Financial Disclosures). In addition, we have committed to be an inaugural early adopter for the Taskforce on Nature-related Financial Disclosure (“TNFD”). We plan to publish our first TNFD in 2025 with 2024 data. We recognize the importance of understanding and communicating our climate and nature risks to our stakeholders.

Additional information regarding climate change and our Company will be available in our 2024 Sustainability Report, when published, and on our corporate website at www.internationalpaper.com/sustainability. The information in our 2024 Sustainability Report and all other content on our website is not incorporated by reference in, and does not form a part of, this Proxy Statement.

Thriving People and Communities

Safety Above All Else

We put safety above all else at IP. Our top priority is the safety of our employees. Our stated Vision 2030 goal is to achieve zero serious injuries for employees and contractors. In 2024, we engaged an independent safety consultant firm to help the Company improve workplace safety performance through risk assessments, safety culture development and programs designed to reduce accidents and injuries. We launched a Company-wide safety culture survey in 2024 to all U.S.-based employees. Results of the survey will be analyzed in 2025 with the goal of learning, growing and aspiring to achieve our Vision 2030 goal to create a 100% injury-free workplace for our team members and contractors.

Team-Oriented Culture

As a result of our recent business combination with DS Smith, the Company has significantly expanded our global footprint. The business combination not only enhances our operational capabilities but also enriches our cross-culturalism, bringing together a broader range of perspectives, experiences, and talents. With the integration of DS Smith, we are dedicated to ensuring our efforts to embrace a team-oriented culture are effectively extended across our

www.internationalpaper.com	/ 11

Proxy Summary / Our Commitment to Sustainability

newly expanded organization and guided by our commitment to equal employment opportunity for all. The Company is focused on promoting a culture that leverages the talents of all employees, and implementing practices that attract, recruit and retain a broad array of talent. We believe our efforts will lead to improved business results, as teams with a broad range of perspectives drive innovation, enhance decision-making, and better reflect the markets we serve.

The Company supports enterprise-wide employee-led resource groups (“ERGs”) that are open to all employees and provide a forum to communicate and exchange ideas and build a network of relationships across the Company. Our ERGs help educate and motivate our global workforce, strengthening our business practices.

We believe in a workforce where various backgrounds are represented, engaged and empowered to inspire innovative ideas and decisions.

Employee Engagement

We seek to foster employee well-being and performance through a people development process that includes engagement, health and wellness programs, training, and enterprise-wide ERGs. We know that a highly engaged culture leads to better safety and business success. Our evolving employee engagement seeks to gather real-time ongoing feedback about employee experiences to measure important factors that affect engagement — how employees feel about their work environment, the people they work with and the Company’s vision.

Community Engagement

Our commitment to sustainability reaches beyond environmental stewardship – we’re an engaged member of the communities in which we operate. Our Vision 2030 goal is to strengthen the resilience of our communities and improve the lives of 100 million people, including through supporting education, reducing hunger, promoting health and wellness and supporting disaster relief. To that end, in 2024 we invested $17 million to address critical needs in our local communities.

12 \	International Paper 2025 Proxy Statement

Proxy Summary / Our Commitment to Sustainability

Sustainability Oversight

Sustainability is a key element of corporate governance promoted by our Board, committees of the Board, and senior management.

www.internationalpaper.com	/ 13

Proxy Summary / Board Nominees

Board Nominees

All nominees are currently directors of International Paper.

				Board Committees

Name	Primary Occupation	Age	Director Since	A&F	GOV	MDCC	PPE

Christopher M. Connor Lead Director	Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company	69	2017

Jamie A. Beggs*	Senior Vice President and Chief Financial Officer, Avient Corporation	48	2024

Ahmet C. Dorduncu	Retired Chief Executive Officer, Akkök Group	71	2011

Anders Gustafsson*	Chairman, Zebra Technologies Corporation	64	2019

Jacqueline C. Hinman	Chief Executive Officer, Atlas Technical Consultants	63	2017

Clinton A. Lewis, Jr.	Chief Executive Officer, AgroFresh Solutions, Inc.	58	2017

David A. Robbie*	Retired Group Finance Director, Rexam, PLC	61	2025

Andrew K. Silvernail	Chairman and Chief Executive Officer	54	2024

Kathryn D. Sullivan	Senior Fellow Potomac Institute for Policy Studies; Ambassador-at- Large, Smithsonian National Air & Space Museum	73	2017

Scott A. Tozier*	Retired Chief Financial Officer and Strategic Advisor to the CEO, Albemarle Corporation	59	2024

Anton V. Vincent	President, Mars Wrigley North America	60	2021

A&F: Audit and Finance GOV: Governance	MDCC: Management Development and Compensation PPE: Public Policy and Environment	Member	Committee Chair

*Denotes Audit Committee Financial Expert

14 \	International Paper 2025 Proxy Statement

Proxy Summary / Board Nominees

Board Nominees Snapshot

Tenure

Experience

64% CEO Leadership Experience 64% Financial Expert 82% International Operations 73% Manufacturing 64% Marketing 100% Strategic Planning 55% Supply Chain 64% Sustainability 55% Technology/Cybersecurity

www.internationalpaper.com	/ 15

Proxy Summary / Governance Highlights

Governance Highlights

We believe sound corporate governance is critical to achieving business success and serves the best interests of our shareowners. Highlights of our commitment to sound governance practices are shown below.

Shareowner Rights

  Annual elections and majority voting for directors, with a director resignation policy

  Shareowner right to call special meetings

  Shareowner right to act by written consent

  Shareowner right to proxy access

Board Independence

  10 of 11 director nominees are independent

  Robust independent Lead Director role

  Executive sessions without management present at every Board meeting

  Focus on board composition and refreshment, with mandatory retirement policy

Other Governance Practices

  Robust engagement with our shareowners

  Strong anti-hedging and anti-pledging stock trading provisions and Clawback Policy

  Annual board, committee and individual director self-evaluations

  Strong stock ownership and retention requirements

  Board members have a broad range of perspectives, skills and experience

  Robust oversight of sustainability

2024 Executive Compensation Overview

Our executive compensation program is designed around two guiding principles: pay for performance and pay at risk.

1. Pay for Performance

We reward achievement of specific goals that improve our financial performance and drive strategic initiatives to ensure sustainable long-term profitability.

2024 Outcomes

Payouts under our Performance Share Plan (“PSP”) and Long-Term Incentive Plan (“LTIP”) are based predominantly on three-year Company performance. In 2023, we began incorporating 20% time-based restricted stock units to encourage retention. In 2025, we transitioned our Executive Leadership Team (ELT) to 100% performance stock units.

The CEO’s Short-Term Incentive (“STI”) award is based solely on Company performance; awards for other Named Executive Officers (“NEOs”) are subject to individual performance modifiers.

Achievement against the Company metrics for our STI plan resulted in awards of 179.1% of target.

2022-2024 performance-based awards under the PSP vested at 131.88% of target.

16 \	International Paper 2025 Proxy Statement

Proxy Summary / Governance Highlights

2. Pay at Risk

We believe a significant portion of an executive’s compensation should be specifically tied to performance — both Company performance and individual performance. For 2024, 93% of our new CEO’s target compensation and, on average, 80% of our other NEOs’ target compensation, was based on Company and/or stock performance and was therefore at risk, as shown below.

New CEO Target Pay Mix(1)

Average Other NEOs Target Pay Mix

61%
Equity-based LTI
20%
RSUs
80%
PSUs
20%
Base Salary
19%
Cash-based STI
68%
Pay at Risk
80%
Company and/or Stock Performance-Based Pay

(1)	Mr. Silvernail’s 2024 Inducement PSU Award is not included.

www.internationalpaper.com	/ 17

The Board of Directors currently consists of 11 members, each of whom has been nominated by the Board, upon recommendation by the Governance Committee, for reelection by shareowners at the annual meeting. Ten of our director nominees are independent. For information about each of these individuals, see “Board Nominees” below.

All nominees, if elected, will hold office until our 2026 annual meeting or until a qualified successor has been elected, absent an earlier death, resignation or retirement. We know of no reason why any nominee would be unable or unwilling to serve if elected. If, prior to the election, a nominee becomes unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate, or the Board may choose to reduce its size.

There are no other nominees competing for seats on the Board. Under our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, directors in non-contested elections must receive an affirmative majority of votes cast. You may vote FOR or AGAINST a nominee, or you may abstain from voting with respect to a nominee. Abstentions and “broker non-votes” will have no effect on the results.

If you hold your shares in street name, your shares cannot be voted in the election of directors unless you provide voting instructions to your representative.

Our Board of Directors unanimously recommends that you vote FOR each of the 11 nominees.	FOR

18 \	International Paper 2025 Proxy Statement

Item 1: Election of 11 Directors / How We Build the Right Board for Our Company

How We Build the Right Board for Our Company

Director Qualification Criteria

We seek director candidates with ample experience and a proven record of professional success, leadership and the highest level of personal and professional ethics, integrity and values.

Our Board has adopted Director Qualification Criteria and Independence Standards, which it uses to evaluate new director candidates and incumbent directors.

The Governance Committee also considers whether a candidate demonstrates the

•	Commitment to the Company’s mission and purpose, and loyalty to the interests of the Company and its shareowners;

•	Ability to exercise objectivity and independence in making informed business decisions;

•	Willingness and commitment to devote the extensive time necessary to fulfill the duties of a director;

•	Ability to communicate effectively and collegially with other Board members and contribute to the broad range of perspectives that enhances Board and committee deliberations and decision making; and

•	Skills, knowledge and expertise relevant to the Company’s business, including the “core competencies” described below.

The Governance Committee of our Board is responsible for recommending, screening, and evaluating qualified director nominees for election to the Board. Over the past year, the Governance Committee was highly focused on board refreshment and added Jamie A. Beggs, David A. Robbie and Scott A. Tozier to the Board, each of whom is an independent director.

The Governance Committee and the Board, through ongoing consideration of directors and nominees and through the Board’s annual self-evaluation process, ensure that all directors are qualified, and that other criteria and objectives are implemented and satisfied.

Shareowner Recommendations for Director Candidates

Shareowners may submit recommendations for director candidates to the Governance Committee by writing to the Corporate Secretary. Recommendations of candidates should meet the director qualifications criteria described above. The Governance Committee applies the same criteria in evaluating candidates recommended by shareowners as it does for candidates from other sources. Shareowners interested in nominating a director candidate must follow the procedures set forth in our By-Laws, including complying with the prescribed time periods. See “Information About the Annual Meeting” below for additional information. For information on our proxy access provision, see “Commitment to Sound Corporate Governance and Ethical Conduct” below.

www.internationalpaper.com	/ 19

Item 1: Election of 11 Directors /

Summary of Director Nominees’ Core Competencies

Our Board and the Governance Committee have assembled a Board made up of experienced directors who are currently, or have recently been, leaders of major companies and institutions, are independent thinkers, and bring to the boardroom a range of backgrounds, tenures and skills. The Board believes that a range of perspectives enhances the quality of its deliberations and decisions.

The Board seeks to have a mix of tenures among its members so it can benefit from a blend of institutional knowledge and fresh perspectives. Refresh efforts have resulted in an average tenure for our current directors of 5 years.

The following chart summarizes the core competencies that the Board considers valuable to effective governance and successful oversight of our corporate strategy and illustrates how our Board nominees individually and collectively represent these key competencies. The lack of an indicator for a particular item does not mean the director does not possess that qualification, skill or experience; rather, the indicator represents that the item is a director’s core competency.

Skills and Experience
CEO Leadership Experience Public company CEO leadership that contributes to the understanding and oversight of large complex organizations		•	•	•	•	•		•			•
Financial Expert Meets the SEC and NYSE criteria as an independent “audit committee financial expert”	•	•		•	•		•	•		•
International Operations Contributes to the understanding of operations and business strategy abroad	•		•	•	•	•	•	•		•	•
Manufacturing Contributes to the understanding of the challenges of complex manufacturing	•	•	•			•	•	•		•	•
Marketing Brings expertise in marketing and sales at a global scale		•	•	•	•	•		•			•
Strategic Planning Brings expertise in the process of setting goals and creating a blueprint for the Company’s future	•	•	•	•	•	•	•	•	•	•	•
Supply Chain Brings expertise in supply chain management		•		•	•	•		•			•
Sustainability Strengthens the Board’s oversight of climate risks and our environmental, safety and sustainability initiatives	•		•		•			•	•	•	•
Technology/Cybersecurity Contributes to the understanding and oversight of cybersecurity threats and digital transformation	•			•				•	•	•	•

Board Demographics

Age	48	69	71	64	63	58	61	54	73	59	60

Tenure (Rounded years)	1	7	14	6	7	7	0	1	8	1	4

20 \	International Paper 2025 Proxy Statement

Item 1: Election of 11 Directors / Our Director Nominees

Our Director Nominees

The following 11 individuals are nominated for election at the 2025 annual meeting to serve until 2026.

Jamie A. Beggs

Ms. Beggs currently serves as senior vice president and chief financial officer of Avient Corporation (NYSE: AVNT), an innovator of materials solutions, (2020-present). Prior to this role, Ms. Beggs served as senior vice president and chief financial officer at Hunt Consolidated, a diversified holding company, (2017-2019). Additional experience includes various roles at Celanese Corporation (NYSE: CE), a global chemical and specialty materials company (2007-2017).

Board Qualifications

As chief financial officer of a public company, Ms. Beggs oversees finance and investor relations, as well as, at times, information technology and corporate communications. At Avient Corporation, she also helps lead the organization through a strategy focused on long-term sales growth leveraging innovative and sustainable solutions, and growth into new end markets and geographies.

Other Public Company Boards

None

Other Affiliations

None

Key Skills & Experience

Christopher M. Connor

Mr. Connor retired as executive chairman of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes, and associated supplies, in December 2016. Mr. Connor joined The Sherwin-Williams Company in 1983 and served as its chairman and chief executive officer from 2000 to 2015 before assuming the role of executive chairman in 2016.

Board Qualifications

Having served as CEO and executive chairman of The Sherwin-Williams Company, Mr. Connor brings significant senior management experience and strong financial expertise to the Board. He understands the various issues facing a large, global manufacturing company, including operational, financial, and strategic issues. His technical background and long tenure with The Sherwin-Williams Company bring industrial expertise, which further strengthens our Board.

Other Public Company Boards

Yum! Brands, Inc. (fast food) (NYSE: YUM)

Eaton Corporation, plc (NYSE: ETN) (2006-2022)

Other Affiliations

Mr. Connor serves on the board of directors of the Rock & Roll Hall of Fame in Cleveland, Ohio.

Key Skills & Experience

www.internationalpaper.com	/ 21

Item 1: Election of 11 Directors / Our Director Nominees

Ahmet C. Dorduncu

Mr. Dorduncu retired as chief executive officer of Akkök Group, a financial and industrial conglomerate located in Turkey, in December 2022, after serving in that position since 2013. Prior to that, Mr. Dorduncu served as chairman and chief executive officer of Sabanci Holding, another financial and industrial conglomerate located in Turkey, from 2005 to 2010. He also served from 2006 to 2010 as chairman of the board of Olmuksa, then an industrial packaging business joint venture between Sabanci Holding and International Paper. Sabanci Holding is the parent company of the Sabanci Group, a leading Turkish financial and industrial company.

Board Qualifications

As the retired CEO of Akkök Group and retired chairman and CEO of Sabanci Holding, two leading financial and industrial conglomerates, Mr. Dorduncu brings vast experience in international manufacturing operations and specific experience in industrial packaging. His knowledge of geographic regions of key importance to the Company brings even greater perspective to our Board.

Other Public Company Boards

None

Other Affiliations

Mr. Dorduncu is the Chair of the Turkish Network of the United Nations Global Compact.

Key Skills & Experience

Anders Gustafsson

Mr. Gustafsson is chairman of Zebra Technologies Corporation, a publicly traded global leader in designing and marketing specialty printers, mobile computing, data capture, radio frequency identification products and real-time locating systems. Previously, he served as Zebra’s executive chair (2023-2024). From 2007 to 2023, Mr. Gustafsson served as chief executive officer of Zebra Technologies Corporation. Prior to that, Mr. Gustafsson served as chief executive officer of Spirent Communications plc, a publicly traded telecommunications company, from 2004 to 2007. Prior to Spirent, Mr. Gustafsson was a senior executive vice president, global business operations for Tellabs, Inc.

Board Qualifications

As chairman of Zebra Technologies Corporation and former chief executive officer of Zebra and Spirent Communications, Mr. Gustafsson brings significant international business experience and strong financial expertise to the Board. He provides a unique and valuable technology perspective, and his current and prior service on other public company boards further broadens his range of knowledge and allows him to draw on various perspectives and viewpoints.

Other Public Company Boards

Zebra Technologies (NASDAQ: ZBRA)

NetApp (NASDAQ: NTAP) (a data infrastructure service provider)

Dycom Industries (specialty contracting services throughout the U.S. and Canada) (NYSE: DY) (2013-2020)

Other Affiliations

Mr. Gustafsson serves as a trustee of the Shedd Aquarium.

Key Skills & Experience

22 \	International Paper 2025 Proxy Statement

Item 1: Election of 11 Directors / Our Director Nominees

Jacqueline C. Hinman

Ms. Hinman has been chief executive officer of Atlas Technical Consultants, a privately held company that provides professional testing, inspection, engineering, environmental and consulting services nationwide, since January 2024. Ms. Hinman worked as a senior operating consultant advising on improvement in the engineering infrastructure, environmental, energy and industry sectors (2017-2023). Prior to this role, Ms. Hinman served as chairman, president, and chief executive officer of CH2M HILL Companies, Ltd., a Fortune 500 engineering and consulting firm focused on delivering infrastructure, energy, environmental and industrial solutions for clients and communities around the world, until December 2017, when the firm was acquired by Jacobs Engineering. Prior to becoming chairman in September 2014 and president and chief executive officer in January 2014, Ms. Hinman served as president of CH2M’s International Division from 2011. She served on CH2M’s board of directors from 2008 through 2017.

Board Qualifications

As chief executive officer of Atlas and having served as chairman, president, and chief executive officer of CH2M HILL Companies, Ms. Hinman brings senior management and leadership capabilities to the Board, as well as an understanding of global manufacturing companies. Her experience in a global engineering consulting business also gives her unique knowledge of environmental and sustainability issues globally, as well as international operations and strategic planning expertise.

Other Public Company Boards

Dow Inc. (multinational chemical corporation) (NYSE: DOW)

AECOM (infrastructure) (NYSE: ACM) (2019-2022)

Other Affiliations

Ms. Hinman previously served on the board of directors of Catalyst, a leading nonprofit organization accelerating progress for women through workplace inclusion. In addition, she previously served on the Executive Committee of the Business Roundtable, chairing its Infrastructure Committee, and was a member of the Business Council.

Key Skills & Experience

www.internationalpaper.com	/ 23

Item 1: Election of 11 Directors / Our Director Nominees

Clinton A. Lewis, Jr.

Mr. Lewis has been chief executive officer of AgroFresh Solutions, Inc., a global leader in produce freshness solutions, since April 2021. From 2015 until February 2020, he served as executive vice president and group president of international operations, commercial development, lifecycle innovations, global genetics and PHARMAQ at Zoetis Inc., a NYSE-listed global leader in the discovery, development, manufacture and commercialization of animal health medicines and vaccines that was spun off by Pfizer in 2013. Prior to assuming that role, Mr. Lewis served as president of U.S. operations at Zoetis from 2015 to 2018 and president of international operations at Zoetis from 2013 to 2015. He joined Pfizer in 1988 in the human health pharmaceutical segment and held positions of increasing responsibility in various commercial operations and general management roles.

Board Qualifications

Mr. Lewis’ current role at AgroFresh Solutions, and his former roles at Zoetis, give him critical business insight into large, diversified companies with global operations. He brings to the Board experience in international operations for a U.S. multinational company manufacturing globally, knowledge and strategic planning expertise, and knowledge of geographic regions of key importance to the Company.

Other Public Company Boards

None

Other Affiliations

Mr. Lewis serves on the Executive Committee of the Board of Directors and as Treasurer of the International Fresh Produce Association (IFPA).

Key Skills & Experience

David A. Robbie

Mr. Robbie joined the IP Board after serving on DS Smith's board of directors since 2019. During his time on the DS Smith board, Mr. Robbie was appointed as senior independent director and also served as chair and member of the DS Smith audit, nomination and remuneration committees. Mr. Robbie was the interim chairman, senior independent director and chair of the audit committee at FirstGroup plc, a British multinational transport group (2018-2021). He was previously Finance Director of Rexam PLC, a British- based multinational consumer packaging company (2005-2016). Prior to his role at Rexam, Mr. Robbie served in senior finance roles at BTR plc before becoming Group Finance Director at CMG plc in 2000 and then chief financial officer at Royal P&O Nedloyd N.V. in 2004. He served as a non-executive director of the BBC between 2006 and 2010 and as chair of their audit committee. Mr. Robbie qualified as a chartered accountant while at KPMG.

Board Qualifications

Mr. Robbie’s strong financial, risk management and corporate finance experience combined with his deep knowledge of DS Smith help maximize the best of International Paper and DS Smith. Additionally, his international and strategic mindset and practical governance experience with 25 years serving as a director on FTSE boards means that his skills and experience add depth to the Board’s discussions in these areas.

Other Public Company Boards

easyJet plc (British European airline group) (LSE: EZJ)

Other Affiliations

Mr. Robbie also serves on the Board of Trustees for Britten Pears Arts, a music, arts and heritage charity based on the Suffolk Coast in England (2008-present).

Key Skills & Experience

24 \	International Paper 2025 Proxy Statement

Item 1: Election of 11 Directors / Our Director Nominees

Andrew K. Silvernail

Andrew K. Silvernail joined International Paper as chief executive officer on May 1, 2024, and became chairman of the International Paper Board on October 1, 2024. Mr. Silvernail has two decades of experience leading global companies in the manufacturing and technology sectors. He joined IP from KKR & Co., Inc., a global investment firm, where he served as an executive advisor, and 5 Nails, LLC, a private investment advisory firm where he served as founder, chair and chief executive officer (2022-2024). Mr. Silvernail served as the chairman and chief executive officer of Madison Industries, one of the world’s largest privately held companies that owns and operates businesses across various sectors including filtration, medical and energy (2021). Prior to that, Mr. Silvernail served as chairman and chief executive officer of IDEX Corporation (NYSE: IEX) (2011-2020). Mr. Silvernail previously held executive positions at Rexnord Industries, Newell Rubbermaid (NASDAQ: NWL) and Danaher Corporation (NYSE: DHR).

Board Qualifications

Mr. Silvernail is a mission-focused leader with a bias for action. He has led large organizations with global operations, giving him a clear understanding and experience in navigating the issues facing our business. Mr. Silvernail’s skills and experience combined with his clear strategic mindset play a central role in International Paper’s transformational journey to become a global leader in sustainable packaging solutions.

Other Public Company Boards

Stryker Corporation (NYSE: SYK)

Other Affiliations

Mr. Silvernail serves on the board of directors of Potter Global Technologies, a privately held company specializing in fire and safety solutions. He also serves as chairman of the board of directors of Paws for Patrick, a nonprofit organization dedicated to improving the mental health of young people through emotional support animals.

Key Skills & Experience

www.internationalpaper.com	/ 25

Item 1: Election of 11 Directors / Our Director Nominees

Kathryn D. Sullivan

Dr. Sullivan is Ambassador-at-Large at the Smithsonian National Air and Space Museum, where she served as The Charles A. Lindbergh Fellow of Aerospace History from March through August 2017. Dr. Sullivan is also a Senior Fellow at the Potomac Institute for Policy Studies. She served in several roles in the U.S. Department of Commerce and the National Oceanic and Atmospheric Administration (“NOAA”) between 2011 and 2017, including as Under Secretary of Commerce for Oceans & Atmosphere and NOAA Administrator from 2014 until 2017. She served as a director for Ohio State University’s Battelle Center for Science, Engineering and Public Policy from 2006 through 2011. Between 1996 and 2005, Dr. Sullivan served as President and CEO of the Center of Science and Industry (“COSI”). Between 1978 and 1993, Dr. Sullivan was a Mission Specialist for NASA. She is a veteran of three shuttle missions with over 500 hours in space, and she was the first American woman to walk in space.

Board Qualifications

Dr. Sullivan’s service at NOAA brings a valuable perspective on current issues in sustainability, which is a critical issue to the Company. As a former NASA space shuttle astronaut, she also brings a strong technical background, leadership capabilities, and strategic planning experience. Dr. Sullivan’s service on other public company boards gives her experience with oversight of natural resource conservation and production as well as a broad range of strategic and tactical business matters. She also brings finance and budgeting experience, having served as president and chief executive officer of COSI and as a member of another public company’s audit and finance committee.

Other Public Company Boards

Dr. Sullivan served on the boards of directors of several public companies between 1997 and 2011.

Other Affiliations

Dr. Sullivan serves on the board of directors of Accenture Federal Services, LLC and the advisory board of Terra Alpha Investments, LLC. She is a member of the National Academy of Engineering, the American Academy of Arts and Sciences and the National Academy of Public Administration.

Key Skills & Experience

Scott A. Tozier

Mr. Tozier retired as strategic advisor to the chief executive officer at Albemarle Corporation (NYSE: ALB), a global leader in providing essential elements for mobility, energy, connectivity and health, in 2025. From 2011 to 2023, he served as the executive vice president and chief financial officer of Albemarle Corporation. Prior to this role, he spent 16 years in various senior financial roles at Honeywell (NASDAQ: HON), a multinational conglomerate that operates in aerospace, building technologies, performance materials and technologies, and safety and productivity solutions (1994-2011).

Board Qualifications

As a former chief financial officer of a publicly traded company, Mr. Tozier led a team of 500 employees and was responsible for all aspects of financial management, mergers and acquisitions, sustainability, and, at times, information technology, corporate procurement, and logistics and shared services. Mr. Tozier is also a certified public accountant.

Other Public Company Boards

Ashland Inc. (NYSE: ASH)

Other Affiliations

None

Key Skills & Experience

26 \	International Paper 2025 Proxy Statement

Item 1: Election of 11 Directors / Our Director Nominees

Anton V. Vincent

Mr. Vincent has been President of Mars Wrigley North America, part of Mars, Incorporated, a global family-owned business with $50 billion in annual revenue and a diverse and expanding portfolio of category-leading snacking, food and petcare products and services, since 2019. Prior to joining Mars Wrigley in May 2019, Mr. Vincent served as chief executive officer at Greencore USA, a leading global manufacturer of convenience foods, from June through December 2018. Prior to Greencore, he spent much of his career with General Mills, holding various leadership roles including President of the Baking Division (2010 to 2012), President of the Frozen Frontier Division (2012 to 2014), and President of the U.S. Snacks Division (2014 to 2016).

Board Qualifications

As North America president for a large global company with over 20 years of senior leadership experience, Mr. Vincent brings a wealth of consumer insight, manufacturing perspectives, and branding and transformation knowledge to the Board, as well as deep enterprise leadership and marketing and strategic planning expertise.

Other Public Company Boards

None

Other Affiliations

None

Key Skills & Experience

www.internationalpaper.com	/ 27

Governance Practices

Our Board believes that a shareowner-focused governance model is the right fit for the Company. The below table highlights our sound corporate governance practices.

Shareowner Rights

  Annual elections and majority voting for directors, with a director resignation policy

  Shareowner right to call special meetings

  Shareowner right to act by written consent

  Shareowner right to proxy access

Board Independence

  10 of the 11 director nominees are independent

  Robust independent Lead Director role

  Executive sessions without management present at every Board meeting

  Focus on Board composition and refreshment, with mandatory retirement policy

Other Governance Practices

  Robust engagement with our shareowners

  Strong anti-hedging and anti-pledging stock trading provisions and Clawback Policy

  Annual Board, committee, and individual director self-evaluations

  Strong stock ownership and retention requirements

  Board members have a broad range of perspectives, skills and experience

  Robust oversight of sustainability

In each of these areas, we have embraced sound principles, policies, and procedures to ensure that our Board and our management goals are aligned with our shareowners’ interests.

How the Board Operates

Board Leadership Structure

Our Board believes that the Company and its shareowners are best served when the Board has the flexibility to determine the right leadership structure for the Company at any given point in time, taking into consideration the current business environment and shareowner landscape. We currently combine the role of chairman and CEO and believe this is the most effective leadership structure for the Company at this time. When Mr. Silvernail was appointed as CEO in May 2024, the Board considered whether combining the role of chairman and CEO was in the best interest of the Company and the shareowners. The Board has concluded that maintaining the combined position of chairman and CEO is appropriate to further strengthen the Company’s governance structure by promoting unified leadership and direction for the Company,

28 \	International Paper 2025 Proxy Statement

Corporate Governance / How the Board Operates

fostering accountability, and allowing for a single, clear focus for management to execute the Company’s strategy and business plans. Mr. Silvernail was appointed chairman of the Board effective October 1, 2024.

As a counterbalance, we have an independent Lead Director, Christopher M. Connor, whose role and responsibilities provide strong independent leadership in the boardroom. The authority and duties of our independent Lead Director are set forth in our Corporate Governance Guidelines and summarized below.

The Board considers its own leadership structure as part of the Company’s succession planning process. The Board evaluated this structure in 2024 as part of our CEO transition considering factors prevailing at the time and determined a combined chairman and CEO role counterbalanced with a Lead Director is in the best interests of the Company and its shareowners.

Role of the Lead Director

The Lead Director is elected each year by the independent directors for a term of not less than one year. Mr. Connor has served as Lead Director since February 2023. The duties of the Lead Director include:

•	Determining a schedule and agenda for regular executive sessions in which independent directors meet without management present, and presiding over these sessions;

•	Suggesting agenda items for Board meetings;

•	Presiding over meetings of the Board when the chairman is not present;

•	Serving as liaison between the chairman and independent directors;

•	Approving agendas of the Board and meeting schedules to ensure ample discussion time;

•	Approving information sent to the Board;

•	Organizing the process for evaluating the performance of the chairman and CEO not less than annually, in consultation with the MDCC;

•	Assuring that a succession plan is in place for the chairman of the Board, CEO and Lead Director roles;

•	Acting as a resource for, and counsel to, the chairman and CEO;

•	Being available for consultation and direct communication if requested by major shareowners;

•	Retaining independent legal advisors or other independent consultants and advisors, as appropriate, who report directly to the Board on Board-related issues; and

•	Collaborating and consulting with committee chairs concerning schedules, agendas and written materials.

Board Policies and Practices

Annual Board, Committee and Individual Director Self-Assessment

The Board is committed to a robust and constructive evaluation process designed to promote continuous improvement and overall Board effectiveness. To that end, the Board conducts an annual self-assessment of its own and its committees’ performance following a procedure established by the Governance Committee.

As directed by the Governance Committee, the general counsel conducts interviews with each of the directors based on a questionnaire. Topics covered in this year’s evaluations included, among others:

•	Effectiveness of Board and committee leadership structure;

•	Board and committee skills, composition, and succession planning;

•	Effectiveness of each individual director’s performance and contributions to the Board;

www.internationalpaper.com	/ 29

Corporate Governance / How the Board Operates

•	Board culture and dynamics, including the effectiveness of discussion and debate at meetings;

•	Board and management dynamics, including the quality of management presentations and information provided to the Board;

•	Importance of DS Smith acquisition and integration; and

•	Implementation of the 80/20 performance system throughout the enterprise.

The results of the interviews are conveyed to both the Governance Committee and to the Board.

Separately, the Governance Committee and the Chairman of the Board conduct an assessment of individual Board members before they are nominated for re-election by shareowners, in accordance with our Director Qualification Criteria and Independence Standards.

Meeting Attendance, Executive Sessions, and Strategy

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as necessary. The Board met 10 times during 2024. The average board meeting attendance in 2024 was 98%.

After each regularly scheduled Board and committee meeting, the independent directors of our Board meet in executive session, without management present, chaired by the Lead Director or the respective committee chair.

Each year, the Board holds a two-day board meeting focused on strategy, including presentations from, and engagement with, many senior executives across the Company. Our October 2024 strategy session focused on our CEO’s plans for robust actions to use an 80/20 mindset to deliver profitable market share growth as the low-cost producer by providing North American and EMEA customers the most reliable and innovative sustainable packaging solutions.

As expected by our Corporate Governance Guidelines, all directors attended the 2024 annual meeting.

The independent directors may engage, at the Company’s expense, independent legal, financial, accounting and other advisors as they may deem appropriate, without obtaining management’s approval.

Orientation and Continuing Education

Our new directors participate in a director orientation that includes written materials and presentations by Company employees who are subject-matter experts, as well as meetings with senior management, our independent auditor, and both the Company’s and the MDCC’s compensation consultants. New directors also visit several of our facilities and meet with employees.

From time to time, directors attend meetings of Company officers, and, at each Board meeting, they meet informally and formally with executive leaders of the Company.

Mandatory Retirement Policies

Our Corporate Governance Guidelines provide that non-employee directors are required to retire from our Board effective December 31 of the year, in which they turn 75. In addition, our mandatory retirement policy requires the CEO to retire effective on the first day after the month in which he or she turns 65. The Board does not have any term limits.

Resignation Policies

If a director’s principal occupation changes substantially, he or she must tender a resignation for consideration by the Governance Committee. The Governance Committee then recommends to the Board whether to accept the resignation

30 \	International Paper 2025 Proxy Statement

Corporate Governance / How the Board Operates

using the Company’s Director Qualification Criteria and Independence Standards. In 2024, the Board did not consider any resignations of directors due to substantial changes in principal occupation.

Under our By-Laws, any director nominee in a non-contested election who fails to receive the requisite majority of votes cast “for” his or her election must tender a resignation, and the Board, through its Governance Committee (excluding the nominee in question), will determine whether to accept the resignation at its next regularly scheduled meeting. In case the resignation is not accepted, the Board will disclose the reasoning behind its decision by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Overboarding Policy

The Board does not categorically restrict directors from serving on the boards of other public companies. However, because of the time commitment required for membership on the Board, directors are expected to consult with the chairman of the Board and the chair of the Governance Committee before accepting an invitation to serve on another public company board.

Board Committees

To fulfill its responsibilities, the Board has delegated certain authority to its committees. The Board has four standing committees: Audit and Finance; Governance; Management Development and Compensation; and Public Policy and Environment. The Board also has an Executive Committee, which meets only if Board action is required and a quorum of the full Board cannot be convened on a timely basis.

Each committee has a charter, which is reviewed annually to ensure compliance with applicable law and sound governance practices. Each committee reviews its own charter, except that the Governance Committee also assesses the Executive Committee’s charter. Committee charters are available at www.internationalpaper.com under the “Investors” tab at the top of the page followed by the “Governance” and “Board Committees” links. Paper copies of the charters are available at no cost by written request to the Corporate Secretary.

The Governance Committee has concluded and recommended to our Board, and our Board has determined, that each of our non-employee directors meets the independence requirements for service on our Audit and Finance Committee, the Management Development and Compensation Committee, and the Governance Committee.

www.internationalpaper.com	/ 31

Corporate Governance / How the Board Operates

Committee Assignments

Independent Board members are assigned to one or more committees. The Governance Committee recommends any changes in assignments to the entire Board. Committee chairs are rotated periodically, usually every three to five years.

Governance Committee
7	Meetings in 2024	96%	Attendance Rate

Current Members Clinton A. Lewis, Jr. (Chair) Christopher M. Connor Jaqueline C. Hinman Anton V. Vincent All members are INDEPENDENT

Meetings

Meeting agendas are developed by the chair in consultation with committee members and executive leaders, who regularly attend the meetings.

Responsibilities

•   Assuring the Company abides by sound corporate governance principles, including compliance with the Company’s Certificate of Incorporation, By-Laws, and Corporate Governance Guidelines, and reviewing conflicts of interest, including related person transactions under our Related Person Transactions Policy and Procedures.

•   In its capacity as the Board’s nominating committee, identifying and recommending individuals qualified to become Board members and evaluating directors standing for re-election.

•   Assuring that shareowner communications, including shareowner proposals, are addressed appropriately by the Board or Company management.

•   Recommending non-employee director compensation and assisting the Board in its annual self-assessment.

Audit and Finance Committee
7	Meetings in 2024	97%	Attendance Rate

Current Members

  Anders Gustafsson (Chair)*

  Jamie A. Beggs*

  Ahmet C. Dorduncu

  David A. Robbie*

  Kathryn D. Sullivan

  Scott A. Tozier*

  All members are

  INDEPENDENT

*The Board has determined that these directors qualify as Audit Committee financial experts.

Mr. Robbie joined the Audit and Finance Committee on February 11, 2025.

Meetings

Meeting agendas are developed by the chair in consultation with committee members and senior management, who regularly attend the meetings. At each meeting, the committee also holds executive sessions without members of management, and it also meets privately with representatives from our independent auditor, and separately with the chief financial officer, general counsel, chief audit executive, and chief accounting officer.

Responsibilities

•   Assisting our Board in monitoring the integrity of our financial statements and financial reporting procedures.

•   Reviewing the independent auditor’s qualifications and independence, as well as overseeing the performance of our internal audit function and the independent auditor.

•   Coordinating our compliance with legal and regulatory requirements relating to the use and development of our financial resources, as well as ensuring that controls are in place to prevent, deter and detect financial fraud by management and monitoring the risk of such fraud.

•   Reviewing cybersecurity and information risk management programs and controls, including identification and reporting of material cybersecurity incidents.

In overseeing the performance of our internal audit function and independent auditor, the committee discusses the scope, significant risks and plans for the independent audit as well as the annual internal audit work plan. Throughout the year, at committee meetings and in private sessions, the committee discusses issues encountered or any changes in planned audit scopes. These meetings may include key members of the audit teams, subject matter experts, and key members of the management team.

32 \	International Paper 2025 Proxy Statement

Corporate Governance / How the Board Operates

Public Policy and Environment Committee
6	Meetings in 2024	100%	Attendance Rate

Current Members

Kathryn D. Sullivan (Chair)

Jamie A. Beggs

Ahmet C. Dorduncu

Anders Gustafsson

David A. Robbie

Scott A. Tozier

All Members are

INDEPENDENT

Mr. Robbie joined the Public Policy and Environment Committee on February 11, 2025.

Meetings

Meeting agendas are developed by the chair in consultation with committee members and executive leaders, who regularly attend the meetings.

Responsibilities

•    Reviewing environmental, sustainability and social impact issues and risks (including climate change) and health and safety issues and risks potentially impacting the Company; contemporary and emerging public policy issues; and pertinent technology issues.

•  Reviewing the Company’s health and safety policies, as well as environmental policies, to ensure continuous improvement and compliance.

•  Reviewing the Company’s policies and procedures for complying with certain of its legal and regulatory obligations, including our Code of Conduct, and reviewing our charitable and political contributions.

Management Development and Compensation Committee
7	Meetings in 2024	97%	Attendance Rate

Current Members Jacqueline C. Hinman (Chair) Christopher M. Connor Clinton A. Lewis, Jr. Anton V. Vincent All Members are INDEPENDENT

Meetings

Meeting agendas are developed by the chair in consultation with committee members and executive leaders, who regularly attend the meetings. An executive session without management present is held at each meeting. The committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), regularly attends meetings.

Responsibilities

•   Overseeing our overall compensation program and approving the compensation of our senior management (other than the CEO); conducting performance evaluations of the chairman and CEO at least annually, in accordance with the process organized by the Lead Director; and recommending compensation of the CEO to the independent directors based on such evaluations and other considerations.

•   Discussing with Company management the required disclosure under Item 407(e)(5) of Regulation S-K, including the Compensation Discussion & Analysis (“CD&A”) that is prepared as part of this Proxy Statement, and recommending that the CD&A be included in the Proxy Statement.

•   Ensuring the Company has policies and programs for the development of executive leaders and succession planning

•   Overseeing our retirement and benefit plans for senior executives and approving any significant changes to our retirement and benefit plans for our employees. The committee may delegate its authority for day-to-day administration and interpretation of these plans, except as it may impact our executive leaders, including the CEO.

•   Overseeing our succession planning and talent management strategies and programs.

Executive Committee
0	Meetings in 2024	NA	Attendance Rate

Current Members Andrew K. Silvernail (Chair) Christopher M. Connor Anders Gustafsson Jacqueline C. Hinman Clinton A. Lewis, Jr. Kathryn D. Sullivan

•   The Executive Committee may act for our Board, to the extent permitted by law, if Board action is required and a quorum of our full Board cannot be convened on a timely basis in person or telephonically.

•   The chairman of our Board, the independent Lead Director, and the chair of each Board committee are members of the Executive Committee.

www.internationalpaper.com	/ 33

Corporate Governance / Shareowner Engagement

Compensation Committee Interlocks and Insider Participation

During 2024, no member of the MDCC was an employee or a current or former officer of the Company, or had any relationship that would require disclosure under Item 404 of Regulation S-K. In addition, during 2024 no executive officer of the Company served as either a director or a member of the compensation committee (or its equivalent) of any entity that had one of its executive officers serving on our MDCC or our Board.

Shareowner Engagement

We have an active shareowner engagement program, including through regular calls and meetings, which allows us to better understand our shareowners’ priorities, perspectives, and concerns, and enables the Company to effectively address issues that matter most to our shareowners. In 2024, we significantly increased our shareowner engagement efforts, meeting with nearly 500 shareowners, including over 200 institutional investors, for a total of 267 meetings, compared with 81 meetings in 2023. This heightened level of interaction was driven by the following factors:

New Leadership and Strategic Direction: With the appointment of our new CEO, we have embarked on a transformative journey, implementing a new strategic vision aimed at driving long-term growth and value creation. Our shareowners have shown a keen interest in understanding and contributing to this new direction.

Transformational Business Combination: In 2024, we laid the foundation for completing the acquisition of DS Smith, which garnered substantial attention from our investors. This strategic move enhances our global footprint and is expected to create significant synergies, prompting increased dialogue with our shareowners.

Commitment to Transparency: We have prioritized open and transparent communication with our shareowners, ensuring they are well-informed about our strategic initiatives and business developments. This approach has fostered a stronger relationship and increased engagement.

In addition to these individual meetings, we hosted an Investor Day on March 25, 2025, our first since 2012, which provided investors with deeper insight into our strategic plan, our new leadership and plans for the Company’s future.

2024 Shareowner Engagement Highlights

492 shareowners	In 2024, we met with 229 institutional investors, representing 218 million shares or 63% of our outstanding institutional shares.	Topics we engaged on included: 80/20 Leadership Changes DS Smith Transaction Capital Allocation Performance

34 \	International Paper 2025 Proxy Statement

Corporate Governance / Board Oversight of the Company

In 2024, our Company received a shareowner proposal requesting that the Board adopt a policy requiring shareholder approval for any new or renewed pay packages for senior managers that include golden parachute payments exceeding 2.99 times the executive’s base salary plus target short-term bonus. While the proposal did not pass, the level of support received reflected shareowner interest and concern regarding executive compensation practices.

Our management, in collaboration with our independent compensation consultant, undertook a comprehensive evaluation of our existing policies related to executive severance. This evaluation included a thorough review of industry best practices, shareowner perspectives, and the potential impact on our Company’s long-term performance and governance.

As a result of this evaluation, in 2025, our Board, upon recommendation of the MDCC, adopted the International Paper Company Executive Severance Plan (the “Severance Plan”). This plan is designed to align the interests of our executives with those of our shareowners, while also ensuring that our Company remains competitive in attracting and retaining top talent. We believe that this new plan strikes an appropriate balance between providing fair compensation to our executives and protecting the interests of our shareowners. For more information on the new Severance Plan, please see our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 11, 2025, and Section 6, “Executive Severance Plan” in our Compensation, Discussion & Analysis.

We remain committed to ongoing dialogue with our shareowners to ensure that our compensation practices continue to reflect their values and expectations.

Proxy Access

Our proxy access By-Law permits shareowners owning 3 percent or more of our common stock for at least three years to nominate the greater of two directors or up to 20 percent of the Board and include these nominees in our proxy materials. The number of shareowners who may aggregate their shares to meet the ownership threshold is limited to 20. Nominations are subject to the eligibility, procedural and disclosure requirements set forth in the By-Laws.

Our By-Laws are available at www.internationalpaper.com, under the “Investors” tab at the top of the page followed by the “Governance” and “Governance Documents” links. A paper copy is available at no cost by written request to the Corporate Secretary.

Board Oversight of the Company

The Board is responsible for ensuring appropriate alignment of its leadership structure and oversight of management with the interests of shareowners and the communities in which the Company operates. The Company’s Corporate Governance Guidelines provide the foundation upon which the Board oversees a working system of principled goal-setting and effective decision-making. The goal is to establish a vital, agile, and ethical corporate entity that provides value to the shareowners who invest in the Company, the communities in which we operate, and all of our stakeholders.

Leadership Transition and Succession Planning

One of the Board’s most important responsibilities is succession planning and choosing the right CEO to lead the Company. A great deal of Board focus and attention went into the selection of Andrew K. Silvernail as the chairman and CEO to lead the Company following Mark Sutton’s decision to retire. The Company has received positive feedback from employees, investors and other key stakeholders on the transition. The independent members of the Board review and approve the corporate goals and performance objectives of the CEO.

For more information regarding our Leadership Transformation decisions, please see “Executive Summary; Leadership Transformation” in the Compensation Discussion & Analysis section of this Proxy Statement.

www.internationalpaper.com	/ 35

Corporate Governance / Board Oversight of the Company

Oversight of DS Smith Acquisition

The Board played a pivotal role in overseeing the strategic acquisition of DS Smith. The Company believes the acquisition aligns with our long-term strategic goals and enhances our position in the sustainable packaging solutions market. The Board conducted a thorough review and due diligence process before approving the acquisition. This included evaluating the strategic fit, financial implications, and potential synergies. The Board’s expertise and long-term perspective were instrumental in challenging assumptions and ensuring the acquisition would create shareowner value.

In preparation for the acquisition, the Board oversaw readiness to comply with the new requirements applicable to the Company by virtue of its secondary listing on the London Stock Exchange. This included approving revisions to our Insider Trading Policy and Related Person Transactions Policy and Procedures to ensure compliance with the UK Market Abuse Regulation and the UK Listing Rules.

Post-acquisition, the Board has been actively involved in oversight of the integration process to manage risk, maximize synergies and ensure a seamless leadership transition. The Board receives regular reports and updates from management to enable compliance with its obligations arising by virtue of our secondary listing on the London Stock Exchange. Oversight of key integration efforts include the harmonization of operations, systems, and processes between the two companies design, as well as implementation of effective internal controls over financial reporting.

Oversight of Strategy

The Board actively oversees the Company’s long-term business strategy and strategic priorities, ensuring that International Paper’s leadership and culture reflect its longstanding commitment. The Board is continuously engaged with management on these topics. For example, as part of our leadership transition plan for 2024, the Board has worked closely with our new CEO in developing, announcing, and then starting to monitor the execution of the 80/20 performance system for innovation and leadership. The 80/20 performance system aims to drive success and win with customers by focusing on the most impactful initiatives for innovation and leadership.

Oversight of Succession Planning and Talent Management

Our Board is actively engaged and involved in succession planning and talent management. Our Board oversees and annually reviews leadership development and assessment initiatives, as well as short- and long-term succession plans for our senior management. In addition, our Board regularly reviews our talent strategy to ensure that it supports our business strategy. The Board considers its own leadership structure as part of the succession planning process. The CEO reports annually on succession planning for all key management positions, including recommendations and evaluations of potential successors.

36 \	International Paper 2025 Proxy Statement

Corporate Governance / Board Oversight of the Company

Risk Oversight

Pursuant to delegated authority as permitted by the Company’s By-Laws, Corporate Governance Guidelines, and committee charters, the Board’s four standing committees oversee certain risks.

Full Board

The Board exercises oversight of the Company’s enterprise risk management (“ERM”) program, which includes strategic, operational and finance matters, as well as compliance, legal and information technology (“IT”)/cyber risks. Our Board and its committees receive regular reports from senior managers on areas of material risk and how those risks are managed.

Audit and Finance Committee

The Audit and Finance Committee coordinates the risk oversight role exercised by other Board committees and management, and receives updates on risk management processes regularly. In addition, the Audit and Finance Committee:

•  Oversees the integrity of the Company’s financial statements and other disclosures, the effectiveness of the internal control environment, the internal audit function and the external auditors, and compliance with legal and regulatory requirements to mitigate risk.

•  Reviews risks related to management’s cybersecurity and information security risk management programs and controls, including processes for identifying and reporting material cybersecurity incidents.

•  Monitors the risk of financial fraud involving management and ensuring that controls are in place to prevent, deter and detect fraud.

Governance Committee Oversees risks related to: • Governance • Director compensation	Management Development and Compensation Committee Oversees risks related to: • Organizational and resource allocation • Talent management • Succession planning • Executive compensation

Public Policy and Environment Committee

Oversees risks related to:

•  Litigation, government regulation and governmental enforcement

•  Environment, health and safety

•  Sustainability, including climate change

•  Technology issues including information and operational technology, cybersecurity and data security

Management/Enterprise Risk Management Council

The ERM Council is a management-level team made up of executive officers responsible for managing enterprise risks and planning and organizing the activities of our organization to minimize the effects of risk on the Company’s business and financial results. The ERM Council regularly reports to the Board on areas of risk and risk management. The chief financial officer serves as the ERM council lead. The chief audit executive serves as the ERM Council process owner.

Chief Information Security Officer

Our chief information security officer (“CISO”) presents to the Audit and Finance Committee and to the full Board of Directors, as part of the Board’s risk oversight responsibility. For example, the CISO provides reports to the Board and the Audit and Finance Committee on the analysis of emerging information technology risks, as well as plans and strategies to mitigate those risks, and also reports to senior management on a regular basis. These risks are also aggregated into the Company’s ERM program.

www.internationalpaper.com	/ 37

Corporate Governance / Related Risk

Oversight of Compliance

The Global Ethics and Compliance officer oversees our compliance program. Employees can report violations through our Helpline or through other reporting channels. All Helpline reports are immediately forwarded to the Global Ethics and Compliance office for further action and for a response to the person reporting, unless he or she has chosen to remain anonymous. A report made through any of our other reporting channels that involves an impropriety relating to our accounting, internal controls or other financial or audit matters is also forwarded immediately to the Global Ethics and Compliance office. That office has responsibility for investigating all such matters, and will report certain of those matters, unfiltered, to the chair of our Audit and Finance Committee in accordance with the procedures established by the Audit and Finance Committee to ensure compliance with the Sarbanes-Oxley Act of 2002, as amended.

Oversight of Compensation-Related Risk

The MDCC is committed to completing an annual risk assessment to evaluate the Company’s compensation plans and practices. In 2024, at the MDCC’s request, its independent consultant FW Cook conducted a risk assessment with the objective of identifying any compensation plans and practices that may encourage employees to take unnecessary or excessive risks that could threaten the Company. No such plans or practices were identified. The results of this 2024 evaluation indicated, and the MDCC thus concluded, that there are no significant compensation-related risk areas at the Company, and that our compensation plans and practices do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company. Also, based on this evaluation, the MDCC concluded that the Company’s incentive compensation programs appropriately aligns compensation with long-term shareowner value creation and avoids short-term rewards for decisions that could pose long-term risks to the Company. These conclusions were based on the following factors:

•	Our compensation mix is appropriately balanced and incentive compensation is not overly weighted toward short-term performance at the expense of long-term value creation;

•	Our short-term incentive compensation award pool is appropriately capped, thereby limiting payout potential;

•	Our performance is measured against both absolute and relative metrics to ensure quality and sustainability of Company performance;

•

We have adopted several programs that serve to mitigate potential risk, including officer stock ownership requirements, a Clawback Policy and clawback provisions in our administrative guidelines of our incentive compensation programs, and Non-Compete and Non-Solicitation Agreements to deter behavior that could be harmful to the Company either during or after employment (for more details on these programs, see Section 6, “Other Matters Related to Governance and Compensation” on page 84);

•	We have strong anti-hedging and anti-pledging stock trading provisions; and

•	The MDCC maintains strict controls over the Company’s equity granting practices, and our incentive compensation plan prohibits option re-pricing without shareowner approval.

38 \	International Paper 2025 Proxy Statement

Corporate Governance / Independence of Directors

Oversight of Information Security and Cybersecurity

The Company places the utmost importance on information security and privacy, which are key components of our governance and risk management framework. We value maintaining the trust and confidence of our customers, employees and other stakeholders.

The Board has primary oversight of our ERM program, which includes information security and cybersecurity. The Board of Directors is supported in its oversight by the Audit and Finance Committee and Public Policy and Environment (the “PPE”) Committee, which share oversight responsibilities related to the Company’s information security program, as noted above. The Board, the Audit and Finance Committee and the PPE Committee each receives periodic updates from management, including our CISO, and outside experts, covering the Company’s programs for managing information security risks, including data privacy and data protection risks. The Company has adopted the National Institute of Standards and Technology Cybersecurity Framework to assess the maturity of its cybersecurity programs and guide continual improvement.

Key aspects of the Company’s cybersecurity program include the following:

•	layered technical protective capabilities and detective surveillance controls;

•	use of independent third-parties to assess the Company’s practices related to, and provide expertise and assistance with, various aspects of information security, as further described below;

•

courses and awareness training on information security for employees with Company email or access to Company devices, including phishing, social engineering and other cybersecurity training, as well as targeted training for specific roles based on responsibilities and risk level;

•	global security and privacy policies; and

•	business continuity, incident response and disaster recovery procedures, including tabletop exercises involving executive and senior leaders.

Our management regularly monitors best practices in this area and seeks to implement changes to the Company’s security programs as needed to ensure that the Company maintains a robust data and privacy program. In addition, the Company maintains cyber insurance that provides coverage in connection with cybersecurity breaches. For more information on our cybersecurity, risk identification and management program, please see Part 1, Item 1C. Cybersecurity of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 21, 2025.

Independence of Directors

It is the policy of our Board that, in accordance with the rules of the New York Stock Exchange (“NYSE”), a majority of its members be independent from the Company, its management and its independent auditor. Based on the Governance Committee’s review of our current directors, our Board has determined that all of our non-employee directors are independent. We have one employee-director, our chairman, Andrew K. Silvernail, who is not independent. Each standing committee of the Board is made up entirely of independent directors. The Board also previously determined that Ilene S. Gordon, who served on the Board until May 2024, satisfied the independence requirements of the NYSE listing standards.

Further, the Governance Committee has concluded and recommended to our Board, and our Board has determined, that each of our non-employee directors meets the independence requirements for service on our Audit and Finance Committee, the Management Development and Compensation Committee, and the Governance Committee.

Director Independence Determination Process and Standards

Annually, our Board determines the independence of directors based on a review conducted by the Governance Committee and the Company’s general counsel. The Governance Committee and the Board evaluate and determine each director’s independence under the NYSE’s independence standards for listed companies and the Company’s Director Qualification Criteria and Independence Standards, which are consistent with, but more rigorous than, the NYSE standards. The Board also considers independence standards applicable to service on particular committees of the Board under SEC and NYSE rules.

www.internationalpaper.com	/ 39

Corporate Governance /

Under SEC rules, the Governance Committee is required to analyze and describe any transactions, relationships or arrangements not specifically disclosed as a related party transaction in this Proxy Statement that were considered in determining our directors’ independence. To facilitate this process, the Governance Committee reviews directors’ responses to our annual directors’ and officers’ questionnaire, which requires disclosure of each director’s and his or her immediate family’s relationships to the Company, as well as any potential conflicts of interest.

In this context, the Governance Committee considered the relationships described below. Based on its analysis of these relationships and our independence standards, the Governance Committee concluded and recommended to our Board that none of these relationships impaired the independence of any non-employee director. Among other things, none of our directors serve as an executive officer of any organization to which we make charitable contributions. In addition, recognizing that several of our directors serve as executive officers at companies with which we may do business, the Governance Committee determined that commercial relationships involving routine, arms-length purchases and sales transactions between International Paper and these companies were not material under our independence standards. These standards provide that payments that the Company makes to, or receives from, a company at which a member of our Board serves as an executive officer do not create a material relationship that would impair the director’s independence if they are for property or services valued at less than the greater of $750,000 or 1.75 percent of such other company’s consolidated gross revenue. We provide additional details about the relationships reviewed by the Governance Committee in the following table.

Transactions Considered in Analysis of Director Independence

Director	Name of Employer	Business Relationship (including affiliated companies)	Dollar Amount of Routine Transactions	Does amount exceed greater of $750,000 or 1.75% of other company’s gross revenue?
Jamie A. Beggs	Avient Corporation	Routine sales to Avient	$1,806,791 in total, representing less than 0.009% of International Paper’s net revenue in 2024	No
Anton V. Vincent	Mars, Inc.	Routine sales to Mars	$35,708,539 in total, representing less than 0.19% of International Paper’s net revenue in 2024	No
		Routine purchases from Mars	$50,890,811 in total, representing less than 0.10% of Mars’s gross revenue in 2024	No

Transactions with Related Persons

Related Person Transactions Policy and Procedures. Our Board has adopted a Related Person Transactions Policy and Procedures for the review and approval or ratification of transactions involving the Company and “related persons” (directors, director nominees and executive officers and their immediate family members, or shareowners owning 5% or greater of our outstanding common stock and their immediate family members). The policy covers any related person transaction or currently proposed transaction in which the Company was a participant or is to be a participant and (i) the amount involved exceeds or is expected to exceed $120,000 in any fiscal year, and (ii) a related person had or will have a direct or indirect material interest. The policy also sets forth certain clarifications and exceptions with respect to the policy’s application to certain types of transactions. In 2024, our Board, upon recommendation from the Governance Committee, revised our Related Person Transactions Policy and Procedures to ensure compliance with rules applicable to the Company by virtue of our secondary listing on the London Stock Exchange.

The policy works in tandem with and as a supplement to our Code of Conduct and Conflicts of Interest Policy.

40 \	International Paper 2025 Proxy Statement

Corporate Governance / Transactions with Related Persons

Identifying Related Persons. Our directors and executive officers complete and sign a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between them or any of their family members and the Company other than those previously disclosed.

Additionally, the Company reviews public filings on Schedules 13D and 13G to identify our 5% beneficial owners.

Transaction Review Procedures. Prior to entering into a related person transaction (as defined in our policy), a related person must provide the details of the transaction to the general counsel, including the relationship of the person to the Company, the dollar amount involved, and whether the related person or his or her family member has or will have a direct or indirect interest in the transaction. The general counsel then evaluates the transaction to determine if the Company or the related person has a direct or indirect material interest in the transaction and whether the policy otherwise applies to such transaction. If such a determination is made, the general counsel submits the details of the transaction to the Governance Committee for review. The Governance Committee approves a related person transaction if the Committee determines that the transaction is not inconsistent with the interests of the Company and its shareowners and does not violate the Company’s Code of Conduct or Conflicts of Interest Policy. Our policy also sets forth procedures whereby, if the Company becomes aware of a completed related person transaction that is subject to the policy and which inadvertently was not previously approved, the Governance Committee must either ratify the transaction or require the related person to terminate the transaction. In addition, the Governance Committee evaluates existing related person transactions on a periodic basis to determine whether the related person transaction should continue.

Transactions With Related Persons. Except as otherwise noted below, since January 1, 2024, the Company has not been a participant in any transaction, and is not a participant in any currently proposed transaction, in which any related party had or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Beneficial Owners of More Than Five Percent of Voting Securities. Since January 1, 2024, entities or affiliates that are or were the beneficial owner of more than 5% of our outstanding common stock have provided, and are contemplated to provide, certain services to the Company in the ordinary course of business. The nature and value of services provided by these 5% shareowners and their affiliates is described below.

An affiliate of BlackRock Inc., a 5% shareowner, has provided investment management services related to certain benefit plans of the Company. In 2024, BlackRock received fees totaling approximately $1.8 million for providing these services.

State Street Corporation, a 5% shareowner in 2024, has provided trustee and similar services to the Company, serving as the trustee of the Company’s Defined Contribution Plans Master Trust, Retirement Plan Master Trust, Commingled Investment Group Trust, and Retiree Medical Savings Plan Trust, and as an independent monitoring fiduciary with respect to the Company Stock Fund in the savings plan. During 2024, the Company paid approximately $2 million to State Street for these services. Additionally, the Company paid State Street $622,380 for management services under several target date and index funds in the Company’s Savings (401(k)) plan. Upon closing of the DS Smith acquisition, State Street is no longer a 5% shareowner.

Additionally, since January 1998, the Company has invested in the UBS Trumbull Property Fund, a real estate core fund managed by UBS Realty Investors LLC, a subsidiary of USB Group AG, a 5% shareowner. In 2024, the Company paid UBS Realty Investors LLC investment management fees of $953,202. As of February 10, 2025, UBS Group AG is no longer a 5% shareowner.

The agreements with BlackRock, State Street and UBS Realty Investors, LLC are negotiated arms-length transactions in the ordinary course of business. Additionally, we believe the agreements represent standard terms and conditions for investment management and trustee services.

In compliance with our policy, the Governance Committee has reviewed previously approved related person transactions with BlackRock and State Street and determined that the transactions should be permitted to continue. Additionally, the Governance Committee ratified the UBS Realty Investors, LLC transaction.

www.internationalpaper.com	/ 41

Corporate Governance / Commitment to Sound Corporate Governance and Ethical Conduct

Our Related Person Transaction Policy and Procedures is available at www.internationalpaper.com under the “Investors” tab at the top of the page followed by the “Governance” link and then under the “Governance Documents” link. A paper copy is available at no cost by written request to the Corporate Secretary.

Commitment to Sound Corporate Governance and Ethical Conduct

We believe good corporate governance is critical to achieving business success and serves the best interests of our shareowners. We value the perspectives of our shareowners and other stakeholders, including our employees and the communities in which we operate, and take steps to address their concerns where warranted.

Our Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines that reflect its commitment to sound governance practices. In addition, each of our Board committees has its own charter to ensure that our Board fully discharges its responsibilities to our shareowners. Our Board reviews its Corporate Governance Guidelines and committee charters at least annually and makes changes from time to time to reflect developments in the law and corporate governance practices.

Our Code of Conduct. Our Board has adopted a Code of Conduct that applies to our directors, officers, and all employees to ensure we conduct business in a legal and ethical manner.

Our Global Ethics and Compliance office is located at our global headquarters in Memphis, Tennessee. If an employee, customer, vendor, or shareowner has a concern about ethics or business practices of the Company or any of its employees or representatives, that individual may contact the Global Ethics and Compliance office in person, via e-mail or telephone. The Code of Conduct describes multiple channels by which employees may report a concern, such as through their managers, a human resources professional, legal counsel or our internal audit department.

Our Helpline is also available 24 hours a day, seven days a week, to receive calls from anyone wishing to report a concern or complaint, whether anonymous or otherwise.

Our Helpline contact information can be found at www.internationalpaper.com, under the “Company” tab at the top of the page, then under “Ethics & Compliance.”

Our Corporate Governance Guidelines, Code of Conduct and Board committee charters are available at www.internationalpaper.com under the “Investors” tab. Paper copies are also available by written request to the Corporate Secretary at the address below.

Communicating with the Board

Shareowners or other interested parties may communicate with our entire Board, the Chairman, the independent directors as a group, the Lead Director, or any one of the directors by writing to the Corporate Secretary, at the address set forth below. Our Corporate Secretary will forward all communications relating to International Paper’s interests, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate director(s).

In addition, as described above under “Corporate Governance – Commitment to Sound Governance and Ethical Conduct” our Global Ethics and Compliance office has a Helpline that is available 24 hours a day, seven days a week, to receive calls, emails, and letters to report a concern or complaint, anonymous or otherwise.

Direct all Board correspondence to:

Corporate Secretary

International Paper Company

6400 Poplar Avenue

Memphis, TN 38197

42 \	International Paper 2025 Proxy Statement

Compensation Philosophy

We believe our compensation program for non-employee directors should:

•

Provide total compensation comprising both cash and equity elements that targets the median level of compensation paid by our Compensation Comparator Group (“CCG”), which is described in the Compensation Discussion & Analysis section of this Proxy Statement;

•	Align the interests of our directors with the interests of our shareowners;

•	Attract and retain top director talent; and

•	Be flexible enough to meet the needs of our highly qualified directors.

Each element of director compensation discussed below is recommended by the Governance Committee and approved by our Board. Mr. Silvernail’s compensation is described in the Compensation Discussion & Analysis section of this Proxy Statement. He does not receive any additional compensation for his service as Chairman of the Board.

On at least a biennial basis, we evaluate the reasonableness and appropriateness of the total compensation paid to our directors in comparison to peer companies who make up our CCG.

We believe our director compensation program appropriately compensates our directors for their time and commitment to the Company, and is consistent with our compensation philosophy, as shown in the following table.

Our Director Pay Principles	Our 2024 Director Pay Policies and Practices
Target compensation at median of CCG	Maintained mix of cash and equity in line with cross-section of similar companies (CCG), which total compensation was at the median level of companies included in our CCG
Align the interests of our directors with the interests of our shareowners	Paid 58% of regular board fees in the form of equity to ensure that directors, like shareowners, have a personal stake in the Company’s financial performance
Attract and retain top director talent	Compensated directors competitively, based on a cross- section of similar companies (CCG)
Maintain flexibility to meet the needs of our highly qualified directors	Continued to allow directors to elect to take equity in place of cash and to elect to defer their fees until retirement

www.internationalpaper.com	/ 43

Director Compensation / Elements of Our Director Compensation Program

Elements of Our Director Compensation Program

For the May 2024 to April 2025 service year, compensation for our non-employee directors consists of:

•	An annual retainer that is a mix of cash and equity;

•	Additional retainers for committee chairs, the Lead Director, and members of the Audit and Finance Committee, as applicable; and

•	Life insurance, business travel accident insurance, and liability insurance.

There were no changes made to the fees payable to our non-employee directors for the May 2024 to April 2025 service year in comparison to the prior service year.

Type of Fee	2024-2025 Fee Amount ($)
Board Fees
Cash Retainer	120,000
Equity Retainer	163,000
Committee Fees
Audit and Finance Committee Chair	25,000
Audit and Finance Committee Non-Chair Member	10,000
Management Development and Compensation Committee Chair	20,000
Governance Committee Chair	20,000
Public Policy and Environment Chair	20,000
Lead Director	27,500

Annual Retainer

The annual retainer is $283,000, of which $120,000 (42 percent) is payable in cash in monthly installments and $163,000 (58 percent) is payable in equity. A director may elect to convert all or 50 percent of his or her cash retainer (plus any committee fees and Lead Director fees, as discussed below) into shares of restricted stock. To encourage director stock ownership, a director who makes this election receives a 20 percent premium on this converted cash award in additional shares of restricted stock. Seven of the nine non-employee directors serving during 2024 elected to receive stock in lieu of all or 50 percent of the cash award and are receiving the applicable premium. Restrictions on shares awarded to our directors under our current compensation plan lapse one year from the date of grant, and then the shares are freely transferable, subject to our director stock ownership requirement and securities regulations.

Directors may also elect to defer receipt of some or all of their equity retainer. Directors who make this election receive restricted stock units (“RSUs”) in lieu of restricted stock. RSUs are not transferable until a director’s retirement from the Board, death or disability. The cash value of RSUs is paid in January following retirement, death or disability. Five of the nine non-employee directors serving during 2024 elected to defer payment of all or a portion of their equity compensation until retirement, death or disability. Elections with regard to form of payment and deferrals are made in December preceding each service year.

We use the closing market price of the Company’s common stock on the day preceding our annual meeting in May to calculate the equivalent number of shares for the $163,000 equity retainer and any restricted stock elected by our directors in lieu of their cash retainer. RSUs are settled in cash based on the closing price of the Company’s common stock as of December 31 of the year of the director’s retirement, death or disability.

Directors earn dividends on their shares of restricted stock and RSUs, which they may elect to receive either as cash or in the form of additional shares of restricted stock or RSUs. Dividends are paid to the director at the time the underlying award vests or is settled.

44 \	International Paper 2025 Proxy Statement

Director Compensation /

Insurance and Indemnification Contracts

We provide life insurance in the amount of $10,500 to each of our non-employee directors, and travel accident insurance in the amount of $500,000 that covers a director if he or she dies or suffers certain injuries while traveling on Company business.

We provide liability insurance for our directors, officers, and certain other employees at an annual cost of approximately $3 million. The primary underwriters of coverage, which extends to April 1, 2026, are XL Specialty Insurance Company and ACE American Insurance Company.

Our By-Laws provide for standard indemnification of our directors and officers in accordance with New York law. We also have contractual arrangements with our directors that indemnify them in certain circumstances for costs and liabilities incurred in actions brought against them while acting as our directors.

Stock Ownership Requirements

Our director stock ownership policy requires our directors to hold equity of the Company valued at two times the total annual Board retainer, which, through April 30, 2025, requires ownership of Company common stock equivalent to $566,000. We believe this requirement helps align the interests of our directors with the interests of our shareowners. As of December 31, 2024, all directors, except Ms. Beggs and Mr. Tozier, who joined the Board in May 2024, and Mr. Robbie who joined in February 2025, met their stock ownership requirements. New directors have four years from the date of their election to meet the ownership requirement.

Non-employee Director Compensation Table

The following table provides information on compensation for non-employee directors who served during 2024. It shows fiscal year 2024 compensation based on the SEC’s compensation disclosure requirements, though we pay our directors on a May to April service year. Amounts in the table show differences among directors because (i) each director makes an individual election to receive his or her fees in cash and/or equity in the manner described above; (ii) certain directors receive committee chair fees, a Lead Director fee, and/or Audit and Finance Committee member fees; and (iii) directors may join our Board on different dates, so their compensation is prorated for the year.

Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jamie A. Beggs(3)		290,585	290,585
Christopher M. Connor		336,186	336,186
Ahmet C. Dorduncu	130,925	163,001	293,926
Anders Gustafsson		332,019	332,019
Jacqueline C. Hinman		327,004	327,004
Clinton A. Lewis, Jr.		327,004	327,004
Kathryn D. Sullivan	125,000	163,001	288,001
Scott A. Tozier(3)		290,585	290,585
Anton V. Vincent		307,020	307,020

(1)	As described above, certain directors elected to receive shares of restricted stock in lieu of cash and therefore had no cash compensation during 2024.

(2)

The value of stock awards shown in the “Stock Awards” column is based on grant date fair value calculated under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price of the Company’s common stock on the last business day immediately preceding the date of grant, which was May 13, 2024. Directors who elect to defer their equity retainer fee receive RSUs rather than restricted stock. Restrictions on shares awarded to our directors under our current compensation plan lapse one year from the date of grant, and then the shares are freely transferable, subject to our director stock ownership requirement and securities regulations. RSUs are not transferable until a director’s retirement from the Board, death or disability. The cash value of RSUs is paid in January following retirement, death or disability.

(3)	Ms. Beggs and Mr. Tozier joined the Board effective May 21, 2024, and were granted 7,532 shares each.

www.internationalpaper.com	/ 45

Director Compensation / Non-employee Director Compensation Table

The following table shows the aggregate number of unvested shares of restricted stock and RSUs outstanding as of December 31, 2024, for each non-employee director who served as of that date.

Name of Director	Aggregate Number of Shares Outstanding That Have Not Vested and RSUs (#)
Jamie A. Beggs*	7,745
Christopher M. Connor	70,596
Ahmet C. Dorduncu	4,225
Anders Gustafsson	8,606
Jacqueline C. Hinman	10,124
Clinton A. Lewis, Jr.	64,913
Kathryn D. Sullivan	5,264
Scott A. Tozier*	7,745
Anton V. Vincent	34,006
Total	213,224

*	Ms. Beggs and Mr. Tozier joined the Board effective May 21, 2024.

46 \	International Paper 2025 Proxy Statement

Our Audit and Finance Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent auditor for 2025. Although shareowner ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of Deloitte & Touche to our shareowners because we value your views on the Company’s independent auditor. Our Audit and Finance Committee will consider, but is not bound by, the outcome of this vote. Even if the selection of Deloitte & Touche is ratified, the Audit and Finance Committee may change the appointment at any time if it determines that a change would be in the best interests of the Company and our shareowners.

To ratify the selection of our independent auditor, the affirmative vote of a majority of a quorum at the annual meeting is required. You may vote FOR or AGAINST the ratification of the selection of our independent auditor, or you may abstain from voting. Abstentions will have the same effect as votes against this proposal.

We do not expect any “broker non-votes” associated with this proposal. If your shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares may be voted by the broker in its discretion.

Our Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditor for 2025.	FOR

www.internationalpaper.com	/ 47

Item 2: Ratification of Deloitte & Touche LLP as Our Independent Auditor /

Background on our Independent Auditor

The Audit and Finance Committee is responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Committee has evaluated the qualifications, performance, and independence of Deloitte & Touche, including discussions regarding Public Company Accounting Oversight Board (“PCAOB”) inspection results, peer reviews and any other internal inspection results and trends in their internal system of quality controls, and appointed Deloitte & Touche as the Company’s independent external auditor for the fiscal year 2025. Representatives of Deloitte & Touche will attend the 2025 annual meeting virtually and be available to answer questions. Our independent auditor also will have the opportunity to make a statement if they desire to do so.

Deloitte & Touche has served as International Paper’s independent external auditor continuously since 2002. In order to ensure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent external audit firm. The members of the Audit and Finance Committee and the Board believe the continued retention of Deloitte & Touche to serve as the Company’s independent external auditor is in the best interests of International Paper and its shareowners. In making this determination, the Audit and Finance Committee and Board have considered Deloitte & Touche’s significant institutional knowledge of our business, operations, accounting policies and financial systems, and internal controls framework, as well as Deloitte’s global capabilities, technical expertise, depth of resources, quality, efficiency of services, quality of communications with the Audit and Finance Committee and management, and independence. In addition, in accordance with applicable rules on partner rotation, Deloitte & Touche rotates its lead audit engagement partner not less than every five years. The Audit and Finance Committee is involved in considering the selection of Deloitte & Touche’s primary engagement partner when there is a rotation.

Deloitte & Touche’s reports on the consolidated financial statements for each of the three fiscal years in the period ended December 31, 2024, which were included in the Company’s 2024 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 21, 2025, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Independent Auditor Fees

The Audit and Finance Committee engaged Deloitte & Touche to perform an annual integrated audit of the Company’s financial statements, which includes an audit of the Company’s internal controls over financial reporting, for the years ended December 31, 2023, and December 31, 2024. The total fees and expenses paid to Deloitte & Touche are as follows:

	2024	2023
	($, in thousands)	($, in thousands)
Audit Fees	13,277	12,091
Audit-Related Fees	6,456	355
Tax Fees	4,836	4,194
All Other Fees	235	345
Total Fees	24,804	16,985

1	The increase in audit fees from 2023 to 2024 is primarily attributable to services provided in connection with the acquisition of DS Smith.

48 \	International Paper 2025 Proxy Statement

Item 2: Ratification of Deloitte & Touche LLP as Our Independent Auditor /Services Provided by the Independent Auditor

Services Provided by the Independent Auditor

All services rendered by Deloitte & Touche are permissible under applicable laws and regulations and are pre-approved by the Audit and Finance Committee. For a complete copy of International Paper’s Guidelines of International Paper Company Audit and Finance Committee for Pre-Approval of Independent Auditor Services,” please write to the Corporate Secretary, or visit us on our website, www.internationalpaper.com, under “Contact Us.”

Pursuant to rules adopted by the SEC, the fees paid to Deloitte & Touche for services provided are presented in the table above under the following categories:

1.

Audit Fees – Fees for professional services performed by Deloitte & Touche for the audit and review of our annual financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q, and those services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements for the fiscal year, such as comfort letters, consents and other services related to SEC matters. Audit fees in both years include amounts related to the audit of the effectiveness of internal controls over financial reporting.

2.

Audit-Related Fees – Fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit and compensation plan audits, accounting consultations on divestitures and acquisitions, attestations by Deloitte & Touche that are not required by statute or regulation, consulting on financial accounting and reporting standards, and attestations on internal controls and quality assurance audit procedures related to new or changed systems or work processes.

3.

Tax Fees – Fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes consultations on preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, and tax audit assistance. Deloitte & Touche has not provided any services related to tax shelter transactions, nor has Deloitte & Touche provided any services under contingent fee arrangements.

4.

All Other Fees – Fees for other permissible work performed by Deloitte & Touche that do not meet the above category descriptions. These services relate to various consultations that are permissible under applicable laws and regulations, which are primarily related to engagements to provide advice, observations, and recommendations regarding operations, infrastructure and distribution to be considered by the Company.

www.internationalpaper.com	/ 49

Item 2: Ratification of Deloitte & Touche LLP as Our Independent Auditor / Audit and Finance Committee Report

Audit and Finance Committee Report

The following is the report of the Audit and Finance Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2024.

The Audit and Finance Committee assists the Board of Directors in its oversight of the Company’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. The Audit and Finance Committee’s responsibilities are more fully described in its charter, which is accessible on the Company’s website at www.internationalpaper.com under the “Investors” tab and then under the “Governance” link and the “Board Committees” section. Paper copies of the Audit and Finance Committee charter may be obtained, without cost, by written request to Mr. Joseph R. Saab, Corporate Secretary, International Paper Company, 6400 Poplar Avenue, Memphis, TN 38197.

In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed and discussed the Company’s annual audited consolidated financial statements for the 2024 fiscal year with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, including discussions related to significant accounting policies and critical accounting estimates and their related disclosures. In addition, the Audit and Finance Committee has reviewed, and discussed with management and Deloitte & Touche, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the evaluation by Deloitte & Touche of the Company’s internal control over financial reporting. The Audit and Finance Committee has discussed with Deloitte & Touche the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (United States) and the Securities and Exchange Commission (“SEC”). The Audit and Finance Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche its independence from the Company and its management. The Audit and Finance Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining the firm’s independence.

The Board has determined that the following members of the Audit and Finance Committee are audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K: Anders Gustafsson, Jamie A. Beggs, David A. Robbie, and Scott A. Tozier. The Board has determined that each member of the Audit and Finance Committee meets the independence and financial literacy requirements for audit committee members set forth under the listing standards of the New York Stock Exchange and our independence standards, as well as applicable independence requirements under SEC rules.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit and Finance Committee has approved and selected, and the Board of Directors has ratified, Deloitte & Touche as the Company’s independent registered public accounting firm for 2025.

Audit and Finance Committee

Anders Gustafsson, Chair	Jamie A. Beggs	David A. Robbie

Ahmet C. Dorduncu	Kathryn D. Sullivan	Scott A. Tozier

50 \	International Paper 2025 Proxy Statement

Our Board of Directors seeks your approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”), who are listed in the Summary Compensation Table of this Proxy Statement. Information describing the compensation of our NEOs is disclosed in the Compensation Discussion & Analysis section, the accompanying tables and narrative contained in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This vote is being provided as required pursuant to Section 14A of the Exchange Act and is non-binding. The Management Development and Compensation Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

Shareowners are asked to approve the following non-binding advisory resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Exchange Act, including in the Compensation Discussion & Analysis, the related compensation tables and narrative disclosure, is hereby approved.”

To approve this proposal, commonly referred to as a “Say-on-Pay” proposal, the affirmative vote of a majority of a quorum at the annual meeting is required. You may vote FOR or AGAINST this non-binding proposal, or you may abstain from voting. Abstentions will have the same effect as votes against this proposal because they are considered votes present for purposes of a quorum on the vote.

If you hold your shares in street name, your failure to indicate voting instructions to your bank or broker will cause your shares to be considered “broker non-votes” not entitled to vote with respect to Item 3. Broker non-votes will have the same effect as votes against this proposal because they are considered votes present for purposes of a quorum on the vote.

Our next annual Say-on-Pay vote to approve our executive compensation of our Named Executive Officers will occur at the 2026 annual meeting of shareowners.

Our Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K under the Exchange Act.

FOR

www.internationalpaper.com	/ 51

Introduction

This Compensation Discussion & Analysis (“CD&A”) describes our compensation program that applies to all of our board- appointed executive officers, which during 2024 included our CEO, executive vice presidents, and senior vice presidents. Beginning in 2025, Mr. Silvernail has strategically created an Executive Leadership Team (the “ELT”), consisting of leaders who report directly to him, to support and accelerate a customer-centric strategy to enhance operational efficiency. Our CD&A is designed to provide shareowners with an understanding of our compensation philosophy, core design principles and decision-making process. This narrative also explains how our Management Development and Compensation Committee (“MDCC”) oversees and designs the compensation program and explains the 2024 compensation of our Named Executive Officers (“NEOs”).

2024 Named Executive Officers (NEOs)

Andrew K. Silvernail[1]	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Timothy S. Nicholls[2]	Senior Vice President and Chief Financial Officer (Principal Financial Officer); Executive Vice President and President, DS Smith
W. Thomas Hamic	Executive Vice President and President, North American Packaging Solutions
Clayton R. Ellis	Senior Vice President, Global Cellulose Fibers
James P. Royalty, Jr.	Senior Vice President, Containerboard and Recycling
Mark S. Sutton[3]	Former Chairman of the Board and Chief Executive Officer (former Principal Executive Officer)

1 Mr. Silvernail became chief executive officer effective May 1, 2024, and chairman of the Board effective October 1, 2024.

2 Mr. Nicholls became executive vice president and president, DS Smith effective April 1, 2025, after serving as interim leader upon the completion of the DS Smith acquisition and chief financial officer since 2018.

3 Mr. Sutton served the Company as CEO through April 30, 2024 and as chairman of the Board until his retirement on September 30, 2024.

Compensation Committee Report

On behalf of the Board of Directors, the MDCC oversees the Company’s compensation program. In fulfilling its oversight responsibilities, the MDCC has reviewed and discussed the CD&A included in this Proxy Statement with the Company’s management.

Based on the review and discussions referred to above, the MDCC recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its Proxy Statement on Schedule 14A filed in connection with the Company’s 2025 Annual Meeting of Shareowners.

Management Development and Compensation Committee

Jacqueline C. Hinman (Chair)	Christopher M. Connor	Clinton A. Lewis, Jr.	Anton V. Vincent

52 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / Overview of Our CD&A

Overview of Our CD&A

www.internationalpaper.com	/ 53

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

1/ Executive Summary

Company Transformation

Leadership Changes

Over the past year, International Paper implemented a long-planned CEO transition to reposition the Company for growth. These changes were consistent with our thoughtful and orderly approach to succession planning, which is overseen by the MDCC. In late 2023, the Company announced the upcoming retirement of Mr. Sutton. Following an extensive search, the Board of Directors on March 13, 2024, elected Andrew K. Silvernail CEO and to the Board of Directors effective May 1, 2024. Mr. Silvernail assumed the role of chairman of the Board on October 1, 2024.

Other leadership changes included:

•	Promotion of W. Thomas Hamic to the position of executive vice president and president—North American Packaging Solutions, effective September 1, 2024;

•	Appointment of Joy N. Roman as senior vice president, chief people and strategy officer, effective February 3, 2025;

•

Promotion of Timothy S. Nicholls to executive vice president and president, DS Smith leading our Europe, Middle East and Africa (“EMEA”) business, effective April 1, 2025 after serving as interim leader in anticipation of the completion of the DS Smith acquisition; and

•	Appointment of Lance T. Loeffler as senior vice president, chief financial officer effective April 1, 2025.

For more information on Mr. Nicholls’s promotion and Mr. Loeffler’s appointment, please see our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 28, 2025.

Business Combination

In April 2024, International Paper announced a proposed business combination with DS Smith Plc, a global packaging, paper and recycling company and leading provider of sustainable fiber-based packaging headquartered in the United Kingdom (“DS Smith”) in an all-stock transaction. This highly complementary business combination is designed to create a truly sustainable packaging solutions leader that can serve a broad set of customers across a wide range of attractive and growing end-markets to generate significant shareowner value. Shareowners of DS Smith and International Paper overwhelmingly approved the business combination at separate meetings in October 2024. The business combination closed on January 31, 2025. Thereafter, the Company obtained a secondary listing of International Paper common stock on the London Stock Exchange (LSE: IPC) and established an EMEA headquarters in DS Smith’s existing main office in London.

80/20 Performance System

Under Mr. Silvernail’s leadership, in 2024 we adopted the 80/20 performance system, based on the principle that 80% of results come from 20% of efforts. We intend to drive transformational performance by identifying and concentrating on the most impactful areas of our business. Through the 80/20 performance system, we aspire to deliver profitable market share growth by striving to be the lowest-cost producer and the most reliable and innovative sustainable packaging solutions provider to our customers in North America and EMEA. In addition, we intend to guide investments and align resources to win with customers, while reducing complexity and cost across the Company. Embedding the 80/20 performance system into our corporate culture enables us to focus on the critical few to create fanatical customer focus, empower people and accelerate profitable growth all while advancing the Company’s mission of making the world safer and more productive, one sustainable packaging solution at a time.

We remain confident that the initiatives undertaken as part of our transformational journey in 2024 will unlock substantial value at IP and strengthen the Company for our employees, customers and shareowners.

54 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

Corporate Overhead Restructuring

As part of implementing the 80/20 performance system, the Company committed to certain actions in 2024. Significantly, we initiated a corporate overhead restructuring plan to better align our workforce with the needs of the business and our customers, optimize our organizational structure and reduce operational costs. We also announced facility closures as part of our investment strategy to strengthen competitive and strategic assets. In October 2024, we announced our intentions to explore strategic options for our Global Cellulose Fibers business.

2024 Financial Highlights

International Paper continued its progress to create a performance-driven, customer-centric culture by delivering profitable market share growth as the low-cost producer providing North American and EMEA customers the most reliable and innovative sustainable packaging solutions.

$557M We generated $557 million of Earnings from Continuing Operations (U.S. GAAP).	$2B We achieved Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $2.0 billion. [1]

$1.7B We generated $1.7 billion of net cash provided by operations (U.S. GAAP) and $0.8B of free cash flow (FCF).[2]	$643M We maintained our annual dividend of $1.85 per share and returned $643 million of cash to shareowners through dividends.

1

Adjusted EBITDA is a non-GAAP financial measure that is used as a performance metric in our short-term incentive compensation plan, the Annual Incentive Plan (or AIP). See Section 4 for information regarding how Adjusted EBITDA is calculated and Appendix A for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

2

Free cash flow is a non-GAAP financial measure, which equals cash provided by operations less cash invested in capital projects, and the most directly comparable GAAP measures is cash provided by (used for) operations. See Appendix A for information regarding how free cash flow is calculated and a reconciliation of free cash flow to the most directly comparable GAAP measure, as well as for information regarding why we believe that free cash flow presents useful information to investors.

2024 Executive Compensation Highlights

The following section briefly highlights the current structure of our program, the MDCC’s key compensation decisions for 2024 and our performance achievement attained in our incentive compensation plans. These decisions were made with the support of the MDCC’s independent consultant, Frederic W. Cook & Co. (“FW Cook”) (see Section 3, “Role of Compensation Consultants”). This information is discussed in greater detail elsewhere in this CD&A.

Key Plan Highlights

We have robust compensation governance policies, practices and processes (see Section 6).

We continue to have strong pay-for-performance correlation (see Section 2).

New CEO compensation arrangement is market competitive and incentivizes financial performance and improvement in market returns for shareowners (see page 59).

Approved and adopted a new form of Change-in-Control agreement (see page 60) and adopted an Executive Severance Plan (see page 85) both effective in 2025.

Based on a review of both the short- and long-term incentive compensation plans, the following changes were approved for our 2025 incentive plans effective January 1, 2025:

  Under the STI plan, each business unit will have its own performance metrics and goals separate from the corporate center. Individual performance modifiers will be eliminated to encourage collaboration and team performance.

Under the LTI plan, our CEO and his direct reports will receive 100% PSUs which are based solely on relative TSR.

www.internationalpaper.com	/ 55

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

2024 Total Target Compensation Mix

The charts below reflect our commitment to paying for performance, with a significant amount of pay at-risk. For 2024, 93% of Mr. Silvernail’s annualized target compensation and, on average, 80% of our other NEOs’ (excluding Mr. Sutton) target compensation was based on Company and/or stock performance. Importantly, base salary comprises a relatively small portion of our NEOs’ compensation and is the only component of their target Total Direct Compensation (“TDC”) not tied to Company and/or stock performance.

New CEO Target Pay Mix (1)

Average Other NEOs Target Pay Mix

(1)	Mr. Silvernail’s 2024 Inducement PSU Award is not included.

2024 Base Salary Changes

The MDCC approved increases in base salary for all incumbent NEOs in 2024. Increases were effective March 1, 2024. The rationale for the increases was specific to each executive based on factors such as shifts in their respective responsibility, development within the role, and their relative position to the market median. The MDCC also approved an additional increase for Mr. Hamic effective September 1, 2024, to reflect his new responsibilities with his promotion to executive vice president and president, North American Packaging Solutions. The increases are detailed on page 68.

56 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

2024 Incentive Plan Design Overview with Metrics and Weightings

2024 Short-Term Incentive Plan

Annual Incentive Plan (AIP)

Metrics and Weightings

Annual Incentive Plan Payout Scale

All Metrics:

Below Threshold (0% Payout)

Threshold (50% Payout)

Target (100% Payout)

Maximum (200% Payout)

2024-2026 Long-Term Incentive Plan

Long-Term Incentive

Plan (LTIP) Metrics and Weightings

Performance Stock Units (PSUs)

Component Weightings

Performance Stock Units Payout Scale

ROIC (50%)

Below Threshold (0% Payout)

Threshold (50% Payout)

Target (100% Payout)

Maximum (200% Payout)

Relative TSR (50%)

Below 25th percentile (0% Payout)

25th percentile (25% Payout)

50th percentile (100% Payout)

At or above 75th percentile (200% Payout)

* See page 70 for definitions.

www.internationalpaper.com	/ 57

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

2024 STI Performance Achievement

Performance Metric	Target	Actual	% of Target Award Earned	Metric Weight	Weighted % of Target Award Earned

Adjusted EBITDA*	$1.546B	$1.986B	200.0%	70.0%	140.0%

Revenue	$18.790B	$18.618B	95.4%	20.0%	19.1%

Cash Conversion*	56.9%	67.0%	200.0%	10.0%	20.0%

Total				100.0%	179.1%

*

Adjusted EBITDA and Cash Conversion are non-GAAP financial measures. See Section 4 for information regarding how these non-GAAP financial measures are calculated. See Appendix A for non-GAAP financial measure definitions and a reconciliation of Adjusted EBITDA and components of Cash Conversion to the most directly comparable GAAP measures.

2022-2024 LTI Performance Achievement

Performance Metric	Target	Actual	% of Target Award Earned	Metric Weight	Weighted % of Target Award Earned

3-Year Adjusted ROIC*	9.0%	7.55%	63.75%	50.0%	31.88%

Relative TSR	50th Percentile	86th Percentile	200%	50.0%	100.00%

Total				100.0%	131.88%

*

Adjusted ROIC is a non-GAAP financial measure. See Section 4 for information regarding how Adjusted ROIC is calculated. See Appendix A for non- GAAP financial measure definitions and a reconciliation of components of Adjusted ROIC to the most directly comparable GAAP measure.

58 \	International Paper 2025 Proxy Statement

New CEO Compensation Arrangement

On March 14, 2024, the Company entered into an offer letter (the “Offer Letter”) with Mr. Silvernail. In designing Mr. Silvernail’s compensation arrangement, the MDCC sought to deliver a market-competitive package that both reflects Mr. Silvernail’s capabilities and experience while incentivizing him to improve the Company’s financial performance and returns to shareowners. In addition to the factors outlined later in this CD&A, the MDCC and Board assessed the need to induce him to join the Company. The MDCC received advice from its independent compensation consultant (FW Cook) prior to approving these arrangements. Mr. Silvernail’s compensation and benefits are summarized below and described in more detail elsewhere in our CD&A.

•	Received a base salary of $1,000,000 to position him appropriately to our benchmarks.

•	Eligible for an annual bonus under the Company’s AIP with a target amount of 150% of base salary, prorated based on actual service in 2024.

•	Awarded a 2024 annual LTIP grant valued at $12,500,000 on May 1, 2024, delivered entirely in PSUs (350,926 shares at target) with the same performance goals as other NEOs.

•	Established ongoing TDC for 2024 at $15,000,000, which approximated the CCG median.

•	Awarded a one-time, special “inducement grant” of performance share units award, which is a 100% performance-based award of 240,930 PSUs (at target) valued at $8,500,000 on May 1, 2024 (the “2024 Inducement PSU Award”). The 2024 Inducement PSU Award will be subject to both a service and performance vesting condition and will be earned for the achievement of rigorous stock price hurdles and contingent upon his continued service to the Company over a three-year performance/vesting period, with accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause.
•	Eligible to participate in the benefit programs available to U.S.-based employees including the Company’s qualified Salaried Savings Plan-401(k) and nonqualified Deferred Compensation Savings Plan.

•	Provided with use of the Company’s aircraft for personal travel pursuant to a Time Sharing Agreement that requires Mr. Silvernail to reimburse the Company for the incremental cost to the Company of personal use above $150,000 per year. The value of such use up to $150,000 will result in imputed taxable income to Mr. Silvernail and will not be grossed up for taxes.

•	Provided with the Company’s standard employee relocation benefits, plus an additional one-time cash payment of $210,000 to support relocation expenses not covered under the policy relating to the sale of a home.

•	Reimbursed for legal fees up to $50,000 incurred in developing and negotiating his offer of employment.

•	Retirement eligibility at 60 years of age regardless of service.

•	Benefits generally available to all employees.

The Offer Letter was filed as an exhibit in a Current Report on Form 8-K filed with the SEC on March 19, 2024. More information on Mr. Silvernail’s compensation arrangement is available later in this CD&A (see page 78).

Other NEO Compensation Decisions

Effective September 1, 2024, the Company promoted Mr. Hamic to executive vice president and president, North American Packaging Solutions. In his new role, Mr. Hamic continues to report directly to Mr. Silvernail and leads the Company’s integrated packaging business in North America. In recognition of his expanded role, Mr. Hamic’s base salary increased from $650,000 to $750,000. He remains eligible for an annual bonus under the Company’s AIP with a target amount of 100% of base salary. Mr. Hamic also received an increase in the target opportunity under the LTIP beginning with the 2025 annual grant. Effective April 1, 2025, the Company promoted Mr. Nicholls to executive vice president and president, DS Smith overseeing Europe, Middle East and Africa business operations and welcomed Lance T. Loeffler as our new senior vice president and chief financial officer. For more information on Mr. Nicholls’s promotion and Mr. Loeffler’s appointment, please see our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 28, 2025.

www.internationalpaper.com	/ 59

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

In recognition of the criticality of Messrs. Ellis, Hamic and Royalty’s service in the context of the CEO leadership transition and to incentivize their continued contribution to our long-term success, we granted each a recognition and retention award comprised of restricted stock units (the “2024 Recognition Awards”). Messrs. Ellis and Royalty each received 20,000 RSUs on January 1, 2024, that vest on January 1, 2026. Mr. Hamic received an award of 30,000 RSUs on June 14, 2024, that vests on April 1, 2026. The 2024 Recognition Awards are subject to continued employment through the vesting dates, with accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause.

Update to Change-in-Control Agreements

As part of the Company’s ongoing efforts to maintain a robust executive compensation program, the Board upon recommendation from the MDCC, approved a Change-in-Control agreement for Mr. Silvernail and revised existing change- in-control agreements for Mr. Nicholls and current and future senior vice presidents and above.

Mr. Silvernail’s Change-in-Control Agreement was approved by the Board in March 2024, upon recommendation from the MDCC, as part of his offer of employment. Mr. Silvernail’s agreement provides for cash severance pay equal to 2.99 times the sum of his annual base salary plus short-term annual incentive, retirement eligibility at 60 years of age regardless of service, and up to three years of health benefits following his termination of employment.

Mr. Nicholls’s revised change-in-control Agreement was approved by the Board, upon recommendation of the MDCC. The revised agreement will be offered to him for signature and consent in 2025 following a required six-month notice of termination of his current agreement. Mr. Nicholls’s Change-in-Control Agreement is a legacy Tier I Agreement that provides for cash severance pay equal to three times the sum of annual base salary plus target short-term annual incentive compensation and up to three years of health benefits following his termination of employment.

Executive and senior vice presidents will be asked to sign a revised form of Tier II Change-in-Control Agreement (the “Updated Change-in-Control Agreement”) in 2025. The revised terms in the Updated Change-in-Control Agreement are more consistent with current market standards and more accurately align with the Company’s benefit plans, equity plans and current compensation practices. The Updated Change-in-Control Agreement applies to both current and future senior vice presidents and above.

Upon both a change in control and qualifying termination (double trigger) in connection with a change in control (such qualifying termination taking place during the term of the Change-in-Control Agreement, which will be a period of two years following the date of the Change in Control), these executives will be eligible to receive cash severance pay equal to two times the sum of annual base salary and target short-term annual incentive compensation and up to two years of health benefits following termination of employment.

60 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

Responsiveness to Shareowners—Say-on-Pay Consideration

In May 2024, our shareowners again approved our annual Say-on-Pay proposal with support from approximately 96% of votes cast (excluding broker non-votes).

Over the last ten years, we have received, on average, 96% support for our NEO compensation. The MDCC views this consistently strong level of support as continued affirmation of the design and direction of our executive compensation program. While mindful of this level of support, the MDCC and management remain firmly committed to strengthening our pay-for-performance alignment, and assessing the overall architecture of our executive compensation program.

The MDCC and management will continue to use the annual “Say-on-Pay” vote as a guidepost for shareowner sentiment and will continue to engage with our shareowners and respond to feedback.

www.internationalpaper.com	/ 61

Compensation Discussion & Analysis (CD&A) / 1/Executive Summary

Compensation Governance Best Practices

Pay-for-Performance. 100% of NEOs incentive pay is performance-based and/or stock performance based.

Change-in-Control Benefits. Change-in-control severance benefits are: 2.99x target cash compensation for our CEO; 3x target cash compensation for our CFO; and 2x target cash compensation for our ELT.

Double Trigger Change-in-Control Equity Vesting. Equity incentive awards have a double trigger if replacement awards are provided. Awards will not vest upon a change in control unless there is also a qualifying termination of employment.

Limit on Cash Severance for ELT. For 2024, aggregate severance payments to an executive officer may not exceed two times (2x) the sum of the officer’s base salary plus target cash bonus unless there is a change in control or shareowner preapproval.

Robust Equity Ownership and Retention Requirements. All officers are required to own IP shares equal to a multiple of their base salary and to retain 50% of after-tax equity payouts until the ownership requirement is met. The CEO’s requirement is a rigorous six times (6x) base salary.

Clawback of Incentive Compensation If Restatement. Mandatory cash and equity incentive compensation awards to current and former executive officers are subject to clawback in the event of a restatement.

Non-Competition and Non-Solicitation Agreements. We require our leaders to enter into Non-Competition Agreements and Non-Solicitation Agreements, the violation of which may result in clawback or forfeiture of incentive compensation awards.

Cap on CEO’s Personal Use of Company Aircraft. While our CEO is authorized to use the Company aircraft for personal travel, he is required to reimburse the Company for any incremental cost for personal use above $150,000.

Multiple Performance Metrics. Short-term incentive compensation and long-term incentive compensation performance is based on multiple quantitative metrics, without any overlap, to encourage balanced initiatives.

Peer Groups. We use relevant compensation benchmarking and relative TSR peer groups.

No Employment Agreements for ELT. Our U.S. based executive officers are at-will employees with no employment contracts.

No Tax Gross-Ups. We do not gross up compensation payments to account for taxes.

No Guaranteed Annual Salary Increases or Bonuses. For the NEOs, annual salary increases are based on individual performance and market competitiveness, while their annual cash incentives are tied to corporate and individual performance.

No Plans that Encourage Excessive Risk-Taking. Based on the MDCC’s annual review, it was determined that the Company’s compensation practices are appropriately structured and provide no incentives to encourage employees to engage in unnecessary or excessive risk-taking.

No Stock Options; Thus no Repricing or Exchange of Underwater Stock Options by Policy. We discontinued granting stock options almost 20 years ago. All outstanding stock options have expired. Our 2024 Long-Term Incentive Compensation Plan does not permit repricing or exchange of underwater options or stock appreciation rights without shareowner approval.

No Hedging or Pledging of Company Securities. Officers and directors are strictly prohibited from hedging IP securities. Directors, executive officers and other senior executives are strictly prohibited from pledging Company securities as collateral or holding securities in a margin account.

No Inclusion of Equity Awards in Pension Calculations. Equity awards are not included as pensionable compensation.

No Excessive Executive Perquisites. We offer only limited executive benefits as required to remain competitive and to attract and retain highly talented executives.

No Active Defined Benefit Retirement Programs. Participation in our Unfunded Supplemental Retirement Plan for Senior Managers (“SERP”) was frozen at the end of 2011 and all salaried pension plan benefits were frozen at the end of 2018. Only defined contribution retirement benefits are available.

No Evergreen Provision. Our 2024 Long-Term Incentive Compensation Plan does not automatically increase shares of common stock authorized for issuance.

62 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 2/How We Design Our Executive Compensation Program to Pay for Performance

2/ How We Design Our Executive Compensation Program to Pay for Performance

Executive Compensation Philosophy

Our executive compensation program is designed to attract, retain and motivate our ELT to deliver Company performance that builds long-term shareowner value. To achieve our objectives, our program is designed around two guiding principles:

Pay for Performance We reward achievement of specific goals that improve our financial performance and drive strategic initiatives to ensure sustainable long-term profitability.	Pay at Risk We believe a significant portion of an executive’s compensation should be specifically tied to performance.

Pay for Performance — CCG Analysis

The MDCC reviews our CEO’s pay in relation to the Company’s performance to ensure alignment. We conduct this review against our Compensation Comparator Group (“CCG”). Our CCG is one of two reference points against which we target pay and it is the primary reference against which we benchmark our program design. (For information on the CCG, see Section 2, “Peer Group Benchmarking” on page 65.)

Historical CEO Pay-for-Performance Alignment

The following table demonstrates the close alignment between our former CEO’s realizable pay and the Company’s performance over the past five three-year performance periods as compared to our CCG.

Three-Year Performance Period	Our CEO’s Realizable Pay Rank (percentile rank of CCG)	Our Company’s TSR Rank (percentile rank of CCG)

2021-2023	22nd	6th

2020-2022	22nd	17th

2019-2021	12th	18th

2018-2020	37th	26th

2017-2019	33rd	29th

www.internationalpaper.com	/ 63

Compensation Discussion & Analysis (CD&A) / 2/How We Design Our Executive Compensation Program to Pay for Performance

CEO Pay-for-Performance Alignment

Each point on the graph below represents a CCG CEO’s three-year realizable compensation (the cash compensation actually paid plus the economic value of equity-based grants) relative to their company’s three-year TSR performance over the period 2021-2023.

Compared to our CCG, our former CEO’s realizable compensation was at the 22nd percentile of our peer group while the Company delivered TSR at the 6th percentile. The MDCC believes this graph clearly illustrates a strong pay-for-performance alignment, especially when compared year over year (as shown in the table on the previous page).

Pay for Performance Alignment: CEO Realizable Pay vs. TSR Performance (2021-2023)

•

The graph reflects CEO compensation for each company regardless of who actually served in the CEO role. This allows us to compare CEO compensation for a full three-year period for each company and focuses on the CEO position rather than specific individuals.

•	This graph is based on the 2024 proxy statements filed by our CCG.

•	Total Shareholder Return reflects share price appreciation, adjusted for dividends and stock splits.

•	Realizable pay consists of:

1.	actual base salary paid over the three-year period,

2.	actual STI payouts over the three-year period, and

3.	LTI determined as shown below, with equity awards based on December 31, 2023 market value for each company;

a.	in-the-money value of stock options granted over the three-year period;

b.	service-based restricted stock awards granted over the three-year period;

c.	performance share awards:

i.	actual shares earned using actual performance achievement for grant cycles beginning and ending between 2021 and 2023; and

ii.	target shares granted over the three-year period assuming target performance, for performance cycles that have not yet been completed;

d.	performance cash awards:

i.	actual cash paid using actual performance achievement for grant cycles beginning and ending between 2021 and 2023; and

ii.	target cash levels provided over the three-year period assuming target performance, for performance cycles that have not yet been completed.

64 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 2/How We Design Our Executive Compensation Program to Pay for Performance

Peer Group Benchmarking

Consistent with the Company’s compensation philosophy, the MDCC generally targets each component of Total Direct Compensation (“TDC”) at the median level (50th percentile) of our primary reference point. Target compensation positioning for individual ELT members will vary from the market median based on factors such as:

•	Position scope and responsibilities, as well as experience within the role;

•	Individual performance; and

•	Internal equity.

The MDCC, with the assistance of FW Cook, its independent compensation consultant, uses two sources of market data to ensure our pay remains competitive:

•	Primary market reference point (used for all ELT positions)

We use published survey data as our primary market reference point to ensure a robust sample size of organizations, thereby reducing year-over-year volatility in pay comparison. This survey data represents the average of two large, general industry surveys administered by WTW (formerly Willis Towers Watson) and Aon and reflects the revenue responsibility of each executive.

•	Secondary market reference point (used for CEO, CFO, and other ELT positions where enough data points are available)

We use CCG proxy data as our secondary market reference point. This data is limited to publicly available data of the top five paid executives at each of the 18 CCG companies.

How Our CCG Is Selected

We look for companies that meet the following criteria:

 Compete with us for executive talent;

 Comparable annual revenue (approximately one-half to two times), with comparable market capitalization used as a governor;

 Global geographic presence;

 Similar complexity of business operations; and

 Available compensation data.

How We Use Our CCG

 As a secondary reference point in establishing base salary ranges, short- and long-term incentive targets, and assessing competitiveness of total direct compensation awarded to our ELT;

 To benchmark equity vehicle and incentive plan metrics;

 To benchmark officer stock ownership guidelines and other executive compensation practices and policies; and

 To evaluate share utilization, overhang levels and annual aggregate grant value.

2024 Compensation Comparator Group (CCG)

•  Ball Corporation (BALL)

•  Berry Global Group, Inc. (BERY)

•  Bunge Limited (BG)

•  Carrier Global Corporation (CARR)

•  Crown Holdings, Inc. (CCK)

•  Eastman Chemical Company (EMN)

•  Eaton Corporation plc (ETN)

•  Emerson Electric Company (EMR)

•  General Dynamics Corporation (GD)

•  Goodyear Tire & Rubber Company (GT)

•  Johnson Controls International plc (JCI)

•  Northrup Grumman Corporation (NOC)

•  Nucor Corporation (NUE)

•  Packaging Corporation of America (PKG)

•  Parker-Hannifin Corporation (PH)

•  PPG Industries, Inc. (PPG)

•  Schlumberger Limited (SLB)

•  Smurfit Westrock plc[1] (SW)

International Paper vs. CCG Revenue[2]

IP’s Targeted TDC = CCG Median (50th percentile)

1   Westrock Company was acquired by Smurfit Kappa in July 2024.

2   Based on the most recently reported four quarters as of September 30, 2023 used in late 2023 to benchmark pay for 2024.

www.internationalpaper.com	/ 65

Compensation Discussion & Analysis (CD&A) / 3/How We Make Compensation Decisions

3/ How We Make Compensation Decisions

Role of the Management Development and Compensation Committee

The MDCC, which is made up solely of independent directors, assists the Board in its oversight of the Company’s executive compensation program design and the decision-making process for ELT compensation. The MDCC

•	Approves our compensation benchmarking process, as well as the companies used for comparison (our CCG) to ensure reasonableness and stability;

•	Assesses the overall effectiveness of our executive compensation program to ensure the design achieves our objectives;

•	Approves performance metrics, goals, and their respective weightings, as well as the companies against which we compare our relative performance;

•	Determines ELT compensation, based on recommendations from the CEO regarding executives other than the CEO;

•	Conducts an annual evaluation of risk as it pertains to our Company-wide compensation plans and programs; and

•

Administers the Company’s Clawback Policy and oversees its application to the compensation of the Company’s current and former executive officers, and reviews and recommends to the Board any amendments to this Clawback Policy.

In addition, in a process established by the Lead Director, the MDCC during Executive Session:

•	Approves the CEO’s annual objectives and conducts semi-annual performance reviews; and

•

Recommends to the independent members of the Board for approval: the CEO’s base salary, target incentive opportunities (STI and LTI) and annual incentive award payment based on its assessment of the CEO’s performance.

All elements of CEO pay are approved by the independent directors of the Board.

Role of Management

The CEO makes recommendations to the MDCC concerning the strategic direction of our executive compensation program. Our senior vice president, chief people and strategy officer, is responsible for making recommendations to the MDCC concerning program design and administration, and our general counsel provides legal advice to the MDCC concerning disclosure obligations, governance and its oversight responsibilities.

The CEO reviews the performance of ELT members against their annual, individual pre-established performance objectives and discusses their individual performance with the MDCC. In consultation with our senior vice president, chief people and strategy officer, the CEO makes individual recommendations on base salary, incentive plan opportunities, and annual incentive award payments for members of the ELT. The MDCC reviews these recommendations, and with input from its compensation consultant, discusses, modifies and approves compensation for each ELT member, other than the CEO, in which case the MDCC recommends the CEO’s compensation to the independent members of the Board for approval.

The CEO does not participate in any MDCC or Board deliberations that involve his own compensation.

Role of Compensation Consultants

The MDCC continued to engage Frederic W. Cook & Co. Inc. (“FW Cook”) in 2024 to serve as its independent, external compensation consultant. FW Cook has served as the MDCC’s independent, compensation consultant since 2011. The MDCC has sole authority to retain or terminate FW Cook, and to approve the terms of engagement, including fees. The MDCC relies on FW Cook to advise on its compensation decision-making process. FW Cook works exclusively for the MDCC and provides no other services to the Company. Accordingly, the MDCC has determined that FW Cook is independent from the Company; and separately, FW Cook has attested in writing to its independence from the Company. At this time, the MDCC has concluded there is no conflict of interest with regard to the compensation consultant.

The Company retains Meridian Compensation Partners and WTW as its primary compensation consultants to advise on program design, provide and analyze benchmarking data, apprise management of evolving practices and trends, and perform other consulting services as needed. From time to time, the Company engages other consultants for special projects as needed.

MDCC’s Consultant: Frederic W. Cook & Co., Inc.	Management’s Consultants: Meridian Compensation Partners WTW

66 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

4/ Elements of Our Executive Compensation Program

Overview

The primary elements of our executive compensation program are:

•	base salary,

•	short-term (annual) cash-based incentive compensation under our Annual Incentive Plan (“AIP”),

•	long-term equity-based incentive compensation under our Long-Term Incentive Plan (“LTIP”) which is awarded in performance-based restricted stock units and time-based restricted stock units, and

•	other ad hoc equity awards and limited executive benefits.

Total Direct Compensation (“TDC”) is the combination of fixed and variable compensation. Other compensation elements, such as our limited executive benefits, are not part of TDC, but the MDCC also reviews these elements.

Compensation Element		Purpose	How it Links to Performance
Fixed	**Base Salary**	Cash	To provide competitive levels of fixed pay to attract and retain executives and to recognize effective leadership	Fixed; pay is reviewed annually in light of individual performance, level of responsibility, knowledge and experience, and competitive market positioning
Variable/At-Risk	**Short-Term Incentive** Annual Incentive Plan (AIP)	Cash	To motivate and reward the achievement of annual financial goals as well as personalized individual goals	Variable; award is earned based on achievement of pre-established quantitative performance goals and is then modified based on individual performance
Variable/At-Risk	**Long-Term Incentive** Long-Term Incentive Plan (LTIP)	Equity	**Performance-Based Equity** To motivate and reward long-term Company performance that maximizes shareholder value	Variable; award is earned based solely on Company performance; payout is based on achievement of pre-established goals and valued at the then current stock price
Variable/At-Risk	**Long-Term Incentive** Long-Term Incentive Plan (LTIP)	Equity	**Time-Based Equity**[1] To support retention, motivate through challenges of a commodity-driven business and promote stock ownership	Variable; award provides direct alignment to stock price appreciation and provides incentive for the creation of shareholder value

1 Not applicable to Mr. Silvernail.

www.internationalpaper.com	/ 67

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

Base Salary

Base salary is the only fixed element of TDC. The MDCC considers base salary increases annually based on individual performance, while taking into account whether market-based adjustments are necessary. Annual merit increases for most salaried employees across the globe, including the NEOs, are effective March 1.

As detailed in the table that follows, the MDCC approved increases in base salary for all of the NEOs except Messrs. Silvernail and Sutton. Mr. Hamic’s base salary was increased twice. The adjustment effective on March 1, 2024 (8.3%), was an annual merit increase, intended to recognize his individual performance and ensure his compensation remains competitive with the market, and the adjustment effective on September 1, 2024 (15.4%), was intended to recognize his increased responsibility with his promotion to executive vice president and president, North American Packaging Solutions, our largest business unit. The MDCC also approved base salary increases for Messrs. Nicholls, Ellis and Royalty, in each case effective on March 1, 2024. These annual merit increases were intended to recognize our NEO’s individual performance and ensure their compensation remains competitive with the market.

Name	Base Salary (Jan-Feb) ($)	March 2024 Increase (%)	Base Salary (Mar-Dec) ($)	September 2024 Increase (%)	Annual Base Salary (Sept-Dec) (%)	Jan/Mar[4] 2025 Increase (%)	Current Base Salary ($)
A.K. Silvernail (CEO)[1]	n/a	n/a	1,000,000	n/a	1,000,000	0.0%	1,000,000
T.S. Nicholls (CFO)	775,000	4.1%	806,500	n/a	806,500	11.6%	900,000
W.T. Hamic	600,000	8.3%	650,000	15.4%(2)	750,000	0.0%	750,000
C.R. Ellis	525,000	4.8%	550,000	n/a	550,000	4.5%	575,000
J.P. Royalty	540,000	3.7%	560,000	n/a	560,000	4.5%	585,000
M.S. Sutton[3] (former CEO)	1,450,000	n/a	1,450,000	n/a	1,450,000	n/a	n/a

1	Mr. Silvernail joined the Company as CEO on May 1, 2024.

2	Mr. Hamic was promoted to executive vice president and president, North American Packaging Solutions effective September 1, 2024.

3	Represents base salary rate through retirement date of September 30, 2024.

4	Mr. Nicholls’s increase was effective January 1, 2025. The increases for Messrs. Ellis and Royalty were effective March 1, 2025.

Performance-Based Compensation

We do not have guaranteed bonuses. Performance-based compensation is pay at risk and is tied directly to Company and/or stock performance. Company performance is based on the achievement of specific financial goals, as described below. Individual performance is rewarded upon achievement of specific pre-established objectives or priorities.

Element	IP Incentive Plan /Program	2024 Performance Metrics	Metric Weight	Individual Performance Modifier

Short-Term Incentive Plan	Annual Incentive Plan (AIP)	• Adjusted EBITDA[1]	70%	Yes

		• Revenue	20%

		• Cash Conversion[1]	10%

Long-Term Incentive Plan	Performance Stock Units (PSUs)	• Adjusted ROIC[1]	50%	No

		• Relative TSR	50%

	Restricted Stock Units (RSUs)	• Stock price performance	n/a	No

		• Continued employment through vesting	n/a

1	See Appendix A for non-GAAP financial measure definitions and reconciliation of Adjusted EBITDA, components of Cash Conversion and Adjusted ROIC to the most directly comparable GAAP measures.

Other equity awards, including awards of stock and time-based restricted stock/units, may be granted from time to time under limited circumstances to address specific recruitment, retention or other recognition efforts. All compensation,

68 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

including any such equity awards, must be approved by the MDCC. Grants of equity awards to the CEO are approved by the independent members of the Board.

How and Why We Chose Our Performance Metrics

Our incentive compensation plan design is based upon achievement of pre-established performance objectives that we believe will drive improved financial performance of the Company. Each year the MDCC assesses the appropriateness of the performance metrics, and periodically makes adjustments based on the financial objectives most critical to the Company’s success. No changes were made to our 2024 performance metrics in comparison to those used for our 2023 incentive compensation plans.

We explain below why the MDCC chose the performance metrics used for our 2024 incentive compensation plans. See the following page for more details on each metric.

2024 Annual Incentive Plan Metrics

Adjusted EBITDA

Adjusted EBITDA[1] is commonly used as a proxy for a company’s operating profitability. We believe that driving earnings growth is currently the best way to drive shareowner value. Within the Company, we set goals for Adjusted EBITDA performance at the business level to establish an ongoing line of sight to our performance. Adjusted EBITDA represents a significant driver of cash flow, as it is the single largest component of Cash Flow from Operations. In addition, we use Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. As a result, we believe that Adjusted EBITDA is a significant indicator of the Company’s ongoing operational strength.

Revenue

Revenue[2] is a complementary measure to Adjusted EBITDA that helps focus participants on top-line growth. We believe that using Revenue also helps focus participants on commercial and operational improvement initiatives.

Cash Conversion

Cash Conversion[3] drives capital efficiency and also is a complementary measure to Adjusted EBITDA. Employees can influence this measure by managing inventories, leveraging working capital, and delivering better capital project planning and execution.

2024-2026 Long-Term Incentive Plan – PSU Metrics

Adjusted ROIC

Adjusted ROIC[4] measures a company’s returns versus plan, while also considering the cost of capital. The Company focuses on Adjusted ROIC as it relates to our cost of capital to create long-term value for our shareowners. We consider Adjusted ROIC to be a meaningful indicator of our operating performance, and we evaluate this metric because it measures how effectively and efficiently we use the capital invested in our business.

Relative TSR

TSR[5] reflects share price appreciation and dividends paid. TSR is regularly used to compare the performance of companies’ stocks over time, and we measure our relative TSR position over a three-year period against our TSR Peer Group. This is a key performance measure that aligns our long-term incentive pay with the value we create for our shareowners, as compared to other companies with which we compete for investment dollars.

www.internationalpaper.com	/ 69

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

The footnotes below explain the details of our performance metric calculations for purposes of our incentive compensation plans:

1

Adjusted EBITDA, a non-GAAP financial measure, is defined as Earnings from Continuing Operations Before Income Taxes and Equity Earnings and before the impact of special items and non-operating pension expense plus Interest Expense, Net and Depreciation and Amortization. Adjusted EBITDA may be adjusted, in the MDCC’s discretion, for any impact of acquisitions, divestitures, and/or the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, and/or to reflect the impact of any significant, one-time events, including, but not limited to, epidemics/pandemics, wars/invasions/hostilities (whether war is declared or not), natural disasters with significant impact on our operations, or any other significant, one-time events the MDCC deems appropriate for an adjustment. For additional information regarding Adjusted EBITDA, including a detailed calculation and reconciliation to the most comparable GAAP measure, see Appendix A. Additional detail regarding the special items included in the definition of Adjusted EBITDA is set forth on pages 37-38 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 21, 2025.

2

Revenue means “Net Sales” as reported on the Consolidated Statement of Operations in the Company’s financial statements included in our periodic filings with the SEC. Revenue may be adjusted, in the MDCC’s discretion, for any impact of acquisitions, divestitures, and/or the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results.

3

Financial measure, means Adjusted EBITDA (as defined above) less Maintenance and Regulatory Capital Spending plus/ minus changes in Operating Working Capital, divided by Adjusted EBITDA. “Maintenance and Regulatory Capital Spending” means “Invested in Capital Projects” as reported on the Consolidated Statement of Cash Flows in the Company’s financial statements included in our periodic filings with the SEC, less capital spending from projects intended to improve market position or customer service/satisfaction, but including volume increases and performance or quality improvements. “Operating Working Capital” means Trade Accounts and Notes Receivables plus Contract Assets plus Inventories less Trade Accounts Payable as reported on the Consolidated Balance Sheet under GAAP, excluding Corporate Operating Working Capital and other adjustments. Maintenance and Regulatory Capital Spending and changes in Operating Working Capital may be adjusted, in the MDCC’s discretion, for any impact of acquisitions, divestitures, and/or the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results. For additional information regarding Cash Conversion, including a further description and reconciliations of its components, see Appendix A.

4

Adjusted ROIC, a non-GAAP financial measure, is calculated as Adjusted Operating Earnings Before Net Interest Expense (a non-GAAP financial measure defined in Appendix A), divided by average invested capital. Invested capital is total equity (adjusted to remove pension-related amounts, including prior service costs and net actuarial gains/losses, that are included in Accumulated Other Comprehensive Income (Loss)) plus interest-bearing debt. For additional information regarding Adjusted ROIC, including a reconciliation of Adjusted Operating Earnings Before Net Interest Expense to the most comparable GAAP measure, see Appendix A.

5

TSR is calculated as the change in the Company’s common stock price during the performance period plus the impact of any dividends paid and reinvested in Company stock (including the dividends paid on stock obtained by reinvesting dividends) during the performance period. For all companies in our TSR Peer Group, both the beginning and ending common stock prices used are the average closing price of the 20 trading days immediately preceding the beginning and end of the performance period. We calculate the Company’s TSR and our peer companies’ TSR using the same methodology.

Why We Use Different Peer Groups

In the chart below, we explain why we use different peer groups for compensation benchmarking and for measuring the Company’s TSR performance in our incentive plans.

Peer Group	Composition	Rationale

CCG	Includes 18 companies from multiple industries (Companies range in size from approximately 0.5 to 2.0 times IP’s revenue, which positions IP near the median; see page 65 for a complete listing of CCG companies)	These are the companies against which we are likely to compete for executive talent. They are of comparable size and scope of operations to the Company, which is critical for evaluating target TDC levels.

TSR	Broader cross-section of 21 companies engaged in global manufacturing and capital-intensive businesses.	These are a representative set of the companies against which we compete for investment dollars, as detailed in the indices described below.

70 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

Our Peer Group for TSR Performance

The TSR Peer Group was selected using a formulaic process. The 2024 TSR Peer Group includes member companies from the following indices:

•	S&P 500 Materials Index (Ticker S5MATR) – excluding companies identified as metals and mining, fertilizer and/or agricultural companies and Albemarle Corporation

•	S&P 500 Index (Ticker SPX) – including only paper packaging companies

•	S&P 400 MidCap Index (Ticker MID) – including only paper packaging companies

The goal is to select closely correlated peers to minimize the influence of market factors outside of IP’s control on our relative performance achievement. Since the share prices of the companies selected are impacted by many of the same macroeconomic and industry factors that impact IP, external/market factors have less bearing on relative performance.

2024 TSR Peer Group[1]

Air Products and Chemicals, Inc.(APD)

Amcor plc (AMCR)

Avery Dennison Corporation (AVY)

Ball Corporation (BALL)

Celanese Corporation (CE)

Crown Holdings, Inc. (CCK)

Dow Inc. (DOW)

DuPont de Nemours, Inc.(DD)

Eastman Chemical Company (EMN)

Ecolab Inc. (ECL)

Graphic Packaging Holding Company (GPK)

International Flavors & Fragrances Inc. (IFF)

Linde plc (LIN)

LyondellBasell Industries N.V. (LYB)

Martin Marietta Materials Inc. (MLM)

Packaging Corporation of America (PKG)

PPG Industries, Inc. (PPG)

Sonoco Products Company (SON)

Smurfit Westrock plc[2] (SW)

The Sherwin-Williams Company (SHW)

Vulcan Materials Company (VMC)

1	Companies in bolded text are also part of our 2024 CCG.

2	WestRock Company was acquired by Smurfit Kappa in July 2024.

Short-Term Incentive

Annual Incentive Plan (AIP)

Overview

The AIP is our annual, cash-based incentive compensation plan designed to motivate employees to achieve our most critical short-term financial goals. The 2024 AIP award pool was paid to approximately 8,500 employees globally including our NEOs.

2024 Performance Metrics and Performance Achievement

The MDCC believes our AIP performance targets should motivate management to achieve results that will drive superior investor returns. At the time the goals were set, the MDCC recognized the target level of 2024 performance was below the actual attainment in 2023. The MDCC determined the targets were at the same level of rigor as in prior years with the decrease attributable to the impact of lower industry-driven, commodity-based pricing.

www.internationalpaper.com	/ 71

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

The chart below shows the specific design elements and how the award was earned.

2024 AIP Performance Metrics	Metric Weight	Threshold Performance Payout 50%	Target Performance Payout 100%	Maximum Performance Payout 200%	Actual	% of Target Award Earned	Weighted % of Target Award Earned

Adjusted EBITDA[1]	70%	$1.237B	$1.546B	$1.855B	$1.986B	200.0%	140.0%

Revenue	20%	$16.911B	$18.790B	$19.730B	$18.618B	95.4%	19.1%

Cash Conversion[1]	10%	45.5%	56.9%	62.6%	67.0%	200.0%	20.0%

Total	100%						179.1%

1	See Appendix A for non-GAAP financial measure definitions and a reconciliation to the most directly comparable GAAP measures.

If our actual year-end result in any one of the metrics falls below the established threshold performance, no payment is earned for that portion of the award. In the event that our actual year-end result in any one of the metrics above falls between the threshold and target performance levels, or between the target and maximum performance levels, the payment earned is calculated on a straight-line interpolated basis.

2024 Award Pool Calculation for NEOs

The Company’s AIP target award pool for our NEOs is equal to the sum of each NEO’s target award. To calculate the actual award pool for our NEOs, the target award pool was multiplied by the Company’s 2024 total performance achievement of 179.1%, resulting in an award pool for the NEOs of approximately $6.1 million. The award paid to each of our NEOs is described in Section 5, “NEO Compensation.”

The MDCC has discretion to decrease the award pool to zero and has chosen to decrease it in the past. Consistent with our philosophy that management should be rewarded for delivering outstanding financial results, the MDCC also has discretion to increase the award pool by up to 25%, provided the total final award pool does not exceed the maximum amount permitted, which is 200% of target. The MDCC did not exercise its discretion to decrease or increase the 2024 AIP award pool for our NEOs.

2024 Individual AIP Awards

Awards for all AIP-eligible employees are based on Company performance, then may be modified for individual performance achievement as determined by each employee’s direct manager. In 2024, all participants received 100% for individual performance.

For 2024, the AIP awards for the NEOs, including both Mr. Silvernail and Mr. Sutton, received 100% for individual performance and thus the award was based solely on the Company’s financial performance of 179.1%. (See Section 5, “NEO Compensation”.)

CEO Awards

The CEO has discretion to recommend a CEO award (outside the AIP) for all employees, and to the MDCC for the NEOs, in recognition of exceptional individual performance beyond what is captured in annual individual objectives. For 2024, none of our NEOs received a CEO Award.

72 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

Long-Term Incentive

Long-Term Incentive Plan (LTIP)

Overview

The LTIP is our long-term, equity-based incentive compensation plan designed to motivate employees to create long-term shareowner value. Under the LTIP, a mix of both performance-based stock units (PSUs) and time-based restricted stock units (RSUs) are granted globally on January 1 to approximately 1,200 management-level employees based on position in the Company and satisfactory performance. The Company makes an off-cycle grant to newly-hired and newly-eligible participants annually each November 1, which are subject to the same terms and conditions. The allocation of PSUs and RSUs is tiered based on the participant’s role within the Company. LTIP participants in higher position levels within the Company have a higher percentage of their LTIP award granted in PSUs, reflecting a heavier risk/reward ratio on their LTIP awards since they have a greater responsibility for the Company’s performance.

For all the NEOs in 2024, except Mr. Silvernail, LTIP awards are weighted 80% PSUs and 20% RSUs. Mr. Silvernail’s 2024 LTIP consists of 100% PSUs.

Performance Stock Units

PSUs are earned over a three-year performance period based solely on the Company’s performance achievement in Adjusted ROIC and relative TSR. Awards are settled in shares of Company common stock (except in Asia and Morocco) in February, following the MDCC’s approval of achievement of performance metrics. The number of shares ultimately paid includes the reinvestment of any dividends earned on shares actually paid at the end of the three-year performance period.

The MDCC does not have discretion to increase the Company’s performance achievement, but may decrease it in the event the Company experiences negative Adjusted ROIC or negative TSR. In addition, if the Company’s absolute TSR over the three-year performance period is negative, performance achievement for the TSR portion of the PSU award may not exceed 100%.

Earned over 3-year Performance Period and Paid in early February

	2022	2023	2024	2025	2026	2027
2022 PSP Grant	3-year Performance Measurement Period			Paid*
2023 LTIP Grant (PSUs)		3-year Performance Measurement Period			Paid*
2024 LTIP Grant (PSUs)			3-year Performance Measurement Period			Paid*

*	Assuming threshold performance objective is achieved.

Restricted Stock Units

RSUs are time-based and therefore earned based on the passage of time and dependent on continued employment with the Company. The amount ultimately earned includes the reinvestment of any dividends earned on shares actually paid upon vesting and is dependent on the Company’s stock price on the vest date. RSUs vest annually in equal, one-third tranches over the three-year grant period on each February 1 commencing after the first anniversary of the grant.

Payment Date

	Feb. 1, 2024	Feb 1, 2025	Feb 1, 2026	Feb 1, 2027
2023 LTIP Grant (RSUs)	1/3	1/3	1/3	n/a
2024 LTIP Grant (RSUs)	n/a	1/3	1/3	1/3

www.internationalpaper.com	/ 73

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

Performance Metrics and Objectives

The PSU portion of the 2024 LTIP grant was based on the metrics shown below, and some key components of our design are:

•	Both metrics (Adjusted ROIC and relative TSR) are weighted at 50% each for all LTIP participants and

•

To determine our performance achievement under the relative TSR metric, we use a percentile ranking for comparison to our broad, highly correlated TSR Peer Group (see Section 4, “Why We Use Different Peer Groups”).

		Performance Objective
2024-2026 LTIP – PSU portion Performance Metrics	Metric Weight	Threshold ROIC – Payout 50% TSR – Payout 25%	Target Payout 100%	Maximum Payout 200%

Adjusted ROIC	50%	3.0%	5.0%	8.0%

Relative TSR	50%	25th percentile	50th percentile	75th percentile

If our actual three-year performance period ending result in either metric falls below the established threshold performance level (as shown in the chart above), no payment is earned (vested) for that portion of the award. The award earned for results in either metric that fall between the threshold and target performance levels, or between the target and maximum performance levels, is calculated on a straight-line interpolated basis.

Payout Calculation

Based on market data, each LTIP participant is granted a target award based on the participant’s position. The actual number of shares paid at the end of the three-year performance period may be higher or lower than the target award, based solely on the Company’s performance achievement. Possible payouts under the 2024 LTIP range from 0 percent to 200 percent of the target award.

2022-2024 Performance Share Plan (PSP) Payout

For the 2022-2024 PSP, the performance achievement approved by the MDCC in February 2025 is shown in the chart below. The award paid to each of our NEOs is described in Section 5, “NEO Compensation.”

		Performance Achievement
2022—2024 Performance Metrics	Target	Actual Achievement		% of Target Award Earned	Metric Weight	Weighted % of Target Award Earned
Adjusted ROIC	9.0%	7.55%		63.75%	50.0%	31.88%
Relative TSR[1]	50th Percentile	86th Percentile	(1)	200%	50.0%	100.00%

Total 2022-2024 PSP Payout						131.88%

1	WestRock Company was acquired by Smurfit Kappa in July 2024.

Other Equity Awards

We use equity awards, such as grants of stock, restricted stock awards (“RSAs”), and restricted stock units (“RSUs”), for purposes of recruitment, retention or recognition, referred to as Recognition Awards. Vesting provisions for these service- based Recognition Awards vary on a case-by-case basis, but under regular terms and conditions are forfeited if the participant voluntarily terminates employment prior to vesting. During 2024, the Board, upon recommendation from the MDCC, approved the following additional awards to our NEOs:

•

In recognition of the criticality of Messrs. Ellis, Hamic and Royalty’s service in the context of the CEO leadership transition and to incentivize their continued contribution to our long-term success, we granted each a recognition

74 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

and retention award comprised of restricted stock units (the “2024 Recognition Awards”). Messrs. Ellis and Royalty each received 20,000 RSUs on January 1, 2024, that vest on January 1, 2026. Mr. Hamic received an award of 30,000 RSUs on June 14, 2024, that vests on April 1, 2026.

•

In connection with his appointment as the Company’s chief executive officer on May 1, 2024, Mr. Silvernail received a 100% performance-based inducement award of 240,930 PSUs with a grant date fair market value of $8,500,000 (the “2024 Inducement PSU Award”), which vests on May 1, 2027, that is earned for the achievement of rigorous stock price hurdles and continued service over a three-year performance/vesting period.

The 2024 Recognition Awards and the 2024 Inducement PSU Award are subject to continued service through the vesting dates, with accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause.

Other Compensation Elements

Retirement and Benefit Plans

U.S.-based members of the ELT participate in the same health, welfare and retirement programs that are available to most of the Company’s U.S. salaried employees. Additionally, our unfunded, nonqualified plans — the Pension Restoration Plan and the Deferred Compensation Savings Plan (“DCSP”) — are available to eligible salaried U.S. employees, including the NEOs, whose compensation is higher than the limits set by the Internal Revenue Service for tax-qualified plans. Absent these plans, these employees would not achieve a retirement benefit commensurate with their earnings during the course of their careers with the Company.

The Unfunded Supplemental Retirement Plan for Senior Managers (“SERP”) was closed to new participants effective January 1, 2012. With the retirement of Mr. Sutton in 2024, Mr. Nicholls is the only NEO in this legacy plan.

Name	CEO (Silvernail)	Former CEO (Sutton)	NEO[2]	Other Officers and Eligible Managers	U.S. Salaried Employees

Health and Welfare Plans	•	•	•	•	•

The Company froze credited service and compensation in the Retirement Plan, Pension Restoration Plan and SERP for all service on or after January 1, 2019. For service after this date, affected employees now receive Retirement Savings Account contributions (“RSAc”).

Qualified Retirement (Pension) Plan / RSAc[1]	•	•	•	•	•
Pension Restoration Plan / RSAc[1]	•	•	•	•
SERP[2]		•	•
Qualified Salaried Savings Plan – 401(k)	•	•	•	•	•
DCSP[1]	•	•	•	•

•  Eligible to participate.

1 See the Summary Compensation Table on page 88 for additional information on this benefit.

2 The SERP executive benefit applies only to Mr. Nicholls and Mr. Sutton and was closed to new participants effective January 1, 2012.

Change-in-Control (“CIC”) Agreements

The Company has entered into CIC agreements with certain executives, including all NEOs. Our CIC agreements are intended to mitigate the risk of executive leadership instability during a change in control. These agreements provide cash severance and other benefits, including acceleration of equity-award vesting, only in the event of both a change in control of the Company and a qualifying termination of employment (i.e., involuntary termination without cause or departure for good reason). No benefits are provided upon a change in control alone (i.e., without an accompanying qualifying termination of employment) so long as the acquiring company provides replacement awards as

www.internationalpaper.com	/ 75

Compensation Discussion & Analysis (CD&A) / 4/Elements of Our Executive Compensation Program

substitution for outstanding equity awards. We believe these potential benefits align executive and shareowner interests by enabling Company leaders to focus on the interests of shareowners and other constituents when considering a potential change in control, without undue concern for their own financial and employment security. The Company does not gross up or pay for excise taxes relating to any change-in-control benefits.

As part of Mr. Silvernail’s offer of employment, the Board, upon recommendation from the MDCC, approved a new Tier I CIC Agreement providing that in the event of a change in control, Mr. Silvernail’s cash severance will be 2.99 times the sum of his base salary and target AIP. Mr. Silvernail’s CIC agreement provides for retirement at age 60 regardless of years of service with the Company. Mr. Silvernail is the only executive with a Tier I CIC agreement other than Mr. Nicholls, who has a legacy Tier I CIC agreement. Mr. Nicholls’s agreement provides for a cash severance of three times the sum of his base salary and target AIP. Going forward, the Board intends that Tier I CIC agreements apply only to the Company’s chief executive officer and chairman of the Board.

In October 2024, our Board, upon recommendation from the MDCC, approved a revised form of Tier II CIC agreement for certain executives (the “Updated Tier II Agreement”). The Updated Tier II Agreement will apply to current and future senior vice presidents and above and one legacy vice president elected prior to February 2008. The revised terms in the Updated CIC agreement are more consistent with current market standards and more accurately align with the Company’s benefit plans, equity plans and current compensation practices.

For more detail on these CIC agreements and benefits, see Section 7, “Post-Employment Termination Benefits” on page 100.

Perquisites

Our NEOs participate in the same benefit plans generally available to our employees. The only benefits our NEOs receive that are not generally available to all U.S. employees are the following: the CEO’s limited personal use of Company aircraft, benefits granted to a limited number of legacy participants in our discontinued Executive Supplemental Life Insurance Program and tax preparation services. Our NEOs on assignment outside the United States are entitled to the same standard benefits under our Global Mobility Policy as any employee serving the Company on an expatriate assignment. Our Company recognizes the additional complexities and responsibilities that come with serving on the board of a foreign subsidiary. To support our NEOs and certain other officers in managing these responsibilities, we offer annual reimbursement for tax- preparation services related to their board service on a foreign subsidiary.

CEO Relocation Benefits and Personal Use of Corporate Aircraft

In connection with hiring Mr. Silvernail, the MDCC recommended and the Board approved relocation assistance benefits and limited use of Company aircraft for personal travel pursuant to a Time Sharing Agreement.

Our relocation program is an important business-related tool that helps us recruit and retain key management talent. Mr. Silvernail’s relocation benefits included reimbursement of expenses related to the sale of a home (but no home loss buyout), shipment of household goods, and insurance coverage on transport of goods. The Company provided Mr. Silvernail with the Company’s standard employee relocation benefits, plus an additional one-time cash payment of $210,000 to support relocation expenses not covered under the policy relating to the sale of a home. On limited occasions, the Company may provide additional or special relocation payments when needed to recruit senior executives. Our relocation policy requires employees (including Mr. Silvernail) to repay relocation benefits or payments if they resign or their employment is terminated for cause within one year of the relocation date.

Mr. Silvernail’s Time Sharing Agreement requires him to reimburse the Company for the incremental cost of his personal use of Company aircraft above $150,000 per year. The value of such use up to $150,000 per year will result in imputed taxable income to Mr. Silvernail and will not be grossed up for taxes.

For more information on use of Company aircraft by our CEO, please see Section 6, “Board Policy on Personal Use of Corporate Aircraft.” Additional information regarding the aggregate incremental cost of perquisites for our NEOs in 2024 is set forth in a footnote to the “All Other Compensation” column of the Summary Compensation Table.

76 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

5/ NEO Compensation

Overview

The compensation benchmarking review used to establish NEO target Total Direct Compensation (“TDC”) levels for 2024 indicated that Mr. Silvernail’s 2024 target TDC was 101.4% of the projected 2024 market median. The 2024 target TDC levels for all other NEOs were, in aggregate, 92.5% of the projected 2024 market median.

We do not have, nor do we believe we need, a policy that dictates a specific ratio of CEO compensation to other NEOs or the ELT. Generally, we base our compensation decisions on principles of internal equity and external market competitiveness. The difference between our CEO’s compensation and the compensation of our other NEOs is based on the complexity of the CEO’s leadership responsibilities for the global enterprise.

2024 Actual Realized Compensation Compared to 2024 Targeted Compensation

In this section, we describe the 2024 compensation actually realized by each NEO, as well as the rationale for each compensation element and amount. We also illustrate target versus actual compensation in the individual graphs for each NEO.

The Target amount includes:

(i)	2024 actual base salary paid;

(ii)	2024 target AIP;

(iii)	the target value of the 2022-2024 PSP granted in 2022;

(iv)	the target value of the LTIP RSUs that vested in February 2024; and

(v)	the target value of Recognition Awards that vested during 2024, if any.

The Actual amount represents what we believe is the appropriate way to illustrate 2024 actual pay earned, and includes:

(i)	2024 actual base salary paid;

(ii)	2024 AIP paid in February 2025;

(iii)	the actual value of the 2022-2024 PSP paid in February 2025;

(iv)	the actual value of the LTIP RSUs that vested in February 2024; and

(v)	the actual value of Recognition Awards that vested during 2024, if any.

The value shown for the equity awards on the following chart differs from the value shown in the Summary Compensation Table. Equity awards granted in 2024 are shown in the Summary Compensation Table, while the following charts show PSP awards valued and paid in 2025 for the performance period ending in 2024 and LTI RSUs that vested during 2024 (and, if applicable, Recognition Awards that vested during 2024). The equity awards for the 2022-2024 PSP in the following charts were valued based on the closing price of $56.07 for the Company’s common stock on February 7, 2025, which is the trading day immediately preceding the date the MDCC approved the payout.

www.internationalpaper.com	/ 77

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

Andrew K. Silvernail

Chairman of the Board and Chief Executive Officer

Andy Silvernail joined International Paper as CEO on May 1, 2024, and became chairman of the Board of Directors on October 1, 2024. Mr. Silvernail has two decades of experience leading global companies in the manufacturing and technology sectors. He joined International Paper from KKR & Co., Inc., a global investment advisory firm, where he served as an executive advisor, and 5 Nails, LLC, a private investment advisory firm, where he served as founder, chair and chief executive officer from 2022 through 2024. Prior to that, Mr. Silvernail served as chairman and chief executive officer of Madison Industries, one of the world’s largest privately held companies (2021) and chairman and chief executive officer of IDEX Corporation (NYSE: IEX) from 2011 through 2020. Mr. Silvernail currently serves on the board of directors of Stryker Corporation (NYSE: SYK) and Potter Global Technologies, a privately held company specializing in fire and safety solutions.

2024 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2024 Base Salary	$666,667 (paid from May 1, 2024)	No adjustment was made to Mr. Silvernail’s initial base salary since his hire on May 1, 2024.

2024 AIP Award	$1,791,000 (179.1% of target, prorated based on actual service)	Mr. Silvernail’s AIP payment was awarded at 179.1% of target (reflecting 100% for individual performance) and thus was based solely on the Company’s performance achievement.

The chart below compares Mr. Silvernail’s 2024 actual compensation paid against prorated targeted compensation.

Mr. Silvernail did not receive an LTI award in 2024. His 2024 Inducement PSU Award will vest May 1, 2027, and his 2024 LTIP award will vest in February 2027.

78 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

Timothy S. Nicholls

Senior Vice President and Chief Financial Officer, Executive Vice President and President, DS Smith

Tim Nicholls has 33 years of service with the Company. Effective January 31, 2025, Mr. Nicholls began serving as interim leader of the combined International Paper and DS Smith EMEA teams in addition to serving as the Company’s CFO. Effective April 1, 2025, he was promoted to executive vice president and president, DS Smith, overseeing our EMEA business. Mr. Nicholls became CFO effective June 2018, a position he previously held from December 2007 through November 2011. In addition to his role in finance, Mr. Nicholls also has oversight for the Company’s corporate development and capital effectiveness. He previously served as senior vice president, Industrial Packaging the Americas, a position he held since November 2014, immediately prior to which he served as senior vice president, Printing & Communications Papers the Americas from November 2011. In 1991, he joined Union Camp Corporation, which was acquired by the Company in 1999.

2024 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2024 Base Salary	$801,250 (incorporates a 4.1% increase effective March 1, 2024)	Mr. Nicholls’s base salary increase was made to reflect the increase in market value for his position.

2024 AIP Award	$1,516,080 (179.1% of target)	Mr. Nicholls’s AIP payment was awarded at 179.1% of target (reflecting 100% for individual performance) and thus based solely on the Company’s performance achievement.

2022-2024 PSP Payout	89,099 shares, including reinvested dividends (valued at $4,995,770, including a fractional share)	PSP payout of 131.88% was based solely on the Company’s performance achievement in Adjusted ROIC and relative TSR described in Section 4.

2023 RSU Payout	$204,710	The RSU payout represents the first one-third tranche of the 2023 RSU grant.

The chart below compares Mr. Nicholls’s 2024 actual compensation paid against targeted compensation amounts.

Target LTI PSP is based on 58,812 target shares valued at $49.31 using the 20-day average stock price as of December 31, 2021.

Target LTI RSU is based on 5,417 shares at $35.69 using the 20-day average stock price as of December 31, 2022.

Actual LTI PSP is based on 89,099 shares, which includes the original target shares plus reinvested dividends multiplied by 131.88% performance achievement and valued at $56.07, the Company’s closing share price on February 7, 2025.

Actual LTI RSU is based on 5,713 shares valued at $35.83 using the closing stock price as of January 31, 2024.

www.internationalpaper.com	/ 79

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

W. Thomas Hamic

Executive Vice President and President, North American Packaging Solutions

Tom Hamic has over 32 years of service with the Company having been promoted to his current role effective September 1, 2024. Previously, he served as senior vice president, North American Container and chief commercial officer since January 2023. In 2020, Mr. Hamic was named senior vice president, Global Cellulose Fibers IP Asia and Enterprise Commercial Excellence and served in the role until December 2022. Mr. Hamic was elected senior vice president, Containerboard and Enterprise Commercial Excellence in 2019. He moved into the role of vice president Containerboard and Recycling in 2015, after serving as vice president Finance and Strategy since 2013. In 2009, Mr. Hamic was named vice president and general manager, Container the Americas. Mr. Hamic joined the Company in 1992.

2024 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2024 Base Salary	$675,000 (incorporates an 8.3% increase effective March 1, 2024, and a 15.4% increase effective September 1, 2024)	Mr. Hamic’s salary increases were based on position to market and in recognition of his promotion to executive vice president and president, North American Packaging Solutions, our largest business.

2024 AIP Award	$1,104,460 (179.1% of target)	Mr. Hamic’s AIP payment was awarded at 179.1% of target (reflecting 100% for individual performance) and thus was based solely on the Company’s performance achievement.

2022-2024 PSP Payout	32,597 shares, including reinvested dividends (valued at $1,827,712, including a fractional share)	PSP payout of 131.88% was based solely on the Company’s performance achievement in Adjusted ROIC and relative TSR described in Section 4.

2023 RSU Payout	$169,414	The RSU payout represents the first one-third tranche of the 2023 RSU grant.

The chart below compares Mr. Hamic’s 2024 actual compensation paid against targeted compensation amounts.

Target LTI PSP is based on 21,517 target shares valued at $49.31 using the 20-day average stock price as of December 31, 2021.

Target LTI RSU is based on 4,483 shares at $35.69 using the 20-day average stock price as of December 31, 2022.

Actual LTI PSP is based on 32,597 shares, which includes the original target shares plus reinvested dividends multiplied by 131.88% performance achievement and valued at $56.07, the Company’s closing share price on February 7, 2025.

Actual LTI RSU is based on 4,728 shares valued at $35.83 using the closing stock price as of January 31, 2024.

80 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

Clayton R. Ellis

Senior Vice President, Global Cellulose Fibers

Clay Ellis has 33 years of service with the Company. Effective January 2023, he was named senior vice president, Global Cellulose Fibers. Prior to his current role, Mr. Ellis served as senior vice president, Enterprise Operational Excellence from 2016 through 2020. From 2014 through 2016, he served as vice president—Pulp. Prior to that he served as vice president, Manufacturing, North American Papers. Mr. Ellis joined International Paper in 1992.

2024 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2024 Base Salary	$545,833 (incorporates a 4.8% increase effective March 1, 2024)	Mr. Ellis’s base salary increase was made to reflect the increase in market value for his position.

2024 AIP Award	$850,730 (179.1% of target)	Mr. Ellis’s AIP payment was awarded at 179.1% of target (reflecting 100% for individual performance) and thus was based solely on the Company’s performance achievement.

2022-2024 PSP Payout	27,651 shares, including reinvested dividends (valued at $1,550,411, including a fractional share)	PSP payout of 131.88% was based solely on the Company’s performance achievement in Adjusted ROIC and relative TSR described in Section 4.

2023 RSU Payout	$79,737	The RSU payout represents the first one-third tranche of the 2023 RSU grant.

The chart below compares Mr. Ellis’s 2024 actual compensation paid against targeted compensation amounts.

Target LTI PSP is based on 18,252 target shares valued at $49.31 using the 20-day average stock price as of December 31, 2021.

Target LTI RSU is based on 2,110 shares at $35.69 using the 20-day average stock price as of December 31, 2022.

Actual LTI PSP is based on 27,651 shares, which includes the original target shares plus reinvested dividends multiplied by 131.88% performance achievement and valued at $56.07, the Company’s closing share price on February 7, 2025.

Actual LTI RSU is based on 2,225 shares valued at $35.83 using the closing stock price as of January 31, 2024.

www.internationalpaper.com	/ 81

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

James P. Royalty, Jr.

Senior Vice President, Containerboard and Recycling

Jay Royalty has over 34 years of service with the Company. He has served as senior vice president, Containerboard and Recycling since January 2023. Mr. Royalty served as senior vice president, and president Europe, Middle East, Africa and Russia since 2019. Prior to that he served as vice president-Strategic Projects from 2017 through 2019; vice president, Investor Relations from 2013 through 2017; and vice president and general manager, Container the Americas from 2008 through 2013. Mr. Royalty joined the Company in 1991.

2024 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2024 Base Salary	$556,667 (incorporates a 3.7% increase effective March 1, 2024)	Mr. Royalty’s salary increase was made to reflect the increase in market value for his position.

2024 AIP Award	$805,950 (179.1% of target)	Mr. Royalty’s AIP payment was awarded at 179.1% of target (reflecting 100% for individual performance) and thus was based solely on the Company’s performance achievement.

2022-2024 PSP Payout	27,651 shares, including reinvested dividends (valued at $1,550,411, including a fractional share)	PSP payout of 131.88% was based solely on the Company’s performance achievement in Adjusted ROIC and relative TSR described in Section 4.

2023 RSU Payout	$79,737	The RSU payout represents the first one-third tranche of the 2023 RSU grant.

The chart below compares Mr. Royalty’s 2024 actual compensation paid against targeted compensation amounts.

Target LTI PSP is based on 18,252 target shares valued at $49.31 using the 20-day average stock price as of December 31, 2021.

Target LTI RSU is based on 2,110 shares at $35.69 using the 20-day average stock price as of December 31, 2022.

Actual LTI PSP is based on 27,651 shares, which includes the original target shares plus reinvested dividends multiplied by 131.88% performance achievement and valued at $56.07, the Company’s closing share price on February 7, 2025.

Actual LTI RSU is based on 2,225 shares valued at $35.83 using the closing stock price as of January 31, 2024.

82 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 5/NEO Compensation

Mark S. Sutton

Former Chairman of the Board and Chief Executive Officer

Mark Sutton retired from the Company effective September 30, 2024, after a long, successful career spanning 40 years. Mr. Sutton’s tenure as CEO and chairman of the Board began effective November 2014 and January 2015, respectively. Prior to these roles, Mr. Sutton served as president and chief operating officer from June through October 2014, prior to which he was senior vice president, Industrial Packaging, a role he assumed in November 2011. Prior to that role, he led our Printing and Communication Papers business since January 2010. He previously served as senior vice president, Supply Chain from March 2008 through 2009, vice president, Supply Chain from June 2007 through February 2008, and vice president, Strategic Planning from January 2005 through May 2007.

2024 Realized Compensation

Element of Compensation	Compensation Amount	Rationale

2024 Base Salary	$1,087,500 (no base salary increase in 2024, prorated for retirement)	No adjustment was made to Mr. Sutton’s base salary. Amount shown reflects base salary paid to Mr. Sutton in 2024 prior to his retirement.

2024 AIP Award	$2,921,660 (179.1% of target, prorated based on actual service)	Mr. Sutton’s AIP payment was awarded at 179.1% of target (reflecting 100% for individual performance) and thus was based solely on the Company’s performance achievement.

2022-2024 PSP Payout	306,276 shares, including reinvested dividends (valued at $17,172,881 including a fractional share)	PSP payout of 131.88% was based solely on the Company’s performance achievement in Adjusted ROIC and relative TSR described in Section 4.

2023 RSU Payout	$767,632	The RSU payout represents the first one-third tranche of the 2023 RSU grant.

The chart below compares Mr. Sutton’s 2024 actual compensation paid against prorated compensation amounts.

Target LTI PSP is based on 202,165 prorated target shares valued at $49.31, using the 20-day average stock price as of December 31, 2021.

Target LTI RSU is based on 20,313 shares valued at $35.69, using the 20-day average stock price as of December 31, 2022.

Actual LTI PSP is based on 306,276 shares, which includes the original target shares plus reinvested dividends multiplied by 131.88% performance achievement and valued at $56.07, the Company’s closing share price on February 7, 2025.

Actual LTI RSU is based on 21,424 shares valued at $35.83, using the closing stock price as of January 31, 2024.

www.internationalpaper.com	/ 83

Compensation Discussion & Analysis (CD&A) / 6/Other Matters Related to Governance and Compensation

6/
Other Matters Related to Governance and Compensation
Insider Trading Policy and Procedures
The Company has adopted comprehensive and detailed policies governing the purchase, sale and/or other dispositions of Com
p
any securities by our employees and Board members that we believe are reasonably designed to promote compliance with insider trading laws, rules, regulations, the New York Stock Exchange and London Stock Exchange listing standards and the UK Market Abuse Regulation. Our
Insider Trading Policy
prohibits our employees and directors and others from trading in securities of International Paper and other companies while in possession of material, non-public
information about the Company. Our
Insider Trading Policy
also prohibits our employees from disclosing material,
non-public
information of International Paper, or another publicly traded company, to others who may trade on the basis of that information. It is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements in regard to its policies governing purchase, sale and/or other dispositions of its own securities. Additionally, the Company requires certain officers of the Company to only transact in International Paper securities during an open window period. Our Section 16 officers and Board members are required to obtain approval in advance of transactions in our common stock. Our
Insider Trading Policy
also strictly prohibits our Section 16 officers and members of our Board of Directors from holding Company securities in a margin account or pledging those securities as collateral for a loan. Lastly, the
Insider Trading Policy
prohibits all Company officers (but no other employees) and members of our Board of Directors from engaging in any of the following short-term or speculative transactions involving Company securities: short sales; publicly traded options, such as puts, calls or other derivative instruments; and hedging and monetization transactions, such as zero-cost
collars and forward-sale contracts.
The foregoing summary of our
Insider Trading Policy
does not purport to be complete and is qualified by reference to our
Insider Trading Policy
, a copy of which can be found as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on February 21, 2025.
Officer Stock Ownership and Retention Requirements
All of our officers are expected to own shares of our common stock with a minimum market value based on a multiple of base pay. This policy is intended to align our officers’ interests with those of our shareowners and encourage long-term shareowner value creation by requiring officers to have a significant equity stake in the Company. Our stock ownership requirements are based on position:

Position	Current Ownership Requirement
Chief Executive Officer	6x base pay
President	5x base pay
Executive Vice President	4x base pay
Senior Vice President	3x base pay
Vice President	1.5x base pay
The following count toward meeting the ownership requirement: freely held shares (whether purchased on the open market or fully earned through a Company plan or program); beneficial shares held indirectly by a trust or family member; and share equivalents held in the Salaried Savings Plan and Deferred Compensation Savings Plan. Unvested restricted shares (e.g., PSUs and RSUs) do not count toward the ownership requirement.

84 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 6/Other Matters Related to Governance and Compensation

Officers are required to retain 50 percent of their net shares paid under any Company long-term incentive plan or program until their ownership requirements are satisfied. Officer stock ownership is reviewed annually and presented to the MDCC to ensure compliance.
Board Policy on Personal Use of Company Aircraft
The Company maintains aircraft to facilitate business travel. The Board encourages the CEO to use Company aircraft for Company business for business continuity and efficiency purposes. The CEO may use the Company aircraft for personal use, where appropriate as authorized by the Board. Use of the Company aircraft allows the CEO to be available at all times for business needs, whether on business or personal travel. Pursuant to Board resolutions and a Time Sharing Agreement, Mr. Sutton, who retired from the Company effective September 30, 2024, was authorized to use the Company aircraft for personal travel through September 30, 2024, but required to reimburse the Company for the incremental cost of such personal use above $75,000.
In connection with the Company’s policy, the MDCC recommended and the Board of Directors approved a similar arrangement for Mr. Silvernail. Under Mr. Silvernail’s offer of employment, he is permitted personal and business use of the Company aircraft and is required to reimburse the Company for the incremental cost of such personal use above $150,000.
In both instances, the value of such use is imputed income and is not grossed up for taxes. Mr. Silvernail has entered into a Time Sharing Agreement with the Company that outlines the terms by which he may use Company aircraft. The Company views this benefit as representative of those offered by the companies with which we compete for executive talent. For additional details on the aggregate incremental cost to the Company on personal use of Company aircraft by our NEOs, please see the “All Other Compensation” column of the Summary Compensation Table.
Executive Severance Plan
Pursuant to our 2005 Board Policy on Severance Agreements with Senior Executives, any supplemental severance payment to the CEO must be approved by the independent directors of the Board. A supplemental severance payment to any other board-appointed executive officer must be approved by the MDCC. In the absence of a change in control, any supplemental severance, plus severance under the Salaried Employee Severance Plan, may not exceed two times (2x) the executive’s base salary plus target AIP for the year in which the termination occurs. Any larger severance amount must be approved in advance by our shareowners. This policy was in effect through 2024.
In 2025, our Board, upon the recommendation of the MDCC, as part of our ongoing review of our executive compensation and retention programs, approved and adopted the International Paper Company Executive Severance Plan (the “Severance Plan”). The Severance Plan is designed to provide certain employees of the Company, including our NEOs, with payments and benefits upon specified terminations of employment. Effective as of February 11, 2025, the Severance Plan supersedes and replaces the 2005 Board Policy on Severance Agreements with Senior Executives, which previously provided supplemental severance benefits to our NEOs in excess of those available under the Company’s broad-based Salaried Employee Severance Plan. For more information on the new Executive Severance Plan, please see our Current Report on Form
8-K
filed on February 11, 2025.
Clawback or Forfeiture of Incentive Awards
Our current and former Section 16 officers are subject to a robust
International Paper Company Clawback Policy
(the “
Clawback Policy
”), adopted by our Board of Directors in 2023. The
Clawback Policy
is administered by the MDCC and is compliant with the SEC final rule and NYSE listing standards and supplements clawback provisions under our plan documents. Under our
Clawback Policy
, both short-term and long-term incentive awards for current and former executive officers are subject to mandatory clawback under our Dodd-Frank compliant
Clawback Policy
. Additional discretionary clawback provisions apply under our plan documents. Our
Clawback Policy
requires mandatory clawback of incentive-based compensation received by current and former executive officers in the event of an accounting restatement

www.internationalpaper.com	/ 85

Compensation Discussion & Analysis (CD&A) / 6/Other Matters Related to Governance and Compensation

regardless of wh
et
her the executive officer was responsible for the causes of the restatement. Under our plan documents, the MDCC has discretion to clawback compensation if the Company’s financial statements are restated as a result of errors, omission, or fraud. In addition, the MDCC may, at its discretion, based on the facts and circumstances, require all or a portion of short- term and long-term awards to be forfeited in the event a participant engages in conduct that is detrimental to the business interests or reputation of the Company, including any violation of any
Non-Competition
and
Non-Solicitation
Agreement to which such participant is a party or violation of the
Code of Conduct
. Additionally, the MDCC may, in its discretion, based on the facts and circumstances, require an NEO who does not provide one-year’s
notice of retirement to forfeit his or her short- term and long-term incentive awards.
The foregoing summary of our
Clawback Policy
does not purport to be complete and is qualified by reference to our
Clawback Policy
, a copy of which can be found as Exhibit 97 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on February 21, 2025.
Our
Clawback Policy
is available on the Company’s website at www.internationalpaper.com under the “Investors” tab and then under the “Governance” link.
Non-Competition
and
Non-Solicitation
Agreements
The Company maintains
Non-Competition
and
Non-Solicitation
Agreements with leaders of the Company, including our NEOs, to prohibit such leaders from engaging in certain competitive activities and to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in clawback or forfeiture of incentive compensation awards.
Prohibition on Repricing; No Stock Option Grants
The Company has not granted stock options since 2005 and all previously granted stock options expired in 2015. Our incentive compensation plan provides that stock options, once granted, may not be repriced, directly or indirectly, without the prior consent of the Company’s shareowners.
Equity Grant Practices
Equity awards are made on an annual basis according to a
pre-established
schedule. Annual equity grants under the LTIP are approved at the MDCC’s December meeting with a grant date of January 1. The December meeting is generally scheduled at least one year in advance. Awards to newly-hired and newly-eligible participants are generally made on November 1. For Board-appointed executive officers, the grant date may be as soon as reasonably practicable following the individual’s effective hire date. Service-based restricted stock awards under our Recognition Award Program may be granted on the first day of any month by our senior vice president, chief people and strategy officer (as delegated by the Board), within parameters approved by the MDCC. An award to a Board-appointed executive officer requires approval by the MDCC (or by the independent members of the Board for the CEO).
We do not strategically time long-term incentive awards in coordination with the release of material non-public
information (“MNPI”) and have never had a practice of doing so. We do not currently grant stock options, stock appreciation rights or any similar awards with “option-like” features and therefore have not adopted a policy regarding the timing of any such awards in connection with the disclosure of MNPI of the Company. We have never timed and do not plan to time the release of MNPI for the purpose of affecting the value of executive compensation.
The framework for making grants set forth above minimizes any concern that grant dates could be selectively chosen based upon the release of MNPI and market price at any given time.
Our equity award accounting practices comply with GAAP in the United States a nd
is transparently disclosed in our SEC filings.

86 \	International Paper 2025 Proxy Statement

Compensation Discussion & Analysis (CD&A) / 6/Other Matters Related to Governance and Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) limits the tax deductibility of compensation that is more than $1 million for certain executive officers of publicly-held companies.

In designing our executive compensation program and determining the compensation of our executive officers, including our NEOs, the MDCC considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. The MDCC continues to have the flexibility to approve non-deductible compensation, and has approved, and may in the future approve, the payment of compensation that is not deductible under Section 162(m) if it believes it is in the best interests of the Company.

Accounting for Stock-Based Compensation

The accounting treatment of stock-based compensation does not dictate the type, timing, or amount of any particular grant made to our employees.

www.internationalpaper.com	/ 87

Summary Compensation Table

The following table presents information regarding our NEOs’ compensation including: base salary; stock awards under our Long-Term Incentive Plan (“LTIP”) and our Recognition Awards program (if applicable); cash awards under our Annual Incentive Plan (“AIP”) and our CEO Award program (if applicable); and the change in pension value and all other compensation to our NEOs for the years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Andrew K. Silvernail(6) CEO & Chairman of the Board (Principal Executive Officer effective May 1, 2024)	2024	666,667	—	17,193,607	1,791,000	—	1,081,296	20,732,570
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Timothy S. Nicholls Senior Vice President and Chief Financial Officer; (Principal Financial Officer through April 1, 2025); Executive Vice President and President, DS Smith	2024	801,250	—	2,886,532	1,516,080	—	138,008	5,341,870
	2023	775,000	—	2,813,803	181,400	—	173,253	3,943,456
	2022	770,833	—	2,950,892	253,600	—	219,683	4,195,008
W. Thomas Hamic(6) Executive Vice President and President, North American Packaging Solutions	2024	675,000	—	3,966,737	1,104,460	—	75,821	5,822,018
	2023	600,000	—	2,328,651	113,300	213,997	86,817	3,342,765
	2022	516,667	25,000	1,079,615	150,900	—	92,075	1,864,257
Clayton R. Ellis(6) Senior Vice President Global Cellulose Fibers	2024	545,833	—	1,903,173	850,730	—	61,594	3,361,330
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
James P. Royalty, Jr.(6) Senior Vice President, Containerboard & Recycling	2024	556,667	—	1,903,173	805,950	—	78,803	3,344,593
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Mark S. Sutton Former CEO & Chairman of the Board (Principal Executive Officer through April 30, 2024)	2024	1,396,465	—	10,695,459	2,921,660	—	279,779	15,293,363
	2023	1,450,000	—	10,551,707	493,700	—	350,119	12,845,526
	2022	1,450,000	—	11,065,795	689,500	—	449,457	13,654,752

(1)	Mr. Hamic received a CEO Award in February 2023 to reward him for his outstanding leadership in Global Cellulose Fibers in 2022.

88 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

(2)

The amounts reported in this column reflect the aggregate grant date fair value of stock awards under our LTIP, PSP and Recognition Award programs granted to the NEO during each year, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating these values for the 2024 fiscal year may be found in Note 19 to our audited financial statements beginning on page 93 of our 2024 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 21, 2025. The value shown for 2024 includes the aggregate grant date fair value of each NEO’s 2024-2026 LTIP award, which includes RSUs and PSUs. If the highest level of performance is achieved, the maximum value of these PSUs are as follows:

A.K. Silvernail	T.S. Nicholls	W.T. Hamic	C.R. Ellis	J.P. Royalty	M.S. Sutton
$24,171,782	$4,618,432	$4,169,980	$1,888,300	$1,888,300	$17,112,710

Mr. Sutton retired effective September 30, 2024 leading to the cancellation of 75% of his award.

(3)	Represents the amount earned under the AIP (formerly the Management Incentive Plan) based on Company and individual performance during the year shown, which is paid in February of the following year.

(4)

Amounts shown in this column represent the change in accruals under our Retirement Plan, Pension Restoration Plan, and SERP as shown in the “Pension Benefits in 2024” table set forth on page 94 below. Importantly, the change in pension value is not currently paid to an executive as compensation, but is a measurement of the change in value of the pension from the prior year. Changes in value arise from the decrease in the discount period and the impact of a change in the discount rate from the prior year’s measurement, and changes in mortality rate assumptions. The discount rate used is the same rate used by the Company for financial statement disclosure at fiscal year end. This rate is based on economic conditions at year end. The NEOs do not receive preferential or above-market earnings on nonqualified deferred compensation. Accordingly, there is no amount included in this column for this type of earnings credit. The actual change in pension value for those NEOs entitled to a pension benefit decreased as follows: Mr. Nicholls $437,487; Mr. Hamic $59,853; Mr. Ellis $85,702; Mr. Royalty $100,736; and Mr. Sutton $1,168,415.

(5)	A breakdown of the “All Other Compensation” amounts for 2024 is shown in the following table:

Name	Retirement Savings Account Contributions ($)(a)	Company Matching Contribution ($)(b)	Group Life Insurance ($)(c)	ESIP ($)(d)	Corporate Aircraft ($)(e)	Company Matching Gift ($)(f)	Relocation ($)(g)	Corporate Facilities ($)(h)	Tax Return Preparation ($)(i)	Wellness Incentive ($)(j)	Total ($)(k)
A.K. Silvernail	33,333	3,866	3,168	—	150,000	—	875,418	15,361	—	150	1,081,296
T.S. Nicholls	58,959	48,927	3,808	15,514	—	10,800	—	—	—	—	138,008
W.T. Hamic	47,298	22,313	3,208	—	—	3,002	—	—	—	—	75,821
C.R. Ellis	32,107	18,320	2,594	—	—	1,440	—	—	7,133	—	61,594
J.P. Royalty	34,345	32,939	2,645	—	—	2,320	6,534	—	—	20	78,803
M.S. Sutton	94,872	53,640	5,168	21,675	75,000	5,404	—	24,000	—	20	279,779

(a)

Represents the Retirement Savings Account contributions (“RSAc”) made by the Company to the NEO’s accounts in the Salaried Savings Plan and Deferred Compensation Savings Plan, as shown in the “Nonqualified Deferred Compensation Plan” table. The contribution amount is equal to a percentage of eligible compensation, based on the NEO’s age at the date the contribution is made. Messrs. Nicholls, Hamic and Sutton received RSAc in an amount equal to 6% of their eligible compensation; Messrs. Silvernail and Ellis received RSAc in an amount equal to 5% of their eligible compensation; Mr. Royalty received RSAc in an amount equal to 5% of his eligible compensation through August and 6% for the remainder of the year.

(b)

Represents the Company match to the NEO’s contribution to the Salaried Savings Plan, Retiree Medical Savings Program and Deferred Compensation Savings Plan, as shown in the “Nonqualified Deferred Compensation Plan” table.

(c)	Represents the Company’s annual premium payment for the NEO’s group life insurance benefit.

(d)	Represents the amount paid by the Company for the NEO’s executive supplemental life insurance program (“ESIP”).

(e)

Represents the aggregate incremental cost to the Company of Messrs. Sutton’s and Silvernail’s personal travel on Company aircraft. Pursuant to Board resolutions and their Time Sharing Agreements, both Messrs. Sutton and Silvernail are required to reimburse the Company for the incremental cost of personal use of the aircraft (above the annual limits of $75,000 for Mr. Sutton and above $150,000 for Mr. Silvernail, as shown). Mr. Silvernail’s actual use in 2024 was prorated for six months at $75,000. For 2024, the amounts reimbursable for Messrs. Sutton and Silvernail were $58,655 and $136,870, respectively. We calculate the incremental cost of personal use of the Company aircraft based upon the per mile variable cost of operating the aircraft multiplied by the number of miles flown for personal travel. The variable operating costs include fuel, maintenance, airway fees, user fees, communication, crew expenses, supplies and catering. We impute into income the value of personal use of the aircraft in accordance with IRS regulations, minus any amounts they reimbursed during the calendar year. Messrs. Sutton and Silvernail receive no tax gross-up on their imputed income.

(f)

Represents the Company’s match of each NEO’s donations to the United Way of America (60-percent match) and the International Paper Company Employee Relief Fund (100-percent match) as part of Company-wide campaigns.

(g)

Represents the amount the Company paid for expenses associated with Mr. Silvernail’s offer of employment and relocation consisting of: (i) $297,122 for home sale and purchase closing costs (but no home loss buyout), (ii) $87,220 for household goods and rental reimbursement, which included, (iii) $5,341 for shipping of two vehicles; (iv) $531 in increased insurance coverage for personal property relocated to Tennessee; (v) $169,800 for relocation allowances; (vi) $50,000 for reimbursement for legal fees incurred in connection with negotiating his offer of employment; and (vii) $265,404 equal to 46% of the taxable amount of the reimbursements and payments previously described.

(h)

Represents personal use of corporate facilities operated and maintained by the Company for entertaining clients and Company retreats, team-building activities and strategic planning sessions. The value of this benefit is determined based on the fair market value of the facilities.

(i)

Represents reimbursement of fees for the preparation of Mr. Ellis’s individual income tax returns related to his service on the board of directors of the Company’s prior Ilim joint venture in Russia, the sale of which was completed on September 18, 2023. Ilim was a joint venture that operated a pulp and paper business in Russia.

(j)	Represents imputed income for wellness incentive.

(k)	Represents the sum of columns (a) through (j).

(6)

Compensation Information for Mr. Silvernail is only shown for the time he was employed by the Company. Compensation information for Messrs. Ellis and Royalty is not provided for certain prior years because they were not NEOs during those years.

www.internationalpaper.com	/ 89

7/ Executive Compensation on Tables /

Grants of Plan-Based Awards During 2024

The table below shows payout ranges for our NEOs under the 2024 AIP and 2024-2026 LTIP, as described in our CD&A. There were no other plan-based cash or equity awards granted to our NEOs in 2024.

Name	Committee Action Date(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)	Total Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A.K. Silvernail	3/13/2024
AIP	3/13/2024	5/1/2024	50,000	1,000,000	2,000,000
LTIP PSUs	3/13/2024	5/1/2024				43,866	350,926	701,852		12,085,891
2024 Inducement PSUs	3/13/2024	5/1/2024				240,930	240,930	481,860		5,107,716
											17,193,607
T.S. Nicholls
AIP	12/11/2023	1/1/2024	42,325	846,500	1,693,000
LTIP RSUs	12/11/2023	1/1/2024							15,970	577,316
LTIP PSUs	12/11/2023	1/1/2024				7,631	61,050	122,100		2,309,216
											2,886,532
W.T. Hamic
AIP	12/11/2023	1/1/2024	30,834	616,670	1,233,340
LTIP RSUs	12/11/2023	1/1/2024							14,419	521,247
LTIP PSUs	12/11/2023	1/1/2024				6,890	55,122	110,244		2,084,990
2024 Recognition RSU(7)	3/11/2024	6/14/2024							30,000	1,360,500
											3,966,737
C.R. Ellis
AIP	12/11/2023	1/1/2024	23,750	475,000	950,000
LTIP RSUs	12/11/2023	1/1/2024							6,529	236,023
LTIP PSUs	12/11/2023	1/1/2024				3,120	24,961	49,922		944,150
2024 Recognition RSU(6)	11/2/2023	1/1/2024							20,000	723,000
											1,903,173
J.P. Royalty
AIP	12/11/2023	1/1/2024	22,500	450,000	900,000
LTIP RSUs	12/11/2023	1/1/2024							6,529	236,023
LTIP PSUs	12/11/2023	1/1/2024				3,120	24,961	49,922		944,150
2024 Recognition RSU(6)	11/2/2023	1/1/2024							20,000	723,000
											1,903,173
M.S. Sutton(8)
AIP	12/12/2023	1/1/2024	81,565	1,631,300	3,262,600
LTIP RSUs	12/12/2023	1/1/2024							59,173	2,139,104
LTIP PSUs	12/12/2023	1/1/2024				28,276	226,209	452,418		8,556,355
											10,695,459

(1)

The 2024-2026 LTIP grant was approved by the MDCC on December 11, 2023, for all NEOs effective the first day of the following calendar year, except Messrs. Sutton and Silvernail. Mr. Sutton’s grant was approved by the independent members of the Board on December 12, 2023, while Mr. Silvernail’s awards were approved by the independent members of the Board on March 13, 2024.

(2)

Amounts represent the 2024 projected award under the AIP based on the Company’s internal plan at the start of the fiscal year. The amounts reported in the “Threshold,” “Target” and “Maximum” columns reflect estimated future payouts under the AIP. The actual payments, earned by each NEO in fiscal year 2024 and paid in fiscal year 2025, are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. See Section 4, “Elements of Our Executive Compensation Program-Short-Term Incentive” above for a description of the AIP.

(3)

Represents the number of performance-based restricted stock units (“PSUs”) granted under the LTIP. The amounts reported in the “Threshold,” “Target” and “Maximum” columns reflect estimated future payouts under the LTIP. PSUs are considered issued and outstanding as of December 31, 2024, and are earned over a three-year period based on the achievement of pre-established performance goals. PSUs fully vest in February following the three-year performance period subject to certain forfeiture events. The number of shares of common stock received on settlement is increased by dividend equivalents accrued during the performance period. See Section 4, “Elements of Our Compensation Program-Long-Term Incentive Plan.”

90 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

(4)

Represents the number of restricted stock units (“RSUs”) granted under the LTIP. RSUs are considered issued and outstanding as of December 31, 2024. RSUs are time-based, vesting ratably over three years on February 1 of each year subject to certain forfeiture events. The number of shares of common stock received on settlement is increased by dividend equivalents accrued during the vesting period. See Section 4, “Elements of Our Compensation Program-Long-Term Incentive Plan.”

(5)

The amounts shown in this column reflect the grant date fair value of the LTIP awards computed in accordance with FASB ASC Topic 718 based on the probable satisfaction of the performance conditions at January 1, 2024, for such awards (i.e., 100 percent of target), as explained in further detail in the narrative following this table. PSUs granted in 2024 will vest in February 2027, after completion of the three-year performance period (January 1, 2024- December 31, 2026) and achievement of pre-established performance goals. RSUs granted in 2024 will vest ratably on February 1, 2025, 2026, and 2027. The number of shares of common stock received on settlement will be increased by dividend equivalents accrued during the performance or vesting period. The fair value is determined using the closing price of the Company’s common stock at the grant date. The assumptions used in calculating the grant date fair value can be found at Note 19 to our audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

(6)

Messrs. Ellis and Royalty each received a 2024 Recognition Award of 20,000 RSUs on January 1, 2024. The awards fully vest on January 1, 2026, subject to continued employment through the vesting dates, with accelerated vesting in certain circumstances including an involuntary termination for reasons other than for cause.

(7)

Mr. Hamic received a 2024 Recognition Award of 30,000 RSUs on June 14, 2025. The award fully vests on April 1, 2026, subject to continued employment through the vesting dates, with accelerated vesting in certain circumstances including an involuntary termination for reasons other than for cause.

(8)	Mr. Sutton retired effective September 30, 2024.

Narrative to the Grants of Plan-Based Awards Table

Estimated Future Payouts under Non-Equity Incentive Plan Awards

These columns show the threshold, target and maximum payouts under the 2024 AIP. The actual amount paid is shown in the Summary Compensation Table.

The amount shown in the “Threshold” column is the possible payout for each NEO based on threshold Company performance achievement of 50 percent of target. The threshold is the minimum performance level required to earn a payment under any of the following performance metrics: Revenue, Cash Conversion, and Adjusted EBITDA. For example, since Cash Conversion is weighted at 10 percent, a threshold payout would result in weighted performance achievement of 5 percent (or 50 percent of 10 percent). Minimum performance in at least one objective is required to fund an AIP award pool.

The amount shown in the “Maximum” column is the possible payout for each NEO based on maximum Company performance achievement of 200 percent of target.

Estimated Future Payouts under Equity Incentive Plan Awards

These columns show the threshold, target and maximum payouts under the 2024-2026 LTIP.

The amount shown in the “Threshold” column is the number of shares each NEO would receive if the Company achieved only the minimum performance level required in one of the following performance metrics: Adjusted ROIC and relative TSR. For example, since relative TSR is weighted at 50 percent, a threshold payout at 25 percent would result in weighted performance achievement of 12.5 percent (or one-half of 25 percent).

The amount shown in the “Maximum” column is the possible number of shares each NEO would receive based on maximum Company performance of 200 percent.

Grant Date Fair Value of Stock Awards

The amounts shown in this column reflect the grant date fair value of the awards granted to each NEO under the 2024-2026 LTIP computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions at January 1, 2024, for such awards (i.e., 100 percent of target). For the Adjusted ROIC component of the awards, the grant date fair value is based on the closing price of our common stock on the trading day immediately preceding the grant date. Valuing relative TSR is complicated because the value must take into account the probable payout of the 2024-2026 LTIP based on our expected future performance relative to the other companies in our TSR Peer Group. The market value of the TSR component is based on a Monte Carlo simulation as prescribed by FASB ASC Topic 718.

The amount ultimately paid to LTIP participants may or may not be the same amount as the value shown in the table. Instead, the ultimate number of shares paid to our LTIP participants will vary based on the performance of the Company relative to performance of the other companies in our TSR Peer Group. In addition, the value of the LTIP award received by each participant is based on the fair value of the Company’s stock as of the effective date of the payment.

www.internationalpaper.com	/ 91

7/ Executive Compensation on Tables /

Outstanding Equity Awards at December 31, 2024

The following table shows the outstanding equity awards held by our NEOs as of December 31, 2024.

	Stock Awards
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)(1)	($)(2)
A.K. Silvernail
2024 LTIP PSUs(3)	360,760	19,416,093
2024 Inducement PSUs(4)	247,681	13,330,215
T.S. Nicholls
2022 PSP PSUs(5)	67,564	3,636,244
2023 LTIP RSUs(6)	11,896	640,274
2023 LTIP PSUs(6)	67,935	3,656,252
2024 LTIP RSUs(7)	16,627	894,848
2024 LTIP PSUs(7)	63,560	3,420,820
W.T. Hamic
2022 PSP PSUs(5)	24,719	1,330,359
2023 LTIP RSUs(6)	9,846	529,878
2023 LTIP PSUs(6)	56,222	3,025,847
2024 LTIP RSUs(7)	15,013	807,941
2024 LTIP PSUs(7)	57,388	3,088,656
2024 Recognition Award RSUs(8)	30,280	1,629,667
C.R. Ellis
2022 PSP PSUs(5)	20,968	1,128,490
2023 LTIP RSUs(6)	4,636	249,514
2023 LTIP PSUs(6)	26,471	1,424,689
2024 LTIP RSUs(7)	6,797	365,840
2024 LTIP PSUs(7)	25,987	1,398,642
2024 Recognition Award RSUs(9)	20,822	1,120,662
J.P. Royalty
2022 PSP PSUs(5)	20,968	1,128,490
2023 LTIP RSUs(6)	4,636	249,514
2023 LTIP PSUs(6)	26,471	1,424,689
2024 LTIP RSUs(7)	6,797	365,840
2024 LTIP PSUs(7)	25,987	1,398,642
2024 Recognition Award RSUs(9)	20,822	1,120,662
M.S. Sutton
2022 PSP PSUs(5)	232,248	12,499,534
2023 LTIP RSUs(6)	16,729	900,367
2023 LTIP PSUs(6)	148,606	7,998,007
2024 LTIP RSUs(7)	15,401	828,897
2024 LTIP PSUs(7)	58,877	3,168,797

92 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

(1)	The amounts in these columns represent the number of outstanding PSUs and RSUs, including dividend equivalents credited as of December 31, 2024.

(2)	The market value is calculated based on the closing price of our common stock on December 31, 2024, of $53.82.

(3)

The amounts in this row reflect PSUs that were granted to Mr. Silvernail on May 1, 2024, under our 2024 LTIP. The performance period is January 1, 2024, through December 31, 2026. The number of units reflected in the chart above for the units awarded under the 2024-2026 LTIP assumes vesting at the 100% performance level.

(4)

The amount shown in this row reflect Mr. Silvernail’s 2024 Inducement PSU Award, a 100% performance-based inducement award granted on May 1, 2024, that is earned for the achievement of rigorous stock price hurdles and continued service over a three-year performance/vesting period, with accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause. The number of units reflected in the chart above for the units awarded under the 2024 Inducement PSU Award assumes vesting at the 100% performance level.

(5)

The amounts shown in these rows reflect PSUs granted on January 1, 2022, under the 2022-2024 PSP. The units awarded under the 2022-2024 PSP ultimately vested at the 131.88% level based on performance over this period as described in this CD&A (but are reflected at the 100% level in the chart set forth above since such units had not vested as of December 31, 2024).

(6)	The amounts shown in these rows reflect RSUs and PSUs granted on January 1, 2023, under the 2023 LTIP.

(7)	The amounts shown in these rows reflect RSUs and PSUs granted on January 1, 2024, under the 2024 LTIP.

(8)

The amount shown in this row reflects Mr. Hamic’s 2024 Recognition Award of RSUs granted on June 14, 2024, that vest on April 1, 2026, subject to continued employment through the vesting date, with accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause.

(9)

The amounts shown in these rows reflect 2024 Recognition Awards of RSUs granted to Messrs. Ellis and Royalty on January 1, 2024, that vest on January 1, 2026, subject to continued employment through the vesting date, with accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause.

Stock Vested in 2024

The following table shows the value received upon the vesting in 2024 of performance-based and time-based restricted stock grants previously awarded under our PSP, LTIP, and Recognition Award Program, if any, as described in our CD&A.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
A.K. Silvernail	–	–
T.S. Nicholls	53,974	1,906,388
W.T. Hamic	18,517	655,616
C.R. Ellis	13,862	490,025
J.P. Royalty	16,014	565,939
M.S. Sutton	200,240	7,072,698

(1)

Amounts shown represent shares (including shares acquired in respect of reinvested dividend equivalents) under the 2023 LTIP RSU awards that vested on February 1, 2024, and PSP awards that vested on February 12, 2024.

(2)

Amounts shown represent the value of the vested shares based on our closing stock price on the date immediately preceding the vesting date of the award: $35.83 for each RSU share and $35.26 for each PSP share.

Pension Benefits in 2024

The following table shows the present value of benefits payable to our NEOs under our Retirement Plan, Pension Restoration Plan, or SERP at December 31, 2023, and December 31, 2024. The change in the present value of the accrued benefit is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2024.

www.internationalpaper.com	/ 93

7/ Executive Compensation on Tables /

With the exception of Mr. Silvernail, all NEOs are eligible for a benefit calculated under the Retirement Plan formula. These NEOs are also eligible for a benefit calculated under the Pension Restoration Plan formula. Only Messrs. Sutton and Nicholls are eligible for a benefit calculated under the SERP formula. Our SERP complies with Section 409A of the Code with the portion of the benefit earned prior to SERP eligibility paid under the Pension Restoration Plan, and the portion earned following SERP eligibility paid from the SERP. The SERP closed to new participants on January 1, 2012.

Name	Plan Name	Number of Years of Credited Service in 2024 (#)	12/31/2023 Present Value of Accumulated Benefit ($)(1)	Payments During Fiscal Year 2024 ($)(2)	12/31/2024 Present Value of Accumulated Benefit ($)(3)
A.K. Silvernail	Retirement Plan	—	—	—	—
	Pension Restoration Plan	—	—	—	—
	SERP	—	—	—	—
	Total		—	—	—
T.S. Nicholls	Retirement Plan	27.25	1,396,925	—	1,290,990
	Pension Restoration Plan	27.25	698,076	—	645,138
	SERP	27.25	8,952,798	—	8,674,184
	Total		11,047,799	—	10,610,312
W.T. Hamic	Retirement Plan	25.00	1,143,097	—	1,115,455
	Pension Restoration Plan	25.00	1,332,008	—	1,299,797
	SERP	—	—	—	—
	Total		2,475,105	—	2,415,252
C.R. Ellis	Retirement Plan	26.33	970,213	—	921,837
	Pension Restoration Plan	26.33	748,589	—	711,263
	SERP	—	—	—	—
	Total		1,718,802	—	1,633,100
J.P. Royalty	Retirement Plan	27.50	1,067,948	—	1,020,881
	Pension Restoration Plan	27.50	1,217,752	—	1,164,083
	SERP	—	—	—	—
	Total		2,285,700	—	2,184,964
M.S. Sutton	Retirement Plan	34.58	1,806,805	28,202	1,638,319
	Pension Restoration Plan	34.58	1,084,815	40,814	961,779
	SERP	34.58	29,515,185	1,072,694	27,496,582
	Total		32,406,805	1,141,710	30,096,680

(1)

The calculation of the present value of accumulated benefits as of December 31, 2023, assumes a discount rate of 5.10 percent for annuity payments and deferral periods. Lump sum payment calculations are based on the lower of the December 2023, municipal bond rate of 2.89 percent, or the locked-in rate elected by the NEO, if applicable. The calculation further assumes benefit commencement at the earliest age at which the NEO would be entitled to an unreduced benefit (the earlier of age 61 and completion of 20 years of service or age 62 and completion of 10 years of service). For individuals eligible for an unreduced benefit, we use their age as of the end of the fiscal year.

(2)

Mr. Sutton retired effective September 30, 2024, and commenced his Retirement Plan and Restoration Plan annuities effective October 1, 2024. The December 31, 2024, present values are based on his actual elected annuities, a 5.68 percent valuation discount rate and Company-specific, generational mortality assumption.

(3)

With the exception of Mr. Sutton described in footnote (2), the calculation of the present value of accumulated benefits as of December 31, 2024, assumes a discount rate of 5.68 percent for annuities and deferral periods. Lump sum payment calculations are based on the lower of the December 2024, average municipal bond rate of 3.14 percent, or the locked-in rate elected by the NEO, if applicable. The assumptions regarding the benefit commencement date are the same as described in footnote (1).

94 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

Narrative to Pension Benefits Table

Retirement Plan of International Paper Company

Our Retirement Plan is a funded, tax-qualified plan that covers all U.S. salaried employees hired prior to July 1, 2004. U.S. employees hired on or after July 1, 2004, are eligible for a Company-paid Retirement Savings Account contribution to our Salaried Savings Plan and Deferred Compensation Savings Plan in lieu of participation in the Retirement Plan. With the exception of Mr. Silvernail, all NEOs were hired prior to July 1, 2004, and thus are eligible to participate in the Retirement Plan.

We calculate the benefit under the Retirement Plan at the rate of 1.67% of the participant’s average pensionable earnings received over the highest five consecutive calendar years of the last 10 calendar years, multiplied by his or her years of service, then reduced by a portion of Social Security benefits. We include as pensionable earnings the participant’s base salary plus AIP awards that were not deferred, up to the maximum limit set by the IRS. Effective December 31, 2018, credited service and compensation under the Retirement Plan were frozen for all salaried employees, including the NEOs.

International Paper Company Pension Restoration Plan for Salaried Employees

Our supplemental retirement plan for our salaried employees is an unfunded, nonqualified plan that covers all U.S. salaried employees hired prior to July 1, 2004. This plan augments our Retirement Plan by providing retirement benefits based on compensation that is greater than the limits set by the IRS. We include as eligible compensation under this plan the participant’s base salary plus AIP awards, including amounts deferred. With the exception of Mr. Silvernail, all NEOs were hired prior to July 1, 2004, and thus are eligible to participate in the Pension Restoration Plan.

We calculate the benefit under the Pension Restoration Plan in the same manner as the Retirement Plan and then reduce the benefit by the amount payable under the Retirement Plan. Effective December 31, 2018, credited service and compensation under the Restoration Plan were frozen for all salaried employees, including the NEOs.

The International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers

Our SERP is an alternative retirement plan available to certain senior executives. The SERP closed to new participants effective January 1, 2012. Messrs. Sutton and Nicholls were the only NEOs eligible for the SERP in 2024. SERP benefits vest once the participant reaches age 55 and has completed five years of service. The normal form of payment is a lump sum. We calculate benefits under the SERP at the same rate as our Retirement Plan and Pension Restoration Plan. Participants are eligible to receive a lump sum payment of the benefit earned for service after becoming eligible in the SERP; the benefit earned prior to SERP eligibility remains payable as an annuity. Benefits are payable under the SERP on the later of the participant’s retirement date or the six months following separation from service. We define “retirement date” as the date the participant reaches the earlier of age 55 with 10 years of service or age 65 with five years of service. Effective December 31, 2018, credited service and compensation under the SERP were frozen for the remaining participants.

A participant who has selected an anticipated retirement date at least 12 months in advance has the right to lock in a discount rate used to determine the amount of the lump sum payment based on the average for the month in which they choose to lock in. Mr. Sutton, prior to his retirement, and Mr. Nicholls locked in discount rates under this provision. At the request of our Board, Mr. Nicholls has mutually agreed to defer his anticipated retirement date elected under the SERP until completion of the leadership transition and through the DS Smith integration period.

Agreements to Include Additional Years of Service in Retirement Benefit Calculation

Our change-in-control agreements (“CIC agreements”), described later in this CD&A, provide enhanced retirement benefits in the event of a qualifying termination of each NEO’s employment following a change in control. The CIC

www.internationalpaper.com	/ 95

7/ Executive Compensation on Tables /

agreement for Mr. Silvernail provides three additional years of Retirement Savings Account contributions (“RSAc”) and the amount of any unvested contributions in the Salaried Savings Plan and the Deferred Compensation Savings Plan. The CIC agreement for Mr. Nicholls provides three additional years of age and service toward his Supplemental Executive Retirement Plan benefit. The CIC agreements for Messrs. Hamic, Ellis and Royalty provide a pension benefit of two additional years of age and service toward their Pension Restoration Plan benefit. As of September 30, 2024, Mr. Sutton was not an employee of the Company and therefore his former CIC agreement is no longer applicable.

Eligibility for Early Retirement Benefits

Normal retirement under our Retirement Plan and Pension Restoration Plan is age 65.

Participants, including the NEOs, are eligible for early retirement under the Retirement Plan, the Pension Restoration Plan and the SERP at age 55 with 10 years of service. However, a participant’s accrued benefit is reduced by 4% for each year if the participant retires before reaching age 62. Eligible active employees may receive an unreduced benefit once they reach age 61 and have completed at least 20 years of service. Benefits for NEOs eligible for early retirement would be reduced based on age and years of service as of their commencement date.

Nonqualified Deferred Compensation in 2024

The following table shows contributions in 2024 by the Company and each of our NEOs to the DCSP, which is our nonqualified deferred compensation plan, and each NEO’s DCSP account balance as of December 31, 2024.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
A.K. Silvernail	—	16,083	(173)	—	15,910
T.S. Nicholls	63,765	68,866	743,253	—	3,327,828
W.T. Hamic	31,740	40,991	288,722	—	1,036,969
C.R. Ellis	—	14,857	131,151	—	385,844
J.P. Royalty	24,365	31,714	535,957	—	1,565,864
M.S. Sutton	67,667	114,772	534,268	—	5,803,397

(1)	These amounts are included in the “Salary” column of the Summary Compensation Table for each NEO.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for each NEO.

(3)	These amounts are not included in the Summary Compensation Table because they are not “preferential or above-market earnings.”

(4)

Of the amounts shown in this column, the following amounts were included in the “Salary” column of the Summary Compensation Table for prior years as follows: Mr. Nicholls: $924,220 was included for the period of 2010-2023; Mr. Hamic: $161,263 was included for the period of 2022-2023; Mr. Sutton: $1,021,793 was included for 2011 and 2013-2023.

Narrative to Nonqualified Deferred Compensation Table

The DCSP allows participants to save for retirement by deferring up to 85% of eligible cash compensation, which includes base salary and AIP awards. Participants may contribute to the DCSP after deferring either the maximum pre-tax and/or Roth amount or the limit for total contributions to the 401(k) plan, or after reaching the IRS compensation limit for that year. The Company credits matching contributions equal to 70% of the participant’s contributions up to 4% of compensation, plus 50% of contributions up to an additional 4% of compensation. The Company also credits RSAc to each NEO’s account. These contributions are equal to a percentage of eligible compensation based on the NEO’s age at the date the contribution is made. Messrs. Nicholls, Hamic and Sutton received RSAc in an amount equal to 6% of their eligible compensation; Messrs. Silvernail and Ellis received RSAc in an amount equal to 5% of their eligible compensation; Mr. Royalty received RSAc in an amount equal to 5% of his eligible compensation through August and 6% for the remainder of the year.

For 2024, NEO contribution amounts were as follows: Mr. Nicholls contributed 10% of his base salary and 8% of his AIP award, Mr. Hamic contributed 3% of his base salary and 30% of his AIP award, Mr. Ellis did not contribute, Mr. Royalty

96 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

contributed 8% of all eligible compensation, and Mr. Sutton contributed 8% of his base salary. Mr. Silvernail will become eligible to contribute in 2025. As a result of the varying contribution amounts, the actual amounts deferred and the Company’s resulting matching contribution will vary for each NEO.

Participant contributions are credited with earnings (or losses) based on the participant’s choice of investment fund equivalents. Investment fund equivalents match the investment returns of the funds available in the 401(k) plan. Investment elections may be changed daily subject to securities laws restrictions. Differences in earnings reported in the “Nonqualified Deferred Compensation” table above are based on the individual participant’s investment elections.

Participants are fully vested in their contributions at all times. Amounts contributed by the Company become vested upon completing three years of service, reaching age 65, death, disability, termination of employment as a result of the permanent closing of the participant’s facility, or eligibility for severance under the Salaried Employee Severance Plan.

Participant accounts are divided into contribution accounts for amounts deferred prior to January 1, 2005, and contribution accounts for amounts deferred after January 1, 2005. Distributions of amounts contributed on or after January 1, 2005, may only be made in the event of termination of employment, death, disability or through an in-service distribution at a date elected during the initial enrollment period. Participants must elect their distribution form of payment in an initial deferral election, which may only be changed under a subsequent distribution election that meets the requirements under Section 409A of the Code. In the event no election has been made, the participant will receive a lump-sum form of payment. In-service withdrawals are limited to unforeseeable emergencies.

Post-Employment Termination Benefits

The disclosure below sets forth potential payments and/or benefits that would be provided to our NEOs (other than Mr. Sutton, who retired effective September 30, 2024), in various employment termination scenarios assuming that the termination of such NEO occurred on December 31, 2024. The actual payments made to Mr. Sutton at his retirement effective September 30, 2024, are shown on page 83.

Potential Payments Upon Death or Disability

The Company provides our NEOs the following benefits in the event of death or disability, which are also available to all of our U.S. salaried employees. Upon reaching age 65, a disabled individual is covered under our retirement programs, if eligible, as described above. We provide the following disability benefits:

•	Long-term disability income benefit equal to 60 percent of base salary plus the employee’s average AIP during the last three calendar years; and

•	Continuation of medical and life insurance coverage.

The Company provides the same benefits to the beneficiary of an NEO upon death as are available to our U.S. salaried employees, with two additional benefits:

•

Executive supplemental life insurance, which is described earlier in Section 4 under “Perquisites” of this CD&A. This benefit was closed to new participants effective January 1, 2008, and only one NEO (Mr. Nicholls) has this benefit.

•

Unfunded Supplemental Retirement Plan for Senior Managers, which is described earlier in the “Narrative to Pension Benefits Table” of this CD&A. This discontinued benefit is available to one NEO (Mr. Nicholls). Upon death, an amount equal to 50% of the NEOs’ SERP benefit is payable to the surviving spouse.

In the event of disability or death, PSP and performance-based LTIP awards are prorated based upon the number of months the participant worked during the performance period, and are paid at the end of the three-year performance period based on actual Company performance. Time and service-based restricted stock unit awards fully vest upon death or disability.

www.internationalpaper.com	/ 97

7/ Executive Compensation on Tables /

Potential Payments Upon Retirement

The following table presents the potential payments to our NEOs (other than Mr. Sutton, who retired effective September 30, 2024), assuming a retirement date of December 31, 2024.

Name	Retirement Plan Annuity ($)	Pension Restoration Plan Annuity ($)	Total Annuity ($)(1)	Lump Sum Pension Payment ($)(2)	Vesting of Equity ($)(3)
A.K. Silvernail	—	—	—	—	12,669,336
T.S. Nicholls	109,444	54,691	164,135	8,674,184	5,683,406
W.T. Hamic	88,561	103,196	191,757	—	6,528,432
C.R. Ellis	43,166	33,306	76,472	—	3,383,069
J.P. Royalty	82,294	93,838	176,132	—	3,383,069

(1)

Amounts shown in this column are the annual annuity benefits payable from the tax-qualified Retirement Plan and Pension Restoration Plan as of December 31, 2024. Mr. Ellis becomes eligible at age 55; Messrs. Nicholls, Hamic and Royalty are immediately eligible to commence under the plans. Mr. Silvernail is not eligible for a benefit under the plans.

(2)

Lump sum payment calculations are based on the lower of the December 2024 municipal bond rate of 3.14 percent or the locked-in rate elected by the NEO, if applicable. Additional information regarding the calculation of benefits may be found following the “Pension Benefits” table.

(3)

Amounts shown in this column reflect the dollar value, based on the closing price of our common stock on December 31, 2024, of the prorated portions of the 2023-2025 and 2024-2026 LTIP PSUs and RSUs, including reinvested dividends, that would be paid at the end of the performance period. The 2024 Recognition Awards granted to Messrs. Hamic, Ellis and Royalty were not prorated. Amounts shown also reflect the dollar value, based on the closing price of our common stock on December 31, 2024. In addition, the NEOs, except for Mr. Silvernail, would receive the 2022-2024 PSP award, which had a performance period ending on December 31, 2024, which is not shown here.

Potential Payments Upon Involuntary Termination Without Cause

The following table represents all amounts that would be payable to our NEOs (other than Mr. Sutton, who retired effective September 30, 2024), in the event of involuntary termination without cause, including earned pension amounts not payable as a result of the termination, assuming a termination date of December 31, 2024.

Name	Years of Credited Service (#)	Lump Sum Severance Payment ($)(1)	Lump Sum Pension Payment ($)(2)	Total Benefit at Termination ($)(3)	Vesting of Equity ($)(4)	Value of Continued Benefits ($)(5)	Total Pension Annuity ($)(6)
A.K. Silvernail	1	5,991,000	—	5,991,000	12,669,336	85,706	—
T.S. Nicholls	34	2,766,776	8,674,184	11,440,960	5,683,406	50,706	164,135
W.T. Hamic	27	2,065,664	—	2,065,664	6,528,432	50,706	191,757
C.R. Ellis	33	1,682,499	—	1,682,499	3,383,069	50,706	137,651
J.P. Royalty	34	1,674,381	—	1,674,381	3,383,069	50,706	176,132

(1)

With the exception of Mr. Silvernail, the amounts shown in this column reflect estimated amounts under the Salaried Employee Severance Plan formula of two weeks’ salary for each year or partial year of service. For Mr. Silvernail, the amounts shown in this column reflect a severance payment equal to two times the sum of his base salary and target AIP. For all NEOs, amounts shown also include the following benefits to which the NEO would be entitled: (i) unused current year vacation pay; (ii) 2025 earned vacation pay; and (iii) actual 2024 AIP award. We do not gross-up severance benefits.

(2)

Amounts shown in this column are the lump sum benefit payable under the SERP. The methodology used to calculate the lump sum benefit can be found in footnote 2 to the “Potential Payments Upon Retirement” table above.

(3)	Amounts shown in this column reflect the sum of the amounts in the previous two columns payable to each NEO upon termination.

(4)

Amounts shown in this column reflect the dollar value, based on the closing price of our common stock on December 31, 2024, of the prorated portions of the 2023-2025 LTIP PSUs and RSUs and 2024-2026 LTIP PSUs and RSUs including reinvested dividends, which would be paid at the end of the performance period. The 2024 Recognition Awards granted to Messrs. Hamic, Ellis and Royalty were not prorated. The 2024 Recognition Awards and the 2024 Inducement PSU Award for Mr. Silvernail have accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause. In addition, the NEOs, except for Mr. Silvernail, would receive the 2022-2024 PSP award, which has a performance period ending on December 31, 2024, which is not shown here.

(5)	Amounts shown in this column reflect the cost of (i) six months of continued medical, dental and Employee Assistance Program coverage and (ii) executive outplacement services.

(6)

Amounts shown in this column are the annual annuity benefits payable from the Retirement Plan and the Pension Restoration Plan as of December 31, 2024. Messrs. Nicholls, Hamic and Royalty are eligible for early retirement as of December 31, 2024; Mr. Ellis would become eligible to draw his benefit immediately under the plans as a result of receiving severance. Mr. Silvernail is not eligible for a benefit under the plans.

98 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

Potential Payments Upon Involuntary Termination For Cause

The following table represents all amounts that would be payable to our NEOs (other than Mr. Sutton who retired effective September 30, 2024), in the event of an involuntary termination for cause, including earned pension amounts not payable as a result of the termination, assuming a termination date of December 31, 2024.

An executive officer terminated for cause would not be eligible for the severance benefits included in the “Potential Payments Upon Involuntary Termination Without Cause” table, other than vacation pay. Further, the executive officer would lose outstanding equity awards under the PSP, LTIP or Recognition Award Program, and not be eligible for payment of an AIP award.

Name	Years of Credited Service (#)	Unused/Earned Vacation Pay ($)(1)	Lump Sum Pension Payment ($)(2)	Total Benefit at Termination ($)(3)	Pension Annuity ($)(4)
A.K. Silvernail	1	192,308	—	192,308	—
T.S. Nicholls	34	189,838	8,674,184	8,864,022	164,135
W.T. Hamic	27	176,538	—	176,538	191,757
C.R. Ellis	33	126,924	—	126,924	76,472
J.P. Royalty	34	131,815	—	131,815	176,132

(1)	The amounts shown in this column represent unused 2024 vacation pay and 2025 earned vacation pay.

(2)	The amounts shown in this column represent the lump sum benefit payable under the SERP.

(3)	Amounts shown in this column represent the sum of columns (1) and (2) payable to the NEO upon termination.

(4)

Amounts shown in this column are the annual annuity benefits payable from the Retirement Plan and the Pension Restoration Plan as of December 31, 2024. Mr. Ellis becomes eligible at age 55; Messrs. Nicholls, Hamic, and Royalty are immediately eligible to commence under the plans. Mr. Silvernail is not eligible for a benefit under the plans.

Potential Payments Upon Qualifying Termination After Change in Control

The following table represents amounts that would be payable to our NEOs (other than Mr. Sutton who retired effective September 30, 2024), upon termination of employment without cause (including by the NEO for “good reason”) within two years following a change in control of the Company on December 31, 2024.

Name	Lump Sum Severance Payment ($)(1)	Lump Sum Pension Payment ($)(2)	Value of Continued Benefits ($)(3)	Total Cash- Based Award ($)	Accelerated Vesting of Equity ($)(4)	Total Pre-Tax Benefit ($)(5)	Pension Annuity ($)(6)
A.K. Silvernail	7,475,000	464,972	44,744	7,984,716	42,454,354	50,439,070	—
T.S. Nicholls	4,959,000	9,984,653	44,744	14,988,397	10,325,386	25,313,783	164,135
W.T. Hamic	2,600,000	2,386,686	29,830	5,016,516	10,610,540	15,627,056	88,561
C.R. Ellis	2,050,000	2,248,712	29,830	4,328,542	5,251,203	9,579,745	43,166
J.P. Royalty	2,020,000	2,405,153	29,830	4,454,983	5,251,203	9,706,186	82,294

(1)

Amounts shown in this column reflect a change-in-control severance payment of a multiple of the sum of (i) base salary and (ii) target AIP for 2024, which would be paid in the event of termination of employment without cause, including voluntary termination for limited situations that meet the definition of “good reason,” as described below. For Mr. Silvernail, the severance payment is 2.99 times the sum of the amounts described above. For Mr. Nicholls, the severance payment is three times the sum of the amounts described above. For Messrs. Hamic, Ellis and Royalty, the severance payment is two times the sum of the amounts described above.

(2)

For Mr. Nicholls, the amount shown represents the SERP benefit with an additional three years of age and service. For Messrs. Hamic, Ellis and Royalty, the amount shown represents the Pension Restoration Plan formula with an additional two years of age and service. For Mr. Silvernail, the amount shown represents the value of three years of additional RSAc to the Salaried Savings Plan (SSP) and Deferred Compensation Savings Plan (DCSP) in addition to his unvested balance under the SSP and DCSP as of December 31, 2024.

(3)

Amounts shown in this column reflect the cost of continued medical and dental benefits for following termination of employment (three years for Messrs. Silvernail and Nicholls; two years for the other NEOs).

(4)

Amounts shown in this column reflect the dollar value, based on the closing price of our common stock on December 31, 2024, of $53.82, of the vesting of (i) outstanding 2024-2026 LTIP awards, including reinvested dividends, based on actual Company performance through December 31, 2024, (ii) outstanding 2023-2025 LTIP awards including reinvested dividends, based on target performance, and (iii) outstanding service-based restricted stock awards, if any. The 2024 Recognition Awards granted to Messrs. Hamic, Ellis and Royalty were not prorated. The 2024 Recognition Awards and the 2024 Inducement PSU Award for Mr. Silvernail have accelerated vesting in certain circumstances including following an involuntary termination for reasons other than for cause. In addition, the NEOs, except Mr. Silvernail, would receive the 2022-2024 PSP award, which has a performance period ending on December 31, 2024, but is not included in the amount shown here.

(5)	Amounts shown in this column represent the total of the cash amounts payable as well as the value of accelerated vesting of equity.

(6)

For Mr. Nicholls, the amount shown represents the annual benefits payable from the Retirement Plan and the Pension Restoration Plan as of December 31, 2024. For Messrs. Hamic, Ellis, and Royalty, the amount shown represents the annual benefit payable from the Retirement Plan as of December 31, 2024.

www.internationalpaper.com	/ 99

7/ Executive Compensation on Tables /

Narrative to Potential Payments Upon Qualifying Termination After Change in Control

The Company has entered into change-in-control agreements (“CIC agreements”) with certain executives, including our NEOs, that provide severance and other benefits in the event of a change in control of the Company. Our Board believes that maintaining CIC agreements is a sound business practice that protects shareowner value prior to, during and after a change in control, and allows us to recruit and retain top executive talent. Our program is available only to senior vice presidents and above with the Company, except for one vice president legacied in the program as of February 2008.

We believe this program aligns executive and shareowner interests by enabling leaders of the Company to focus on the interests of shareowners and other constituents when considering a potential change in control, without undue concern for their own financial and employment security.

Key components of our CIC agreements include:

•	“Best net” calculation

•	Double trigger change-in-control equity provisions

Under the “best net” approach, the Company will, prior to making any payments, perform a calculation comparing:

•	the net benefit after payment of excise tax by the executive that would be applied, and

•	the net benefit if the payment had been limited to the extent necessary to avoid the imposition of an excise tax.

This comparison determines the higher net benefit payable under the agreement and reflects a good governance practice in the marketplace. All of our CIC agreements (including with NEOs) include a “best net” provision as set forth above. In no event will the Company pay for excise taxes.

Our CIC agreements provide for double-trigger acceleration of equity-award vesting upon a change in control when the acquiring company provides replacement awards as substitution for outstanding equity awards. The double trigger requires both a change in control and a qualifying termination of employment (i.e., the executive is terminated without cause or departure for “good reason”) for the vesting of equity awards to accelerate. This treatment is widely recognized as a good governance practice, as it prevents officers from receiving an automatic windfall in the event of a change in control. It also serves as an incentive for the officers to continue with the Company through and after a change in control when the acquiring company provides replacement awards as substitution for outstanding equity awards in order to receive the benefit of unvested equity awards. In addition, benefits are not payable unless an irrevocable release of any employment-related claims is signed.

As shown in greater detail in the above table, our CIC agreements provide the following benefits to NEOs only if there has been both a change in control of the Company and a qualifying termination of employment, i.e., they are terminated without cause by the new employer or departs for “good reason” within two years of the change in control (“double-trigger” benefits):

•

For Mr. Silvernail, cash severance payment equal to 2.99 times the sum of base salary plus target AIP (three times for Mr. Nicholls, who was grandfathered in following approval by the Board, upon recommendation from the MDCC).

•	For Messrs. Hamic, Ellis, and Royalty, cash severance payment equal to two times the sum of base salary plus target AIP.

•

Prorated AIP for the year of termination of employment (based on target achievement if the executive is terminated in the same year as the change in control, or based on actual achievement if the executive is terminated in the year following the change in control and the AIP payment has not yet been made).

•

SERP participants will receive their benefit calculated under the SERP that would be paid absent a change in control, but with three additional years of service and age. As of December 31, 2024, Mr. Nicholls is the only participant eligible for the SERP.

100 \	International Paper 2025 Proxy Statement

7/ Executive Compensation on Tables /

•	Pension Restoration Plan participants, Messrs. Hamic, Ellis and Royalty, will receive the greater of:

i.	the benefit accrued under the Pension Restoration Plan assuming a credit for two years of additional age and two years of additional service; or

ii.	the sum of:

A.

the amount of Retirement Savings Account contributions the Company would have contributed to the Company’s Salaried Savings Plan and Deferred Compensation Savings Plan had they continued to be employed for an additional two years following the date of termination based on (a) annual base salary as of the date of termination and (b) target short-term annual incentive compensation amount in effect as of the date of termination and

B.	the amount of any unvested Retirement Savings Account contributions under the Company’s Salaried Savings Plan and Deferred Compensation Savings Plan as of the date of termination.

•

Mr. Silvernail, as a participant who does not have a frozen benefit under the Pension Restoration Plan for Salaried Employees, will receive the benefit described in (ii) above, with three years of continued benefits.

•	Medical and dental insurance for three years (Messrs. Silvernail and Nicholls) and two years (Messrs. Ellis, Hamic and Royalty).

•	Where replacement awards are provided in substitution for outstanding equity awards upon the change in control, all such replacement awards vest and become unrestricted.

A “change in control” is defined in our agreements as any of the following events:

•	Any person or group becomes the beneficial owner, directly or indirectly, of 30 percent or more of the Company’s voting stock;

•	Change in the majority of the Board within two consecutive years, unless two-thirds of the directors in office at the beginning of the period approved the nomination or election of the new directors;

•

The consummation of a consolidation or merger with any other entity unless the Company’s voting stock after giving effect to the transaction represents more than 50% of the voting power of the voting stock of the surviving person or group;

•	Sale of substantially all of the Company’s assets; or

•	Approval by our shareowners of a complete liquidation or dissolution of the Company.

The lump sum cash severance benefit shown above is payable only in the event of termination of employment without cause within two years following a change in control. This includes voluntary resignation only in limited situations that meet the definition of “good reason,” listed below. Under no circumstance will an executive receive a cash severance benefit under the agreement if he or she leaves voluntarily other than for “good reason,” which is defined as:

•	The assignment to the executive of duties inconsistent with his or her position or a substantial decrease in responsibilities;

•	Reduced annual base salary;

•	Elimination of a material compensation plan (including the AIP, PSP, LTIP or SERP) or a change in the executive’s participation on substantially the same basis;

•

Elimination of substantially similar pension or welfare plans (except for across-the-board reductions of such benefits for executives), or a material reduction of any fringe benefit, or failure to provide the same number of vacation days;

•	Failure by the Company to secure an agreement by the successor to assume the change-in-control agreement;

•	Any other termination without sufficient notice; or

•	Relocation more than 50 miles from place of work.

www.internationalpaper.com	/ 101

7/ Executive Compensation on Tables /

Currently, the following benefits are payable upon a change in control and do not require termination of employment:

•	Where awards are not assumed or substituted by the surviving entity upon the change in control, all equity awards vest and become unrestricted, as follows:

i.

For performance-based shares outstanding, performance goals shall be deemed to have been satisfied and all other vesting restrictions lapse as of the date of the change in control with the level of performance achievement based on (a) target Company performance if the change in control occurs during the first year of the performance period, and (b) actual Company performance measured through the date of the change in control if it occurs on or after the first year of the performance period; and

ii.	Time and service-based restricted stock unit awards lapse as of the date of the change in control.

•	Where awards are assumed or substituted by the surviving entity, and within two years the executive’s position is terminated without cause or the executive resigns for good reason, then:

i.

For performance-based shares outstanding prior to the effective time of the change in control, the number of units issued as a replacement is based on (a) target Company performance if the change in control occurs during the first year of the performance period, and (b) actual Company performance measured through the date of the change in control if it occurs on or after the first year of the performance period; and

ii.	Time and service-based restricted unit awards lapse as of the employment termination date.

We have offered these limited single-trigger benefits for the purpose of:

•	Maintaining our competitiveness in attracting and retaining executive talent;

•	Ensuring that our executives receive the benefit of their efforts prior to a change in control and are not penalized with a loss of equity compensation; and

•

Further aligning the interests of our executives with our shareowners, since the risk of losing equity compensation could create a conflict of interest for our executives if the Company were pursuing a change-in-control transaction.

In light of the difficulty in determining relative performance achievement in our performance-based awards following a change in control of the Company, we provide for payment of performance-based awards as described above. Further, in light of the seniority of NEOs, and their proximity to retirement age, we believe that increasing their pension protection provides appropriate retirement security in their employment following a change in control.

102 \	International Paper 2025 Proxy Statement

Pay Versus Performance

Pay Versus Performance
As outlined in the CD&A above, our MDCC has established an executive compensation program aimed at aligning pay with performance, retaining talent, and enhancing shareowner value through the adoption of sound policies and best practices. The following table shows the total compensation for our CEOs (Mark S. Sutton through April 30, 2024, identified below as “First CEO,” and Andrew K. Silvernail from May 1, 2024 to present, identified below as “Second CEO”) and, on an average basis, our other NEOs for the past four fiscal years as set forth in the Summary Compensation Table (the “SCT”) and the prior year’s proxy statement, the “compensation actually paid” or “CAP” to our CEOs and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR over the same period, our net income/(loss), and our Company-Selected Measure, Adjusted EBITDA. We have designated Adjusted EBITDA as our Company- Selected Measure based on our determination that Adjusted EBITDA is the most important performance measure used by the Company to link compensation actually paid to our NEOs for our fiscal year ended December 31, 2024, to our performance in accordance with Item 402(v) of Regulation S-K.
For information concerning how we seek to align executive compensation with our performance, see Section 4, “How and Why We Choose our Performance Metrics” in the CD&A.

Fiscal Year	SCT Total for First CEO ($) (a)	SCT Total for Second CEO ($) (b)	CAP to First CEO ($) (c)	CAP to Second CEO ($) (c)	Average SCT Total for Other Named Executive Officers (NEOs) ($) (d)	Average CAP to Other Named Officers (NEOs) ($) (c)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($) (g)	Company Selected Measure
							Company Total Shareholder Return ($) (e)	2024 Peer Group Shareholder Return ($) (f)		Adjusted EBITDA # (h)
2024	15,293,363	20,732,570	20,572,769	47,741,451	4,467,453	9,418,104	155	143	557	1,986
2023	12,845,526		5,255,432	—	2,975,016	1,332,603	100	121	288	2,234
2022	13,654,752		6,482,688	—	2,611,637	1,443,810	90	100	1,504	2,859
2021	15,228,707		14,622,299	—	3,102,918	2,287,800	118	120	1,752	3,108
2020	18,320,199		12,582,246	—	4,433,997	3,344,960	114	117	482	3,103

(a)
The dollar amounts reported in column (a) are the amounts of total compensation reported for Mr. Sutton (our “First CEO”) for each corresponding year. For fiscal years 2024, 2023, 2022, 2021 and 2020, Mr. Sutton was the Chief Executive Officer (CEO) for the Company. Mr. Sutton retired as CEO effective April 30, 2024. Our CEO is our PEO.

(b)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Silvernail (our “Second CEO”). Effective May 1, 2024, Mr. Silvernail assumed the role of CEO.

(c)
To calculate CAP, adjustments were made to the amounts reported in SCT. A reconciliation of the adjustments for our First CEO, Second CEO and the average of the other NEOs can be found in the following supplemental tables.

CEO SCT Total to CAP Reconciliation:

Year	SCT First CEO Total ($) (i)	Deductions from SCT Total			Additions to SCT Total		CAP ($)
		SCT Second CEO Total ($) (i)	Stock Awards ($) (ii)		Equity Value ($) (iii)	Pension Value ($)
2024	—	20,732,570	(17,193,607)	—	44,202,488	—	47,741,451
2024	15,293,363	—	(10,695,459)	—	15,974,865	—	20,572,769

(i)	Reflects the Total Compensation for our First CEO and Second CEO reported in the SCT for each year shown.

(ii)	Represents the grant date fair value of equity-based awards.

(iii)
Represents the fair value of equity awards, adjusted for year-over-year change in values, including dividends. The additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP. The equity component of CAP for fiscal year 2024 is further detailed in the supplemental table below. In addition, the payout percentages match the Company’s financial accounting for compensation expense purposes. There is no pension service cost or prior service cost for the NEO; therefore, an addition to the SCT Total related to pension is not needed. See the supplemental table below.

www.internationalpaper.com	/ 103

Pay Versus Performance

Supplemental
CEO Equity Component of CAP for FY 2024:

Year	Equity Type	Fair Value of Current Year Equity Awards at Year End First CEO ($) (1)	Fair Value of Current Year Equity Awards at Year End Second CEO ($) (1)	Year-Over-Year Change in Value of Prior Years’ Awards Unvested at Year End ($) (2)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During the Year ($) (3)	Year-Over-Year Change in Value of Prior Years’ Awards That Vested During the Year ($) (4)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions During the Year ($) (5)
2024	PSUs	—	44,202,488	—	—	—	—	44,202,488
2024	PSUs	4,266,405	—	4,532,409	—	9,618,131	(2,431,697)	15,985,248
2024	RSUs	—	—	—	749,085	198,528	(957,996)	(10,383)

Equity awards granted to our First CEO during the applicable periods included RSUs granted in 2024 which are subject to time-based vesting conditions, as well as PSUs granted in 2024. Equity awards granted to our Second CEO granted to our Second CEO in 2024 include only PSUs. PSU awards have a three-year performance period and are earned, in full or part, based upon the Company’s achievement of specified performance objectives. RSU awards are earned and vest ratably in three equal installments over a three-year period, regardless of Company performance. Unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. See Section 4, “Elements of Our Compensation Program-Long-Term Incentive Plan.”

(d)
Each of the four fiscal years presented include the average SCT totals of the other NEOs as applicable in each reporting year. The Company’s other NEOs for the applicable reporting years were as follows:

i.	2024: Messrs. Nicholls, Hamic, Ellis, and Royalty.

ii.
2023: Messrs. Nicholls, Hamic, Joseph R. Saab, Gregory T. Wanta, and Thomas J. Plath. Mr. Wanta, a former senior vice president, retired effective September 30, 2023. Mr. Plath, a former senior vice president, left the Company on December 31, 2024.

iii.	2022: Messrs. Nicholls, Wanta, Plath, Hamic and Ms. Sharon Ryan, a former senior vice president, who retired effective June 30, 2022.

iv.
2021: Ms. Ryan and Messrs. Nicholls, Wanta, Plath, Jean-Michel Ribieras and W. Michael Amick, Jr., each a former senior vice president, separated from the Company in 2021 following completion of the spinoff of our paper business.

v.	2020: Ms. Ryan, Messrs. Nicholls, Ribieras, and Wanta.
Average Other NEOs SCT Total to CAP Reconciliation:

		Deductions to SCT Total		Additions to SCT Total
Year	SCT Total ($) (i)	Stock Awards ($) (ii)	Change in Pension Value ($)	Equity Value ($) (iii)	Pension Value ($)	CAP ($)
2024	4,467,453	(2,664,904)	—	7,615,555	—	9,418,104

(i)	Reflects the average of the other NEOs’ Total Compensation reported in the SCT.

(ii)	Represents the average of the other NEOs’ grant date fair value of equity-based awards granted each year.

(iii)
Represents the average fair value of equity, adjusted for year-over-year changes in values, including dividends. The additions to the SCT Total reflect the average of the other NEOs value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The average equity component of CAP for fiscal year 2024 is further detailed in the supplemental table below. In addition, the payout percentages match the Company’s financial accounting for compensation expense purposes. There is no pension service cost or prior service cost for the other NEOs; therefore, an addition to the SCT Total related to pension is not needed. See the supplemental table below.

104 \	International Paper 2025 Proxy Statement

Pay Versus Performance

Supplemental
Average Other NEOs Equity Component of CAP for FY 2024:

Year	Equity Type	Fair Value of Current Year Equity Awards at Year End ($) (1)	Year-Over-Year Change in Value of Prior Years’ Awards Unvested at Year End ($) (2)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During the Year ($) (3)	Year-Over-Year Change in Value of Prior Years’ Awards That Vested During the Year ($) (4)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions During the Year ($) (5)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($) (6)
2024	PSUs	3,132,613	1,375,906	—	1,389,260	—	—	5,897,779
2024	RSUs	1,576,365	148,075	—	(6,664)	—	—	1,717,776

Equity awards granted to our other NEOs during the applicable periods included RSUs granted in 2024 which are subject to time-based vesting conditions, as well as PSUs granted in 2020, 2021, 2022, 2023, and 2024. PSU awards have a three-year performance period and are earned, in full or part, based upon the Company’s achievement of specified performance objectives. Generally, RSU awards are earned and vest ratably, in three equal installments over a three-year period, regardless of Company performance. See Section 4, “Elements of Our Compensation Program-Long-Term Incentive Plan.”

(e)	The amount represents the value of an initial fixed $100 Investment in International Paper common stock on December 31, 2019, assuming reinvestment of all dividends.

(f)
Peer group companies reflect the same peer group used for purposes of the performance graph under Regulation
S-K
Item 201(e)(1)(ii) as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024. For the year ended December 31, 2024, the peer group companies were DS Smith Limited (formerly DS Smith Plc), Klabin S.A., Mondi Group, Packaging Corporation of America, and Stora Enso Group. We removed WestRock Company from the peer group due to its acquisition by Smurfit Kappa plc effective in July 2024. The amount represents an initial fixed December 31, 2019, assuming reinvestment of all dividends. International Paper Company acquired DS Smith on January 31, 2025.

(g)	Represents the Company’s Net Earnings (Loss) Attributable to International Paper (in millions) for each applicable fiscal year-end 2024, 2023, 2022, 2021 and 2020.

(h)
Adjusted EBITDA, a
non-GAAP
measure, is defined as earnings from continuing operations before income taxes and equity earnings and before the impact of special items and non-operating
pension expense, plus interest expense and depreciation and amortization. Adjusted EBITDA may be adjusted at the MDCC’s discretion, for any impact of acquisitions, divestitures, the effect of changes in tax laws, and/or to reflect the impact of any significant, one-time
event, including, but not limited to, epidemics/pandemics, wars/invasions/hostilities (whether war is declared or not), natural disasters with significant impact on our operations, or any other significant, one-time
event the MDCC deems appropriate for an adjustment. For additional information on Adjusted EBITDA, see Appendix A

Most Important Performance Measures
In the Company’s assessment, the three items listed below represent the most important financial performance measures used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance. Please see Appendix A for an explanation of the non-GAAP financial measures.

Relative Total Shareholder Return (TSR)
Net Income
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

www.internationalpaper.com	/ 105

Pay Versus Performance

Pay Versus TSR 2020 - December 31, 2024

Indexed total Shareholder Return
$160
$144
$128
$112
$96
$80
Compensation Actually Paid ($Millions)
$50
$40
$30
$20
$10
$0
2020
2021
2022
2023
2024
CEO 1 CAP IP Adjusted EBITDA
CEO 2 CAP
Other NEO's Avg. CAP
IP TSR
Peer TSR

Pay Versus Net Income 2020 - December 31, 2024

$2000
$1600
$1200
$800
$400
$0
Net Income ($Millions)
$50
$40
$30
$20
$10
$0
Compensation Actually Paid ($Millions)
2020
2021
2022
2023
2024
CEO 1 CAP IP Adjusted EBITDA
CEO 2 CAP
Other NEO's Avg. CAP
IP Net Income

106 \	International Paper 2025 Proxy Statement

Pay Versus Performance

Pay Versus Adjusted EBITDA 2020 - December 31, 2024

$3500
$3100
$2700
$2300
$1900
$1500
Adjusted EBITDA ($Millions)
$50
$40
$30
$20
$10
$0
Compensation Actually Paid ($Millions)
2020
2021
2022
2023
2024
CEO 1 CAP IP Adjusted EBITDA
CEO 2 CAP
Other NEO's Avg. CAP
IP Adjusted EBITDA

www.internationalpaper.com	/ 107

International Paper is one of the world’s leading suppliers of renewable fiber-based products. We produce corrugated packaging products that protect and promote goods, and enable world commerce. We also produce pulp for diapers, tissue and other personal care products that promote health and wellness. As of October 1, 2024, we employed approximately 38,000 employees globally. As expected in a manufacturing business, a significant majority — approximately 70% — of our employees are hourly-based employees.

To determine the pay ratio required by Item 402(u) of Regulation S-K, the Company first identified the median employee using our global employee population as of October 1, 2024 (the “Determination Date”), which included all global full-time, part-time, temporary, and seasonal employees who were employed (and not on a leave of absence) on that date. We did not exclude any employees from any countries, and we did not make any cost-of-living adjustments in identifying our median employee. We used a consistently applied compensation measure across our global employee population to calculate the median employee compensation. The consistently applied compensation measure we used was “base salary/wages paid,” which we measured from January 1 through September 30, 2024. As noted above, most of our employees work on an hourly basis, and this is true of our median employee. Our median employee is located in the United States and works at one of our North American container facilities.

Once the median employee was identified, we then determined the median employee’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K, and compared it to the total compensation of Mr. Silvernail, our chairman and CEO at the Determination Date. Since Mr. Silvernail served as our CEO for only a portion of the year, for purposes of calculating the pay ratio we annualized the amount reported for him in the “Salary” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table to reflect the base salary and annual incentive he would have earned for 2024 if he had served as CEO for the entire fiscal year. We used this methodology to arrive at the pay ratio disclosed below.

•	Our CEO’s 2024 annualized compensation was $21,961,403.

•	Our median employee’s 2024 compensation was $78,960.

Our CEO to Median Employee Pay Ratio is 278:1

This ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the differences in estimates, assumptions, methodologies, and companies not having two CEOs during the year.

108 \	International Paper 2025 Proxy Statement

CEO Pay Ratio / Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information, as of December 31, 2024, regarding compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)[1] (#)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)[2] (#)
Equity compensation plans approved by security holders	—	—	14,654,012	9,123,228
Equity compensation plans not approved by security holders	—	—	—	—
Total	—	—	14,654,012	9,123,228

1

Represents shares remaining available for issuance as of December 31, 2024, under our Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”) of 5,530,784 and under the 2024 Long-Term Incentive Compensation Plan (the “2024 Plan”), which replaced the 2009 Plan following adoption by shareowners in 2024.

2.	Represents shares remaining available for issuance as of December 31, 2024, under our 2024 Plan.

www.internationalpaper.com	/ 109

Security Ownership of Certain Beneficial Owners

The following table contains information concerning beneficial ownership of our common stock by persons known to us to own more than 5 percent of our common stock outstanding as of March 14, 2025, the record date for our 2025 annual meeting. The information in the table and related notes are based on statements filed by the respective beneficial owners with the SEC pursuant to sections 13(d) and 13(g) of the Exchange Act.

Name and Address of Beneficial Owner	Shares of Stock Beneficially Owned (#)	Percentage of Common Stock Outstanding (%)
T. Rowe Price Associates, Inc.(1)	47,279,517	13.6
The Vanguard Group(2)	40,832,715	11.8
BlackRock, Inc.(3)	35,940,218	10.4
Capital Research Global Investors(4)	29,904,546	8.60
Fidelity Management Research LLC(5)	27,495,982	7.90

(1)

The address of T. Rowe Price Associates, Inc. (“T. Rowe”) is 100 E. Pratt Street, Baltimore, MD 21202. We have relied upon information supplied by T. Rowe in a Schedule 13G/A filed with the SEC on November 14, 2024. According to the Schedule 13G/A, T. Rowe had sole voting power over 45,691,091 shares and sole dispositive power over 47,271,271 shares.

(2)

The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. We have relied upon information supplied by Vanguard in a Schedule 13G/A filed with the SEC on February 13, 2024. According to the Schedule 13G/A, Vanguard had shared voting power over 455,474 shares, sole dispositive power over 39,290,045 shares and shared dispositive power over 1,542,670 shares.

(3)

The address of BlackRock, Inc. (“BlackRock”) is 50 Hudson Yards, New York, NY 10001. We have relied upon information supplied by BlackRock in a Schedule 13G/A filed with the SEC on January 24, 2024. According to the Schedule 13G/A, BlackRock had sole voting power over 33,698,704 shares and sole dispositive power over 35,940,218 shares.

(4)

The address of Capital Research Global Investors (“Capital Research”) is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071. We have relied upon information supplied by Capital Research in a Schedule 13G filed with the SEC on February 11, 2025. According to the Schedule 13G, Capital Research had sole dispositive power over 29,904,546 shares.

(5)

The address of Fidelity Management Research LLC (“FMR”) is 245 Summer Street, Boston, Massachusetts 02210. We have relied upon information supplied by FMR in a Schedule 13G/A filed with the SEC on February 11, 2025. According to the Schedule 13G/A, FMR had sole dispositive power over 27,495,982 shares.

110 \	International Paper 2025 Proxy Statement

Ownership of Company Stock Security Ownership of Directors and Management

Security Ownership of Directors and Management

The following table shows the number of shares of our common stock beneficially owned by each of our directors and NEOs, and by all our directors and executive officers as a group, as of March 14, 2025, the record date for our 2025 annual meeting. No amounts are included for outstanding PSP, PSU or RSU awards that have not vested. Share and unit numbers are rounded.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)	Stock Units Owned (#)(2)	Percentage of Class (%)
Non-Employee Directors
Jamie A. Beggs	—	7,745	*
Christopher M. Connor	—	70,596	*
Ahmet C. Dorduncu	37,410	—	*
Anders Gustafsson	47,457	—	*
Jacqueline C. Hinman	60,510	—	*
Clinton A. Lewis, Jr.	—	64,911	*
David. A. Robbie	4,920	—	*
Kathryn D. Sullivan	37,452	—	*
Scott A. Tozier	25	7,745	*
Anton V. Vincent	—	34,006	*
Named Executive Officers
Andrew K. Silvernail	—	—	*
Timothy S. Nicholls	235,755	38,342	*
W. Thomas Hamic	74,861	14,422	*
Clay R. Ellis	59,931	7,756	*
James P. Royalty, Jr.	92,604	28,059	*
Mark S. Sutton(3)	852,351	998	*
All directors and executive officers as a group (18 persons)(4)	1,544,817	283,503	*

*	Indicates less than 1 percent of the class of equity securities.

(1)

Includes securities over which the individual has, or, with another shares, directly or indirectly, voting or investment power, including ownership by certain relatives and ownership by trusts for the benefit of such relatives.

(2)

Represents stock equivalent units owned by our NEOs under the International Paper Company Deferred Compensation Savings Plan or by our directors under the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors. These units will be paid out in cash and are not convertible into shares of common stock. Accordingly, these units are not included as shares of common stock beneficially owned.

(3)	Mr. Sutton retired as CEO effective April 30, 2024, and as chairman of the Board effective September 30, 2025.

(4)	Includes board-appointed executive officers Joy N. Roman and Joseph R. Saab.

www.internationalpaper.com	/ 111

Item 4: Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts

Item 4: Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts

We expect the following shareowner proposal to be presented at the annual meeting by the Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund, 110 State Street, 14th Floor, Albany, NY 12236. Upon request, we will promptly provide any shareowner with the number of shares held by the shareowner making this proposal. The Company is not responsible for the contents of this shareowner proposal or any supporting statement.

The shareowner proposal will be approved if a majority of a quorum at the annual meeting is voted “for” the proposal. You may vote “for” or “against” the shareowner proposal, or you may “abstain” from voting. “Abstentions” will have the same effect as votes against this shareowner proposal because they are considered votes present for purposes of a quorum on the vote. If you hold your shares in street name, your failure to indicate voting instructions to your bank or broker will cause your shares to be considered “broker non-votes” not entitled to vote with respect to this Item 4. Broker non-votes will have the same effect as votes against this proposal because they are considered votes present for purposes of a quorum on the vote.

Our Board of Directors unanimously recommends that you vote AGAINST this proposal.	AGAINST

Proposal 4 – Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts

RESOLVED, shareholders of International Paper Company (IP) request the Board of Directors to report on the Company’s LGBTQIA+ equity and inclusion efforts in its human capital management strategy.

In its discretion, the Board may wish to include in the report: whether the company has inclusive nondiscrimination policies or guidelines, the equality and inclusiveness of employee benefits, and the availability of employee support groups. Additionally, it may wish to disclose whether IP collects anonymized sexual orientation and gender identity data to guide talent development, increase productivity, and demonstrate to the market that inclusive teams are serving them.

This report, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed to its shareholders.

SUPPORTING STATEMENT

According to recent Gallup polls the United States is experiencing a demographic shift. While 9.8% of Millennials identify as LGBT, almost twice that number, 22.3%, of Generation Z identify as LGBT. About 22% of LGBTQ individuals report experiencing harassment or discrimination in the five years preceding 2023 and 47% experienced harassment or discrimination at some point in their lives, according to a national study conducted by the Williams Institute at UCLA School of Law. Additionally, LGBTQ+ rights in the workplace and elsewhere have been the topic of national discussion for years.

IP recognizes the importance of inclusiveness in effective workforce management. In both its 2023 and 2024 Proxy Statement the Company stated: “We believe in an inclusive workforce where diverse backgrounds are represented, engaged and empowered to inspire innovative ideas and decisions. To foster a more diverse and inclusive workplace, we are focused on promoting a culture of diversity and inclusion that leverages the talents of all employees, and implementing practices that attract, recruit and retain diverse top talent.”

Numerous studies have pointed to the benefits of effective workforce management and found that companies can retain employees through inclusive policies. In addition, the U.S. Chamber of Commerce Foundation observed in its 2023

112 \	International Paper 2025 Proxy Statement

Item 4: Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts

report, Better Business: The Benefits of LGBTQ+ Workplace Inclusion: “Firms with LBTQ+ inclusive practices show positive impact on profitability and market valuation. LGBTQ+ employees are more devoted to their jobs and are more productive in inclusive workplaces.”

Considering the Company’s support for the business case for inclusion, the Company’s support for inclusive policies, and the growing number of LGBTQIA+ individuals entering the workforce, we believe that it is in shareholders’ best interests for IP to report on the requested information.

Position of Your Company’s Board of Directors

The Board has carefully considered this proposal and believes that its adoption would not be in the best interests of the Company or our shareowners. The Board believes that the preparation of a separate report regarding the Company’s LGBTQIA+ equity and inclusion efforts would not provide value to the Company’s shareowners, and would divert time, resources, and expense that the Company believes would be better used to support our human capital management strategy.

Through a company culture that emphasizes ethics and integrity, we are dedicated to fostering a comprehensive team- oriented culture across our organization and within the communities we serve. Moreover, following our recent business combination with DS Smith Limited, formerly DS Smith Plc, (“DS Smith”), the Company has significantly expanded our global footprint. The business combination not only enhances our operational capabilities but also enriches our cross- culturalism, bringing together a broader range of perspectives, experiences, and talents. With the integration of DS Smith, we are dedicated to ensuring our efforts to embrace a team-oriented culture are effectively extended across our newly expanded organization and guided by our commitment to equal employment opportunity for all. The Company is focused on promoting a culture that leverages the talents of all employees, and implementing practices that attract, recruit and retain a broad array of talent. We believe our efforts will lead to improved business results, as teams with a broad range of perspectives are expected to drive innovation, enhance decision-making, and better reflect the markets we serve.

We adhere to the policies outlined in our Code of Conduct, which is publicly available on our website and underscores our mission to cultivate a team-oriented culture. As set forth in our Code of Conduct, we maintain policies that prohibit harassment and discrimination and encourage reporting of any suspected workplace misconduct. Our policies specifically prohibit discrimination on the basis of race, ethnicity, color, religion, sex, sexual orientation, marital status, age, disability, gender identity or expression, genetic information, national origin, military or veteran status, or any other classifications protected by the laws that apply to us. Additionally, we provide multiple avenues for employees to raise concerns, including on an anonymous basis, and our policies prohibit retaliation of any kind against anyone for reporting alleged incidents of discrimination or harassment or cooperating in any related investigation or proceeding.

Moreover, as a public company, the Company is already required to disclose (to the extent material) its human capital resources, measures, and objectives in its Annual Report on Form 10-K ( “Form 10-K”). In the Company’s most recent Form 10-K filed on February 21, 2025, the Company provided various disclosures with respect to its commitment to a team-oriented culture. Integral to the Company’s culture is its belief in a workforce where employees with a broad range of experiences are engaged and empowered to contribute innovative ideas and influence decisions. Among the Company’s primary objectives, the Company aims to promote employee well-being by providing safe and caring workplaces and strengthening the resilience of its communities. Further, the Company is focused on promoting a team-oriented culture. We are committed to creating a collaborative culture where each person is empowered, engaged and contributes to our mission to be a global leader in sustainable packaging solutions. Consistent with these priorities, the Company supports various employee-led resource groups that are open to all employees and provide a forum to communicate and exchange ideas, build a network of relationships across the Company, and pursue personal and professional development.

Additionally, by virtue of the Company’s secondary listing on the London Stock Exchange following our business combination with DS Smith, the Company is subject to certain board composition disclosure requirements under the UK Listing Rules established by the UK Financial Conduct Authority. This information, which is disclosed solely in order to

www.internationalpaper.com	/ 113

Item 4: Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts

comply with UKLR 14.3.30R, and for no other purpose, and can be found in our most recent Form 10-K filed on February 21, 2025. This information is collected through the annual directors’ and officers’ questionnaire.

Lastly, the current presidential administration has indicated aims to end diversity, equity and inclusion practices in the private sector, including those related to LGBTQIA+ initiatives. In particular, the current administration has ordered federal agencies to investigate and take actions against diversity, equity and inclusion practices deemed discriminatory. Producing a dedicated LGBTQIA+ report may be perceived as discriminatory and subject the Company to risk of enforcement and litigation.

The Company is committed to accomplishing its team-oriented culture in a transparent manner. Requiring the Company to produce an additional report of this nature would prove unduly burdensome for the Company, divert time and attention of Company management, and give rise to undue expenses as well as potential enforcement and litigation risk, all while providing little to no additional value. We also note that a similar shareowner proposal requesting a report of this nature was voted on at our 2024 annual shareowners meeting, which proposal received less than 22% of the total votes cast (not including broker non-votes) on such proposal, and was not approved by our shareowners.

For the reasons set forth above, the Board unanimously recommends that you vote AGAINST this proposal.

114 \	International Paper 2025 Proxy Statement

Information About the Annual Meeting

How do I attend the annual meeting?

All shareowners of record and owners of shares held in a bank, brokerage, or institutional account (known as holding in “street name”) as of the record date, March 14, 2025, or their duly authorized proxy holders, are welcome to attend the annual meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the meeting virtually, follow the instructions on the Notice of Internet Availability or proxy card or online at www.proxyvote.com to tell us you plan to attend.

The annual meeting will be held virtually on May 12, 2025, starting at 11:00 a.m., Central Time, unless adjourned or postponed to a later date, to consider and vote on each of the proposals described below. This Proxy Statement is first being mailed to International Paper Shareowners on or about April 1, 2025.

Why am I receiving these proxy materials?

We have made these materials available to you online or delivered paper copies to you by mail because you are an International Paper shareowner of record as of March 14, 2025. International Paper’s Board of Directors is soliciting your proxy to vote your shares at the 2025 annual meeting of shareowners. This Proxy Statement includes information that will help you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person (your “proxy”) to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting online or by telephone or by signing and returning a proxy card), you authorize three International Paper executive officers (Andrew K. Silvernail, chairman of the Board and chief executive officer; Timothy S. Nicholls, executive vice president and president, DS Smith; and Joseph R. Saab, senior vice president, general counsel and corporate secretary) to represent you and vote your shares at the meeting in accordance with your instructions. These designated individuals also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

What is included in the proxy materials?

The proxy materials for our 2025 annual meeting of shareowners include the Notice of Annual Meeting of Shareowners (the “Annual Meeting Notice”), this Proxy Statement and International Paper’s Annual Report (the “Annual Report”). If you receive a paper copy of the proxy materials, you will also get a proxy card or voting instruction form and pre-paid return envelope. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement and Annual Report are being made available for viewing and printing at materials.proxyvote.com/460146 and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable shareowners beginning on or about April 1, 2025.

Why did I receive a Notice of the Internet Availability of Proxy Materials instead of paper documents?

We furnish proxy materials to our shareowners primarily through so-called “notice-and-access” delivery. That means that, beginning on or about April 1, 2025, we are mailing to many of our shareowners a Notice of the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet and how to vote. Shareowners who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access proxy materials electronically. Using notice-and-access delivery

www.internationalpaper.com	/ 115

enables shareowners to receive our proxy materials quickly and easily and avoids the cost of producing and mailing paper documents. If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. If you would like to receive paper copies of our proxy materials in the mail, follow the instructions in the Notice of Internet Availability to make this request. Shareowners who have previously requested to receive a paper copy of our proxy materials will receive a full set of documents by postal mail.

How many votes must be present to hold the annual meeting?

As of March 14, 2025, there were 527,875,740 shares of International Paper common stock outstanding. Each share of International Paper common stock entitles its owner to one vote on each director nominee and one vote on each other matter. Holders of International Paper common stock, present in person or represented by proxy, representing one-third of the number of votes entitled to be cast upon any proposal to be considered at the meeting are required to hold the 2025 annual meeting. If you properly vote on any proposal, your shares will be included in the number of shares to establish a quorum for the annual meeting. Shares held of record and represented by proxy cards marked “abstain,” or returned without voting instructions, will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied. If you hold shares in street name and do not provide voting instructions to your bank or brokerage firm, your shares will still be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied if your bank or brokerage firm votes your shares for Item 2 utilizing its discretionary authority.

We urge you to vote by proxy even if you plan to attend the virtual meeting. That will help us know as soon as possible that we have enough votes to hold the meeting. Returning your proxy will not affect your right to revoke your proxy or to virtually attend and vote at the 2025 annual meeting.

How do I vote my shares?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote in advance of the meeting on the Internet at www.proxyvote.com, by telephone or by mail using a written proxy card. The meeting will be held virtually. However, you also may vote in person at the meeting.

If you hold your shares in street name, you have the right to direct your bank or broker how to vote your shares. Please follow the instructions provided by your bank or broker to ensure your vote can be counted. If you do not give voting instructions, your bank or brokerage firm will still be entitled to vote your shares with respect to Item 2, the auditor ratification proposal, but it will not be permitted to vote your shares with respect to any other matter. Your shares will be considered “broker non-votes” on every other proposal.

What business will be conducted at the annual meeting?

The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations:

Proposal	The Board’s recommendation	Votes required	Effect of abstentions and broker non-votes

ITEM 1 Election of 11 Directors	FOR	Each nominee must receive an affirmative majority of votes cast.	No effect.

ITEM 2 Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2025	FOR	Affirmative vote of a majority of a quorum	We do not expect broker non-votes. Abstentions have the same effect as votes against.

ITEM 3 Non-Binding Resolution to Approve the Compensation of our Named Executive Officers	FOR	Affirmative vote of a majority of a quorum	Same effect as votes against.

ITEM 4 Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts	AGAINST	Affirmative vote of a majority of a quorum	Same effect as votes against.

116 \	International Paper 2025 Proxy Statement

Information About the Annual Meeting

If I hold shares in the International Paper Company Salaried Savings Plan, how do I vote?

If you hold shares in the International Paper Company Salaried Savings Plan, you may instruct the trustee, State Street Bank and Trust Company, to vote your shares in the Company Stock Fund by returning the proxy/voting instruction card that you received in the mail or by providing voting instructions on the Internet or by telephone as directed on the Notice of Internet Availability or proxy/voting instruction card that you received. If you do not return the proxy/voting instruction card or provide voting instructions, or if your instructions are unclear or incomplete, the trustee will vote your shares at its discretion.

Can I change or revoke my vote or proxy?

Yes, you may change your vote or revoke your proxy at any time at or before the annual meeting. If you are a holder of record, you may change your vote or revoke your proxy through any of the following means:

•	casting a new vote by telephone or on the Internet prior to the annual meeting, or properly completing and signing another proxy card with a later date and returning the proxy card prior to the annual meeting;

•	giving written revocation to our Corporate Secretary prior to the annual meeting either by mail to the address on page 118 of this Proxy Statement or during the virtual meeting; or

•	voting in person at the virtual meeting.

If you hold your shares in street name, you may change your voting instructions by contacting your broker, bank or other holder of record prior to the annual meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What if I am a record holder and I do not indicate my vote for one or more of the matters on my proxy card?

If you are a holder of record and you return a signed proxy card without indicating your voting preferences, your shares will be voted as follows:

for the Company’s proposal to elect the 11 nominees named in this Proxy Statement to the Company’s Board of Directors in Item 1;

for the Company’s proposal to ratify the appointment of the Company’s independent auditor for 2025 in Item 2;

for the Company’s proposal to approve the compensation of our named executive officers in Item 3; and

against the shareholder proposal concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts in Item 4.

If you are a holder of record and you do not return a proxy card or vote at the annual meeting, your shares will not be voted.

What if I am a street name holder and I do not indicate my vote for one or more of the matters on my proxy card?

If your shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will still be counted toward the quorum requirement for the annual meeting provided that your bank or broker votes your shares utilizing its discretionary authority for Item 2. The failure to instruct your bank or broker how to vote will have one of three effects on the proposals for consideration at the annual meeting, depending upon the type of proposal. For all voting items, other than Item 2 to ratify our independent auditor for 2025, absent instructions from you, the bank or broker may not vote your shares at all and your shares will be considered broker non-votes. For Item 2, however, the broker may vote your shares at its discretion. For Item 1 a broker non-vote will have no effect on the outcome of the proposal. For Item 3 and Item 4, a broker non-vote will have the same effect as a vote against the proposal.

www.internationalpaper.com	/ 117

If you hold shares in the International Paper Company Salaried Savings Plan and you do not provide voting instructions, the trustee will vote your shares at its discretion.

Will my vote be confidential?

Yes. Your vote is confidential and will not be disclosed to our directors or employees, unless in accordance with law.

Will our directors attend the annual meeting?

Yes. The Company’s Corporate Governance Guidelines state that directors are expected to attend our annual meeting.

Who will be soliciting proxies on our behalf?

The Company pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, email or fax transmission or in person, without compensation. We have hired Alliance Advisors, LLC to solicit proxies for an estimated fee of $30,000, plus expenses.

There are two International Paper shareowners at my address. Why did we only receive one set of proxy materials?

We have adopted “householding,” a method of delivery by which shareowners of record with the same address and last name who do not participate in electronic delivery receive only one copy of the Notice of Internet Availability or the proxy materials unless one or more of these shareowners notifies us that they wish to continue receiving multiple individual copies. This practice ensures that shareowner households do not receive multiple copies of the same document and saves us printing and mailing costs. Even with householding, everyone will receive a separate proxy card.

We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or the proxy materials to a shareowner at a shared address to which a single copy of the documents was delivered. To make such a request, please write to Investor Relations, International Paper, 6400 Poplar Avenue, Memphis, TN 38197, or call (866) 540-7095. You may also submit your request on our website, www.internationalpaper.com, under the “Contact Us” link.

How do I change future proxy delivery options?

If you hold your shares in street name and wish to receive separate copies of future Notices of Internet Availability or sets of proxy materials or if you currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials, and would like to receive a single copy or set, please send your written request to:

Broadridge Financial Solutions, Inc.

Householding Dept. 51

Mercedes Way

Edgewood, NY 11717

or call 1-866-540-7095

What is the address for submitting a shareowner proposal or a director nomination?

Proposals and other items of business should be submitted in writing to our Corporate Secretary at our principle executive offices: International Paper Company, Attn: Corporate Secretary, 6400 Poplar Avenue, Memphis, TN 38917.

What is the deadline for consideration of Rule 14a-8 shareowner proposals for the 2026 Annual Meeting of Shareowners?

If you wish to submit a shareowner proposal to be included in our proxy statement for the 2026 Annual Meeting of Shareowners, you must send the proposal to our Corporate Secretary at the address above. We must receive the proposal in writing on or before December 2, 2025, and the proposal must comply with SEC rules, including Rule 14a-8.

Can I nominate a director in connection with the 2026 Annual Meeting of Shareowners?

Yes. If you would like to make a director nomination, you must comply with the advance notice provisions set forth in our By-Laws. Any such nomination must be received by our Corporate Secretary between January 12, 2026, and February 11, 2026 (assuming we do not change the date of our 2026 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2025 annual meeting), must include the information required by our

118 \	International Paper 2025 Proxy Statement

Information About the Annual Meeting

By-Laws for shareowner nominations (including with respect to both the shareowner proponent and the nominee), and must otherwise comply with our By-Laws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareowners who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act. To the extent any information required by Rule 14a-19 is not required under our By-laws, it must be received no later than March 13, 2026 (60 days before the first anniversary of the 2025 annual meeting).

You also have the ability to include a director nominee in the Company’s Proxy Statement under our “proxy access” By-Law as explained below.

Is there a way for shareowners to include their director nominees in the Company’s Proxy Statement?

Yes. Our “proxy access” By-Law permits a shareowner, or a group of up to 20 shareowners, owning 3 percent or more of the Company’s outstanding common stock continuously for three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20 percent of the Board (whichever is greater) if these shareowners and nominees meet the additional requirements set forth in the By-Laws. If you wish to include one or more director nominee(s) in the Company’s proxy materials, we must receive notice between November 2, 2025, and December 2, 2025. The notice must contain the information required by our By-Laws, and the shareowner(s) and nominee(s) must comply with the additional requirements in our By-Laws.

Can I raise other business at the 2026 Annual Shareowner Meeting?

Yes. If you would like to raise any business (other than director nominations) that is not already the subject of a proposal submitted for inclusion in our proxy statement for the 2026 annual meeting, you may raise such business if you comply with the advance notice provisions set forth in our By-Laws. Any such notice must be received by our Corporate Secretary between January 12, 2026, and February 11, 2026 (assuming we do not change the date of our 2026 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2025 annual meeting), must include the information required by our By-Laws in connection with the proposal of any such business, and must otherwise comply with our By-Laws.

www.internationalpaper.com	/ 119

Appendix A—Reconciliations of Non-GAAP Measures

Appendix A—Reconciliations of Non-GAAP Measures

The tables below present reconciliations of the non-GAAP financial measures presented in this Proxy Statement to the most directly comparable previously reported measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). For additional information regarding the special items included in the calculation of Adjusted EBITDA as set forth below, see pages 37-38 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 21, 2025. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper. Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

In millions, for the fiscal year ended December 31	2024

Calculation of Adjusted EBITDA

Earnings (loss) from continuing operations before income taxes and equity earnings	$147

Interest expense, net	208

Special items, net	373

Non-operating pension expense (income)	(42)

EBIT before special Items	686

Depreciation and amortization	1,300

Adjusted EBITDA	$1,986

Annualized net sales	$18,619

Adjusted EBITDA Margin	10.7%

Adjusted EBITDA is a non-GAAP financial measure presented as a supplemental measure of our performance and the most directly comparable GAAP measure is earnings (loss) from continuing operations before income taxes and equity earnings. The Company believes Adjusted EBITDA provides additional meaningful information in evaluating the Company’s performance over time, including to assess the Company’s consolidated results of operations and operational performance and compare the Company’s results of operations between periods. However, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

In millions, for the fiscal year ended December 31	2024

Calculation of Free Cash Flow

Cash provided by (used for) operating activities	$1,678

(Less)/Add:

Cash invested in capital projects	(921)

Free Cash Flow	$ 757

Free cash flow is a non-GAAP financial measure which equals cash provided by (used for) operating activities less cash invested in capital projects. The most directly comparable GAAP measure is cash provided by (used for) operating

www.internationalpaper.com	/ A-1

activities. Management uses this measure in connection with managing our business and believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

For the fiscal year ended December 31	2024

Calculation of Adjusted Operating Earnings per Share

Diluted earnings (loss) per share	$1.57

Less: Discontinued operations, net of taxes (gain) loss per share	—

Diluted earnings (loss) per share from continuing operations	1.57

Add: Non-operating pension expense (income) per share	(0.12)

Add: Net special items expense (income) per share	1.02

Income tax effect per share—non-operating pension and special items	(1.34)

Adjusted Operating Earnings per Share	$1.13

Adjusted operating earnings (loss) per share is a non-GAAP financial measure defined as diluted earnings (loss) per share excluding discontinued operations, net special items and non-operating pension expense (income). Diluted earnings (loss) per share is the most directly comparable GAAP measure. The Company calculates adjusted operating earnings per share by excluding the after-tax effect of discontinued operations, non-operating pension expense and net special items from the earnings reported under GAAP. Management uses this non-GAAP financial measure to focus on on-going operations and believes that adjusted operating earnings per share is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations.

In millions, for the fiscal year ended December 31, 2024	2024

Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings Before Net Interest Expense

Net Earnings (Loss)	$557

Less – Discontinued operations, net of taxes (gain) loss	—

Earnings (Loss) from Continuing Operations	557

Add back – Non-operating pension expense (income)	(42)

Add back – Net special items expense (income)	363

Income tax effect – Non-operating pension and special items	(478)

Adjusted Operating Earnings (Loss)(a)	$400

Add back – Accelerated Depreciation	233

Add back – Interest expense, net(b)	218

Income tax effect – Accelerated Depreciation & Interest expense, net	(96)

Adjusted Operating Earnings Before Net Interest Expense(b)	$755

(a)	Please see our Annual Report on Form 10-K for the year ended December 31, 2024, for further discussion of our non-GAAP measures including Adjusted Operating Earnings.

(b)	Interest expense, net has been adjusted by $10 million to reflect interest income included in the Net special items expense (income) amount shown above.

The adjustment for accelerated depreciation in our internal performance measure represents the impact from the change in estimated useful lives for property, plant and equipment at production facilities that were closed during 2024. Effective in 2024, we no longer include the adjustment for accelerated depreciation in our externally reported operating profit performance measure. The adjustment to our internal performance measure aligns our actual results with the approach used in determining the corresponding performance targets.

A-2 \	International Paper 2025 Proxy Statement

Appendix A—Reconciliations of Non-GAAP Measures

Adjusted operating earnings before net interest expense is a non-GAAP financial measure, and the most directly comparable GAAP measure is net earnings (loss). The Company calculates adjusted operating earnings before net interest expense by excluding interest expense, net, accelerated depreciation expense, the after-tax effect of non-operating pension expense and special items, net from the earnings reported under GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

The Company considers adjusted return on invested capital (“Adjusted ROIC”), a non-GAAP financial measure, to be a meaningful indicator of our operating performance, and we evaluate this metric because it measures how effectively and efficiently we use the capital invested in our business. The Company defines and calculates adjusted ROIC using in the numerator adjusted operating earnings before net interest expense, which is a non-GAAP financial measure as noted above.

Adjusted ROIC = adjusted operating earnings before net interest expense / average invested capital

Average invested capital = equity (adjusted to remove pension-related amounts in OCI, net of tax) + interest-bearing debt

In millions, for the fiscal year ended December 31	2024

Calculation of Non-Strategic Capital Spending

Cash invested in capital projects	$921

(Less)/Add:

Strategic capital spending	(104)

Non-Strategic Capital Spending	$817

In millions, for the fiscal year ended December 31	2024

Calculation of Change in Operating Working Capital for Cash Conversion

Trade accounts and notes receivable at December 31, 2023	$2,841

Contract assets at December 31, 2023	433

Inventories at December 31, 2023	1,889

Trade accounts payable at December 31, 2023	(1,744)

Operating working capital at December 31, 2023	3,419

Trade accounts and notes receivable at December 31, 2024	2,703

Contract assets at December 31, 2024	396

Inventories at December 31, 2024	1,784

Trade accounts payable at December 31, 2024	(1,628)

Operating working capital at December 31, 2024	3,255

Change in operating working capital increase (decrease)	(164)

Corporate operating working capital and other adjustments	3

Change in Operating Working Capital for Cash Conversion Increase (Decrease)	$(161)

The Company considers cash conversion, a non-GAAP financial measure, to be a meaningful indicator of our operating performance, and we evaluate this metric because it measures how effectively and efficiently we generate cash from normal business operations after non-strategic capital spending. The Company defines and calculates cash conversion using in the numerator Adjusted EBITDA (as defined above) less non-strategic capital spending plus/minus changes in operating working capital for cash conversion. The Company calculates non-strategic capital spending by excluding spending from projects intended to improve market position or customer service/ satisfaction, but including volume increases and performance or quality improvements from the invested in capital projects amount on the Consolidated Cash Flow Statement reported under GAAP. Operating working capital for cash conversion is defined and calculated as

www.internationalpaper.com	/ A-3

Appendix A—Reconciliations of Non-GAAP Measures

trade accounts and notes receivable plus contract assets plus inventories less trade accounts payable as reported on the Consolidated Balance Sheet under GAAP, excluding corporate operating working capital and other adjustments. Non-strategic capital spending and changes in operating working capital may be adjusted, in the MDCC’s discretion, for any impact of acquisitions, divestitures and/or the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results. Management uses this measure to focus on on-going operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

Cash conversion = Adjusted EBITDA — non-strategic capital spending +/- changes in operating working capital / Adjusted EBITDA.

A-4 \	International Paper 2025 Proxy Statement

World Headquarters
International Paper
6400 Poplar Avenue
Memphis, TN 38197
United States of America

EMEA Headquarters
Level 3
1 Paddington Square
London W2 1DL
United Kingdom

©2025 International Paper Company. All rights reserved. The International Paper logo is a trademark of International Paper Company or its affiliates.

International Paper

internationalpaper.com

FSC

PEFC

SUSTAINABLE FORESTRY INITIATIVE

International Paper

INTERNATIONAL PAPER COMPANY
C/O COMPUTERSHARE
P.O. BOX 43004
PROVIDENCE, RI 02940-3004

SCAN TO
VIEW MATERIALS & VOTE

You may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT May 11, 2025, except that participants in the International Paper Company Salaried Savings Plan or International Paper Company Hourly Savings Plan must provide voting instructions on or before 11:59 P.M. EDT May 7, 2025. Have your proxy card in hand when you access the website and follow the instructions on that site.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
You may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT May 11, 2025, except that participants in the International Paper Company Salaried Savings Plan or International Paper Company Hourly Savings Plan must provide voting instructions on or before 11:59 P.M. EDT May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Paper Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717 so that it is received by May 11, 2025. Voting instructions provided by participants in the International Paper Company Salaried Savings Plan or International Paper Company Hourly Savings Plan must be received by May 7, 2025.

If you or your duly appointed proxy holder are planning to attend the Annual Meeting of Shareowners on May 12, 2025, you may attend the meeting via the Internet and vote during the meeting by going to www.virtualshareholdermeeting.com/IP2025. Have the information that is printed in the box marked by the arrow available and follow the instructions.

DETACH AND RETURN THIS PORTION ONLY

INTERNATIONAL PAPER COMPANY

Item 1 — Election of Directors (one-year term)

Nominees:	For	Against	Abstain
1a. Jamie A. Beggs	☐	☐	☐
1b. Christopher M. Connor	☐	☐	☐
1c. Ahmet C. Dorduncu	☐	☐	☐
1d. Anders Gustafsson	☐	☐	☐
1e. Jacqueline C. Hinman	☐	☐	☐
1f. Clinton A. Lewis, Jr.	☐	☐	☐
1g. David A. Robbie	☐	☐	☐
1h. Andrew K. Silvernail	☐	☐	☐
1i. Kathryn D. Sullivan	☐	☐	☐
1j. Scott A. Tozier	☐	☐	☐
1k. Anton V. Vincent	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

International Paper NTERNATIONAL PAPER COMPANY COCOMPUTE PO BOX 47004 PROVIDENCE, RI 0290-2004 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meadey-Gotowww.prosy.com or scan the QR Barcode above bat 11:59 PM ET May 7, 2005. Hand your profcard handwhen you are the web and follow During The Meeting-Go to www.adriaalihushaldemaring.com/97005 VOTE BY PHONE-1-1-1-0002 You may use any touch-tone phone to transmit your ting instructions up until 11:59 PM. FOT May 11, 2025, pt that participants in the International Paper Company Silaried Saving Plan May 7, 2006. Hanyoul prday card in hall when you call and then follow the instruction VOTE BY MAIL Please mark, sign and date your proband and in the postage-paid phase provided Edgewood, NY 11717 that by May 11, 2015. Wintonded by partic The International Paper Compare generational Paper Company you or your duly appointed protholder are planning to attend the Annual Meeting of Sha May 12, 2016 may and the mating www.rading.com/2005 theanowable and follow the inductions them and during the mating by going to the information that spried the bed by TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: INTERNATIONAL PAPER COMPANY V66572-P26715 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends a vote “FOR” each of the nominees listed under Item 1. Item 1 - Election of Directors (one-year term) Nominees: 12. Jamie A. Beggs 1b. Christopher M. Connor For Against Abstain 000 Ic. Ahmet C. Dordunou 0 0 0 0 0 The Board of Directors recommends a vote “FOR” Items 2 & 3. For Against Abstain 0 Itern 2 - Ratification of Deloitte & Touche LLP is the Company’s Independent Auditor for 2025 0 0 0 1d. Anders Gustafsson 0 0 0 Item 3-A Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers 0 0 0 10. Jacqueline C. Hinman 0 0 0 1f. Clinton A. Lewis, Jr. 0 0 0 The Board of Directors recommends a vote “AGAINST* Item 4. For Against Abstain 1g. David A. Robble 0 0 0 1h. Andrew K. Silvernal 0 0 0 IL Kathryn D. Sullivan 0 0 0 1) Scott A. Tozler 1k. Anton V. Vincent 0 0 000 0 Item 4-Shareowner Proposal Concoming a Report on 0 0 0 the Company’s LGBTQIA+ Equity and Indusion Efforts In their discretion, the prodes are authorized to vote upon such other business as may properly come before the meeting. This proxy voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned shareowner if no direction is made, this proxy/voting Instruction card will be voted FOR all of the nominees in Item 1, FOR the Proposals In Items 2 and 3, and AGAINST the Proposal In Item 4. If you are a participant in one or more of the plans shown on the reverse side of this proxy/voting Instruction card, the shares will be voted by the Trustee in its discretion. Please indicate if you plan to attend this Annual Meeting Yes No 0 0 Please sign exactly as your name appears on this proxy When shares are held by joint tenants, both should sign. When signing as attomey executor, administrator trust or guardian, please give your full site. H a corporation, please agnin full corporate name by authorised officet if a partnership or LLC, please sign in firm name by authorised parner or member. Signature [PLEASE SIGN WITHIN BOX Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on May 12, 2025: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com V66573-P26715 INTERNATIONAL PAPER COMPANY SHAREOWNER PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD ANNUAL MEETING OF SHAREOWNERS - MONDAY, MAY 12, 2025 THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL PAPER COMPANY AND BY THE TRUSTEES OF THE PLANS LISTED BELOW. THIS MAY ONLY BE USED AT THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 12, 2025, AT 11:00 A.M. CDT, LIVE VIA THE INTERNET AT WWW.VIRTUALSHAREHOLDERMEETING.COMP2025, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. if you are a registered shareowner, by submitting this proxy you are appointing Andrew K. Silvernall, Tim S. Nicholls and Joseph R. Saab, Jointly or Individually, as proxies with power of substitution, to vote all shares you are entitled to vote at the Annual Meeting of Shareowners on May 12, 2025, and any adjournment or postponement thereof. If no direction is made on the reverse side, this proxy will be voted FOR all nominees In Item 1, FOR Items 2 and 3, and AGAINST item 4. The proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a participant in either the International Paper Company Salaried Savings Plan or the International Paper Company Hourly Savings Plan, by signing this proxy voting instruction card, you are instructing the Trustee to vote the shares of common stock in accordance with your voting instructions. The Company has authorized Broadridge as the agent to tabulate the votes under each of the plans. Any shares held by the Trustee for which it has not received voting Instructions by internet, phone or mall by 11:59 P.M. EDT May 7, 2025, will be voted by the Trustee in its discretion. Plan participants may attend the meeting but may only vote these shares by submitting voting instructions by internet, phone or mail by 11:59 PM. EDT May 7, 2025. The proxies are instructed to vote as indicated on the reverse side. This proxy revokes all prior proxies given by you. Please sign on the reverse side exactly as your name or names appear(s) there. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.